THE COMPANY HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS OF THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE BRACKETED AND MARKED WITH ASTERISKS ([**]) AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made as of this 30th day of March, 2011 among UniTek Global Services, Inc., a Delaware corporation (“UniTek” with either UniTek, its Required Assignee hereunder pursuant to Section 6.7 or its Permitted Assignee hereunder pursuant to Section 13.7, as applicable, being referred to as “Purchaser”), PINNACLE WIRELESS, INC., a New Jersey business corporation (“Pinnacle”), CURRENT FLOW TECHNOLOGIES CORPORATION, a New Jersey corporation (“CFT” and together with Pinnacle, the “Companies”), Michael Hayford (“Hayford”), Timothy Walters (“Walters”), Christopher Love (“Love”), Michael Rubenstein, (“Rubenstein”), and Manny Medina (“Medina” and collectively with Hayford, Walters, Love and Rubenstein, “Shareholders” and, together with Pinnacle and CFT, “Sellers”).

WITNESSETH:

WHEREAS, Pinnacle and CFT, collectively, are engaged in the business of designing, engineering, integrating, maintaining and repairing wide-area and in-building wireless systems, broadband wireless networks and two-way radio systems in the United States (as engaged in collectively by Pinnacle and CFT, the “Business”); and

WHEREAS, the Shareholders are the sole shareholders of Pinnacle, and Pinnacle is the sole shareholder of CFT; and

WHEREAS, Sellers desire to sell and Purchaser desires to purchase, substantially all of the assets of Pinnacle and CFT used to conduct the Business, on the terms and conditions hereinafter set forth; and

WHEREAS, in order to induce Sellers to enter into this Agreement, Unitek and/or Unitek Borrower Sub (as defined herein), in accordance with Section 6.7 or Section 13.7, as applicable, shall execute a guaranty in the form attached hereto as Exhibit A (the “Guaranty”) of Purchaser’s obligations hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Sale and Purchase of Assets.

1.1.            Conveyance.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), each of Pinnacle and CFT shall sell, transfer, convey and assign to Purchaser, and Purchaser shall purchase and acquire, all of the right, title and interest of each of Pinnacle and CFT in and to all of the assets, properties and rights of the Business of every nature, kind and description, wherever located, tangible and intangible, real, personal and mixed, as the same shall exist on the Closing Date (collectively, the “Assets”).  The Assets shall include, without limitation, all of the following:  (i) all cash, deposits and prepaid expenses, other than the Retained Cash Amount (as defined below) and the letter of credit lease deposit in respect of the Lease (as defined below); (ii) accounts receivable; (iii) inventory items (including, raw materials, work in process, finished products, packaging materials, etc.);  (iv) machinery, trucks, equipment, furniture, fixtures, supplies and other tangible property; (v) customer contracts (written or oral) and accounts (whether or not evidenced by a written contract), purchase orders, bids and proposals; (vi) reseller and other distribution and sales agreements; (vii) the leases listed on Schedule 2.1 (the “Assumed Leases”); (viii) files, books, records, invoices, accounts, surveys, plans and drawings, customer lists and records, supplier lists, catalogs, price lists, marketing and sales information, purchasing histories, technical bulletins, books and records of account and other financial, customer and credit data, and all computer programs, software, hardware, firmware, tapes and other materials used to store, record or produce such data; (ix) to the extent their transfer is permitted by applicable Law (as hereinafter defined), all permits, licenses, consents, authorizations and filings with any governmental authorities; (x) rights in any and all non-compete agreements in favor of Pinnacle and/or CFT, plus all relationships of each of Pinnacle and CFT with any of its respective employees; and (xi)  all general intangibles and Proprietary Rights (as defined below) of every kind relating to the Business.

PURCHASER SHALL ACQUIRE THE ASSETS, “AS IS” AND “WHERE IS.”  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE SELLERS IN SECTION 5 HEREOF, AND ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ASSETS, WHETHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED, INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

1.2.            Excluded Assets.  Anything contained in Section 1.1 hereof to the contrary notwithstanding, the Assets shall not include the following assets, properties and rights of Pinnacle or CFT, as applicable (collectively, the “Excluded Assets”):  (i) the shares of capital stock of Pinnacle and CFT, including those held in treasury; (ii) all contracts or other agreements of any type that relate solely to the Excluded Assets and Excluded Liabilities (as defined below) and all causes of action, lawsuits, claims, demands, and rights of recovery and set-off with respect to such Excluded Assets and Excluded Liabilities; (iii) each of Pinnacle’s and CFT’s corporate seal, corporate minute book, stock record book and any books and records relating to Pinnacle’s and CFT’s ownership or operation of the Business that are required by applicable law to be retained by Pinnacle or CFT, as applicable; (iv)  all insurance policies and rights thereunder; (v) prepaid income Taxes (as hereinafter defined) for periods prior to the Closing Date (as defined below) and all claims for refund of Taxes and other governmental charges of whatever nature for periods prior to the Closing Date; (vi) any and all income tax returns and related workpapers used to prepare the same for periods ending on or prior to the Closing Date (vii) all rights in connection with and assets of the Benefit Plans; (viii) all rights of Sellers under this Agreement, the Bill of Sale, the Assignments, the Escrow Agreement, the Transaction Documents and any other document executed and delivered in connection herewith; (ix) the letter of credit lease deposit in respect of the Lease, (x) contracts other than the Contracts, provided that in the event any contract of Pinnacle or CFT is discovered following the Closing that is not included on Schedule 5.9, Purchaser may at its sole discretion elect to include such contract in the Assets for no additional consideration, and (xi) $900,000 in cash of the Business that may be retained by Pinnacle on the Closing Date (the “Retained Cash Amount”), provided, however, that if less than the Retained Cash Amount is available in the accounts of the Business for such retention on the Closing Date, Purchaser shall pay the amount of such shortfall (the “Shortfall Amount”) to Pinnacle at Closing as provided in Section 4.1.5 below; and (xii) the rights, property and assets expressly designated in Schedule 1.2.

1.3.            Sale Documentation.  The sale of the Assets as herein contemplated shall be effected by such bills of sale (collectively, the “Bills of Sale”), endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment and assumption of the Assumed Liabilities (collectively, the “Assignments”) as shall be necessary or appropriate to transfer, convey and assign the Assets to Purchaser on the Closing Date as contemplated by this Agreement and as shall be reasonably requested by Purchaser.

1.4.            Additional Documentation after Closing.  Sellers shall, at any time and from time to time after the Closing Date, execute and deliver such further instruments of transfer and conveyance and do all such further acts as may be reasonably requested by Purchaser to transfer, convey, assign and deliver to Purchaser, or to aid and assist Purchaser in collecting and reducing to possession, any and all of the Assets, or to vest in Purchaser good, valid and marketable title to the Assets.

1.5.            Required Consents.  Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Asset or interest therein as to which (i) an assignment or transfer thereof or an attempt to make such an assignment or transfer without a consent (a “Required Consent”) would constitute a breach or violation thereof or of applicable Law, or would adversely affect the rights or obligations thereunder to be assigned or transferred to or for the account of Purchaser and (ii) all such Required Consents shall not have been obtained with respect to such Asset or interest therein prior to the Closing.  Any transfer or assignment to Purchaser by Sellers of any such Asset or interest therein (a “Delayed Asset”), and any assumption by Purchaser of any corresponding Assumed Liability (a “Delayed Liability”), shall be made subject to all such Required Consents in respect of such Delayed Asset being obtained.  If there are any Delayed Assets, Sellers shall use their reasonable best efforts to obtain all Required Consents in respect thereof as promptly as practicable following the Closing, and shall obtain such Required Consents without any further cost to Purchaser or any of its Affiliates.  Until all Required Consents with respect to each Delayed Asset have been obtained, (a) Sellers shall hold the Delayed Asset on behalf of Purchaser, (b) Sellers shall cooperate with Purchaser for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by Sellers as Purchaser’s agent) to provide Purchaser with all of the benefits of or under any such Delayed Asset, (c) to the extent of any benefits received by or for the account of Purchaser under clause (b) above, Purchaser shall assume and perform any corresponding Delayed Liabilities and (d) Sellers shall otherwise enforce and perform for the account of Purchaser and as directed by Purchaser any other rights of Seller arising from such Delayed Asset.  At such time and on each occasion after the Closing Date as all Required Consents with respect to a Delayed Asset have been obtained, such Delayed Asset shall automatically be transferred and assigned by Sellers to Purchaser for no additional consideration, and all corresponding Delayed Liabilities shall be simultaneously assumed by Purchaser, without the need for any further act on the part of any party. For the avoidance of doubt, nothing in this Section 1.5 shall prohibit the Sellers or Purchaser from terminating this Agreement under Section 11.1.3 in the event that one or more of the counter-parties to the Contracts listed in Schedule 7.1.11 do not provide their either verbal or written consent to assign to Purchaser the existing Contact(s) between such counter-parties and Pinnacle or CFT, as applicable.

2.       Assumption of Liabilities.

2.1.            Assumed Liabilities.  Purchaser will assume (i) current liabilities of Pinnacle and CFT related to the Assets and the Business (excluding any current portions of Excluded Liabilities), (ii) the indebtedness and leases related to vehicles, fixtures and equipment listed on Schedule 2.1, (iii) Pinnacle’s lease for the real property situated at and known as 80 Commerce Way, Hackensack, NJ 07601 (the “Lease”) and the obligation to provide a replacement deposit in relation thereto by assumption of, or substitution for, the current letter of credit; (iv) any liability to Pinnacle’s and CFT’s customers incurred by Pinnacle or CFT in the ordinary course of business for orders outstanding as of the Closing Date reflected on Pinnacle’s and CFT’s books; (v) any liability to Pinnacle’s and CFT’s customers under warranty agreements given by Pinnacle or CFT to its customers in the ordinary course of business prior to the Closing Date; (vi) any liability arising after the Closing Date under customer contracts (written or oral) and accounts (whether or not evidenced by a written contract), purchase orders, bids and proposals, in each case, included in the Assets (including, without limitation, the Contracts (as defined below) described in Section 5.9), other than any liability arising out of or relating to a breach that occurred prior to the Closing Date (but not pre-Closing warranty liabilities assumed by Purchaser under clause (v) in this Section 2.1); (vii) all accrued but unpaid, payroll, vacation, holiday and sick pay obligations (and any payroll taxes thereon) with respect to employees of Pinnacle and CFT, and (viii) any liability of Pinnacle or CFT described in Schedule 2.1 (collectively, the “Assumed Liabilities”).

2.2.            Excluded Liabilities.   Other than the Assumed Liabilities, Purchaser will not assume any liabilities or obligations of Pinnacle or CFT, of whatever nature, whether known or unknown, absolute or contingent, matured or unmatured, relating to any period on or prior to the Closing Date, including without limitation (i) liabilities or obligations of Pinnacle or CFT with respect to any bank loans, leases (except those referenced above in Section 2.1), liens, or other indebtedness, (ii)  any Taxes (as defined below), or any interest, penalties or additions thereto, whether or not disputed, or any obligation to indemnify, assume or succeed to the liability of any other Person (as defined below) in respect of Taxes, (iii) liabilities arising under any Environmental Law (as defined below) related to any condition in existence prior to the Closing Date, (iv) any liabilities or obligations with respect to workers’ compensation claims, (v) any litigation, arbitration, mediation or similar claims against Pinnacle or CFT, (vi) accrued pension liabilities, (vii) costs and expenses any of the Sellers have  incurred or may incur in connection with this Agreement and the transactions contemplated hereby; and (viii) subject to Section 8.9.1 and 8.9.2 hereof relating to certain post-Closing obligations of the parties, any liabilities or obligations with respect to Pinnacle’s and CFT’s, as applicable, Benefit Plans and 401(k) Plan (collectively, the “Excluded Liabilities”).  Pinnacle, on behalf of itself and CFT, shall pay all Excluded Liabilities at Closing, or shall make provisions satisfactory to Purchaser to pay such amounts.

3.       Closing; Closing Date.

3.1.            Closing.  Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Purchaser commencing at 9:00 a.m. local time on the first business day following the following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Section 7 (other than those conditions which by their terms are to be satisfied or waived as of the Closing), or such other date as Seller Representative (as defined below) and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”); provided, however, that (i) the Closing Date shall be no earlier than April 3, 2011 and no later than April 14, 2011, and (ii) the Parties hereto agree that notwithstanding the actual Closing Date as described above, for financial reporting purposes and related measurements herein having a relationship to the Closing Date, including, without limitation, determination of Assets, Excluded Assets, Assumed Liabilities, Excluded Liabilities and Reported EBITDA (i.e., with respect to the latter, the beginning date for determination of the Six Month Earnout Payment and Base Two EBITDA (each as defined below), the Closing and Closing Date shall be deemed to have occurred effective April 3, 2011; provided, however, that for purpose of determining the Earnout Payment, to the extent any period is less than 6 months or one (1) year, as applicable, Reported EBITDA and related information shall be annualized.

4.       Purchase Price; Transaction Documents; Allocation of Purchase Price.

4.1.            Purchase Price.  In consideration of the sale, transfer, conveyance and assignment of the Assets, including the Assets of CFT, Purchaser shall pay to Pinnacle an aggregate  purchase price of up to $50,000,000, subject to the conditions and adjustments as set forth below (the “Purchase Price”), consisting of (i) the Base Purchase Price (as defined below) of $20,000,000, subject the adjustments set forth below, and (ii) the Earnout Payments (as defined below) of up $30,000,000, subject to the conditions and adjustments set forth below, each payable as follows:

4.1.1.             Base Purchase Price.  On the Closing Date, Purchaser shall make the following payments or issuances (collectively, the “Base Purchase Price”), which payments are subject to adjustment as set forth in Section 4.1.4:

(a)       An amount equal to $12,000,000, less the Bank Debt Payoff Amount (as defined below), shall be paid to Pinnacle in cash or by wire transfer of immediately available funds pursuant to written instructions to be provided to Purchaser by Seller’s Representative at least two (2) business days prior to the Closing Date (the “Wire Instructions”);

(b)       The sum necessary to fully extinguish the indebtedness of Pinnacle to TD Bank, N.A.(“Lender”) under that certain Amended and Restated Loan and Security Agreement entered into as of January 17, 2011 between and Pinnacle the Lender, as set forth in a bank payoff letter from Lender delivered to Purchaser on or before the Closing Date (the “Bank Debt Payoff Amount”), shall be paid to Lender by wire transfer of immediately available funds pursuant to wire instructions to be received from Lender on or prior to the Closing Date; and

(c)       $5,000,000 shall be paid (and delivered) to Pinnacle in the form of shares of common stock of UniTek (“UniTek Common Stock”), which shares shall be valued at the volume-weighted average of the closing prices of the UniTek Common Stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to March 31, 2011 (the “Closing Date Average Price”) and shall be issued in the names and amounts set forth on Schedule 4.1.1.(c) hereto.  All of the shares of UniTek Common Stock shall be granted the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit B (the “Registration Rights Agreement”); and

(d)       $3,000,000 shall be delivered to Escrow Agent (as defined below) in the form of shares of UniTek Common Stock, which shares shall be (i) held by, and registered in the name of, Escrow Agent for the account of the Shareholders in the amounts set forth on Schedule 4.1.1.(d) hereto,  (ii) valued at the Closing Date Average Price, and (iii) held by Escrow Agent in accordance with the terms of the Escrow Agreement (as defined below) and Section 4.1.3 below.  All of the shares of UniTek Common Stock delivered to Escrow Agent, if and when released to the Shareholders in accordance with the provisions of the Escrow Agreement, shall be granted the registration rights set forth in the Registration Rights Agreement.

4.1.2.         Earnout Payments.  Subject to the following and to Section 10.8 below relating to indemnification, an additional amount of up to $30,000,000 shall be paid in cash and shares of UniTek Common Stock (each in proportions more particularly described in clause (d) of this Section 4.1.2) to Pinnacle  based on Reported EBITDA (as defined below) as follows (individually and collectively, as applicable and if paid, the “Earnout Payments”), except that:  (i) no payment shall be made (A) under Section 4.1.2(a) below if Reported EBITDA for the 6-month period referenced therein is not greater than $2,500,000, or (B) under Section 4.1.2(b)  below if Reported EBITDA for the 12-month period referenced therein is not greater than $5,000,000; and (ii) notwithstanding anything to the contrary herein, Purchaser hereby agrees to pay and/or deliver any Earnout Payments due Pinnacle hereunder directly to the Shareholders in the amounts directed by Seller Representative in writing at least two business days prior to the applicable Earnout Payment due date, including delivery of separate stock certificates and wire transferred amounts to such Shareholders. For purposes of this Section 4.1.2, the term “Base One EBITDA” means $4,000,000.  For the purposes of this Agreement, "Reported EBITDA" shall mean earnings before interest, taxes, depreciation and amortization of the Pinnacle Division (as defined below), determined in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis and as finally determined in accordance with Exhibit C hereto and Section 4.1.2(e) below.  In no event shall the total amounts paid to Pinnacle under clauses (a), (b) and (c) below exceed $30,000,000, in the aggregate.

(a)        $1.50  shall be paid to Pinnacle in cash for each $1.00 by which Reported EBITDA for the 6-month period from the Closing Date to October 1, 2011 exceeds $2,000,000 (the “Six Month Earnout Payment”), except that no payment shall be made to Pinnacle under this clause (a) if Reported EBITDA is less than $2,500,000;

(b)       Subject to clause (d) below concerning deduction of the Six Month Earnout Payment, the sum of $30,000,000 shall be paid to Pinnacle if Reported EBITDA for the 12-month period from the Closing Date to March 31, 2012 is at least $10,000,000; provided, however, that if such Reported EBITDA for such 12-month period (“Base Two EBITDA”) is less than $10,000,000 but greater than $5,000,000, Purchaser shall pay a pro rata portion of the foregoing amount (less the Six Month Earnout Payment) to Pinnacle based on the percentage achievement of the difference between Base One EBITDA and $10,000,000 (See Example 1 on Exhibit D hereto); and

(c)       An additional $3.00 shall be paid to Pinnacle for each $1.00 by which Reported EBITDA for the 12-month period from March 31, 2012 to on or about March 30, 2013 (UniTek’s expected date for closing its books for Q1) exceeds Base Two EBITDA, except that in no event shall the total amount paid under this clause (c) of Section 4.1.2 cause the aggregate amount paid by Purchaser under clauses (a), (b) and (c) of this Section 4.1.2 to exceed $30,000,000 (See Example 2 on Exhibit D hereto).

(d)       Earnout Payments due Pinnacle under this Section 4.1.2 shall be made within five business days after the applicable Final Earnout Payment Determination Date (as defined below).  Such payments shall be paid to Pinnacle in the following manner:  (i)  the Six Month Earnout Payment shall be paid in cash or by wire transfer of immediately available funds pursuant to the Wire Instructions, (ii) 60% of each Earnout Payment shall be paid to Sellers as specified by Sellers' Representative in cash or by wire transfer of immediately available funds pursuant to the Wire Instructions, except that the cash portion of the first Earnout Payment made after Purchaser’s payment of the Six Month Earnout Payment shall be reduced by the amount of the Six Month Earnout Payment, and (ii) 40% of each Earnout Payment shall be paid (and delivered) to Pinnacle in the form of shares of UniTek Common Stock, which shares shall be (x) issued in the names and amounts specified by Sellers’ Representative, (y) valued at the volume-weighted average of the closing prices of the UniTek Common Stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to the EBITDA measurement date giving rise to the Earnout Payment being made, and (z) granted the registration rights under the Registration Right Agreement.

(e)       Purchaser shall at its expense deliver to Sellers' Representative within 45 days after the end of each of the above-referenced 6 and 12 month periods its calculation of Reported EBITDA for such applicable period (in each case, the “Initial Reported EBITDA Amount”) and the expected Earnout Payment, if any, payable under this Section in respect thereof.  Purchaser shall provide Sellers' Representative and Sellers' Representative's accounting firm with reasonable access to all books and records and working papers to the extent reasonably necessary to enable Sellers' Representative and such accounting firm to verify such calculations after the delivery thereof, with the cost of such verification work to be borne by Sellers.  Purchaser’s calculations of Initial Reported EBITDA Amount and the related Earnout Payment shall be binding on the parties, absent fraud or manifest error, unless Sellers' Representative within 30 days after the delivery of the calculations by Purchaser to Sellers' Representative, notifies Purchaser in writing that it objects to any item or computation in connection with Purchaser’s calculations and specifies, in reasonable detail, the basis for such objection.  All calculations of Reported EBITDA pursuant to this Section 4.1.2 and for purposes of Section 4.1.3 below shall be subject to calculation and final determination in accordance with the provisions of Section this 4.1.2 and Exhibits C and D hereto.  If Purchaser and Sellers' Representative are unable to agree upon the calculations within 20 days after any notice of objection has been given by Sellers' Representative to Purchaser, then at the election of either Sellers' Representative or Purchaser, the dispute shall be submitted to the Neutral Accountant (as defined below) for a final determination in accordance with the procedures set forth in Section 4.1.4 below, which determination shall be final and binding upon the parties, absent fraud or manifest error (but subject to the right to challenge on the basis of manifest error as set forth in Section 4.1.4 below).  Purchaser and Sellers' Representative shall each bear one-half of the fees, costs and expenses of the Neutral Accountant in the event such an election is made.  For purposes of this Agreement, with respect to each of the above-referenced 6 and 12 month periods, (i) Reported  EBITDA for such period, as finally determined in accordance with this Section, shall mean, as applicable (depending on the procedures pursued under this Section), Purchaser’s Initial Reported EBITDA Amount for such period, such other amount as shall have been agreed to by Sellers' Representative and Purchaser following a timely notice of objection as contemplated under this Section, or such other amount as determined by the Neutral Accountant, and (ii) the “Final Earnout Payment Determination Date” for such period shall mean:  (x) the date that is 31 days after the delivery of Purchaser’s calculation of the Initial Reported EBITDA Amount for such period to Sellers' Representative, (y) such earlier date on which Sellers' Representative delivers an irrevocable notice to Purchaser in writing that it agrees with Purchaser’s calculation of such Initial Reported EBITDA Amount and the related Earnout Payment, or (z) if Sellers' Representative timely objects to such Initial Reported EBITDA Amount, such date on which the Reported EBITDA  in respect thereof is otherwise finally determined in accordance with the procedures set forth above in this Section 4.1.2(e).

(f)        In the event any Earnout Payment under this Section 4.1.2 is not made when due at or before the end of the applicable 60-day period, in addition to any and all other rights and remedies at law or in equity, Sellers shall be due a monthly late payment cash fee of 2% on the unpaid amount and, if requested by Sellers' Representative, Purchaser shall memorialize the same with respect to the unpaid amount in an unsecured promissory note in favor of Seller at the end of such applicable 60-day period.

(g)       Notwithstanding anything to the contrary herein, the parties hereto acknowledge that the calendar dates set forth in this Section 4.1.2 are subject to a day-for-day extension in the event of an event of Force Majeure as more fully described on Exhibit C hereto.

4.1.3.          Holdback Amount; Escrow Agreement.  Pursuant to an Escrow Agreement among Sellers' Representative, Purchaser and Elliott Greenleaf & Siedzikowski, P.C., as Escrow Agent (“Escrow Agent”) in substantially the form set forth as Exhibit E hereto (the “Escrow Agreement”), $3,000,000 of the Base Purchase Price evidenced by the shares of UniTek Common Stock from Section 4.1.1(d) (, the “Holdback Amount”) shall be delivered to Escrow Agent at Closing.  The Holdback Amount, or such portion thereof not previously claimed by or paid to Purchaser pursuant to Section 10.8 hereof or otherwise paid to a Shareholder pursuant to his respective Employment Agreement, shall thereafter be released to the Shareholders in accordance with the provisions of the Escrow Agreement (i) within 60 days following October 1, 2011 if Reported EBITDA for such 6-month period is at least $2,500,000, or (ii) if the threshold amount in clause (i) is not achieved, then within 60 days following March 31, 2012 if reported EBITDA for such period is at least $5,000,000.  If neither of the thresholds in clauses (i) or (ii) of the preceding sentence is achieved by Seller, the Holdback Amount shall be released to Purchaser in accordance with the provisions of the Escrow Agreement, with the shares of UniTek Common Stock delivered to Purchaser to be retired by Purchaser.  Sellers and Purchaser agree that each will execute and deliver such instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Holdback Amount to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.  Purchaser shall pay all of the fees and expenses of the Escrow Agent acting in the capacity of Escrow Agent.

4.1.4.          Neutral Accountant.

In the event Purchaser and Sellers' Representative cannot agree upon the calculations required under Sections 4.1.2 and/or 4.1.3 within 20 days after any notice of objection has been given by Sellers' Representative to Purchaser, as applicable, then at the election of either Sellers' Representative or Purchaser, the dispute shall be submitted to the Neutral Accountant (as defined below) and the matter should be resolved in accordance with the following procedures, unless Purchaser and Sellers' Representative mutually agree to continue their efforts to resolve such differences:  (i) the Neutral Accountant shall resolve such differences pursuant to an engagement agreement among Purchaser, Sellers’ Representative and the Neutral Accountant (which Purchaser and Seller agree to execute promptly), in the manner provided below.  For purposes of this Agreement, “Neutral Accountant” means (i) an independent auditing firm of nationally or regionally recognized standing selected by the mutual agreement of Purchaser and Sellers’ Representative within 15 days of the date on which the Neutral Accountant is proposed to begin serving or, (ii) if Purchaser and Sellers’ Representative are unable to agree within such period, an independent auditing firm of nationally or regionally recognized standing selected jointly by two other such firms (one of which shall be specified by Purchaser and one of which shall be specified by Sellers’ Representative) within 15 days after the expiration of such period.

Purchaser and Sellers' Representative shall each be entitled to make a presentation to the Neutral Accountant, pursuant to procedures to be agreed to among Purchaser, Sellers' Representative and the Neutral Accountant (or, if they cannot agree on such procedures, pursuant to procedures determined by the Neutral Accountant), regarding such party’s calculation of the applicable Reported EBITDA and related Earnout Payment under Sections 4.1.2 and/or 4.1.3, as applicable; and the Neutral Accountant shall be required to resolve the differences between Purchaser and Sellers' Representative and determine the applicable Reported EBITDA and related Earnout Payment under Sections 4.1.2 and/or 4.1.3, as applicable, within 20 days after the engagement of the Neutral Accountant.  .  Such determination by the Neutral Accountant shall be conclusive and binding upon the parties, absent fraud or manifest error.  In the event either Purchaser or Sellers' Representative believes the determination of the Neutral Accountant reflects a manifest error, Purchaser or Sellers' Representative, as the case may be, shall be entitled to specify the error to the Neutral Accountant in writing, in reasonable detail (with a copy to the other) within five business days of the date of delivery to the parties of the Neutral Accountant’s determination, and any correction made by the Neutral Accountant (which the Neutral Accountant shall be requested to make within ten business days after such date of delivery) shall supersede the Neutral Accountant’s initial determination.  Nothing in this Section shall be construed to authorize or permit the Neutral Accountant to:

(i)           determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between Purchaser and Sellers' Representative regarding the determination of the applicable Reported EBITDA and related Earnout Payment under Sections 4.1.2 and/or 4.1.3, as applicable,; or

(ii)           resolve any such differences by making an adjustment to the applicable Reported EBITDA and related Earnout Payment under Sections 4.1.2 and/or 4.1.3, as applicable,, that is outside of the range defined by amounts as finally proposed by Purchaser and Sellers' Representative.

Purchaser, on the one hand, and Sellers, on the other hand, shall each pay one half of the fees and expenses of the Neutral Accountant.  Any dispute arising out of a party's failure to pay an amount determined to be due under this Section or under Sections 4.1.2 and 4.1.3 (and not out of a disagreement relating to the calculations set forth herein and therein, which disagreements shall be resolved in accordance with this Section), shall be resolved in the manner provided in Section 12.

4.1.5.            Assumption of Assumed Liabilities; Payment of Shortfall Amount.  On the Closing Date, Purchaser shall (i) assume the Assumed Liabilities, and (ii) pay any Shortfall Amount in immediately available funds to Pinnacle pursuant to the Wire Instructions.

4.2.            Documents.  “Transaction Documents” shall mean this Agreement (including the Schedules and all other schedules and exhibits to this Agreement), the Bills of Sale, the Assignments, the Guaranty, the Escrow Agreement, and the Registration Rights Agreement.

4.3.            Allocation.  Purchaser and Sellers shall allocate the Purchase Price to the Assets in accordance with the post-Closing recommendations of Purchaser’s independent accountant subject to Sellers’ approval, which shall not be unreasonably withheld, and neither shall take any action inconsistent with, such allocation.  Such allocations shall be provided by Purchaser to Sellers within 180 days following Closing. Pinnacle shall file its tax returns and any other tax reports, forms, declarations claims and other statements in a manner consistent with such allocation and not make any inconsistent statement or adjustment on any returns or during the course of any Internal Revenue Service or other tax audit.  If the parties cannot agree on the allocation, the matter shall be resolved pursuant to Section 12.

4.4.            Employment of Pinnacle and CFT Employees.  The parties agree as follows with respect to the period following the Closing:

4.4.1.            General.  Purchaser shall offer employment, effective as of the Closing Date, to all employees of Pinnacle and CFT who are listed on Schedule 4.4.1.  Those employees who accept such offers of employment and, subject to Section 8.8 below, become employees of Purchaser shall be referred to herein as the “Transferred Employees”.  Each of Pinnacle and CFT shall be (i) responsible for the payment of all wages and other remuneration due to its respective employees through the Closing Date, except for accrued wages properly accrued for the most recent payroll period on the books and records of Pinnacle and CFT, as applicable, (ii) except as otherwise provided in Section 4.4.1, liable for any claims made by its employees and their beneficiaries under any Benefit Plans or Plans, and (iii) liable for any other Excluded Liabilities with respect to its employees.  Effective as of the Closing and through December 31, 2011, Purchaser shall maintain for the benefit of the Transferred Employees that are employed by Purchaser during such period a package of compensation and employee benefits that is reasonably comparable in the aggregate to the compensation set forth on Schedule 4.4.1 and the employee benefit programs that are listed on Schedule 5.8.1 and that Pinnacle and CFT maintained for the benefit of those employees immediately prior to the Closing.

4.4.2.            Calculation of Service.  To the extent that service is relevant for purposes of computing the amount of any personal time off (“PTO”), severance and similar benefits under any employee benefit plan, program or arrangement established or maintained by Purchaser under which the Transferred Employees benefit, such plan, program or arrangement shall credit each such Transferred Employee for service earned by that Transferred Employee on and prior to the Closing Date with Pinnacle or CFT, as applicable, in addition to service earned with Purchaser after the Closing Date.  Purchaser shall recognize all accrued but unused PTO of each Transferred Employee as of the Closing Date; provided, however, such Transferred Employees will be required to “use or lose” such accrued PTO on or before December 31, 2011.

5.    Representations and Warranties of Sellers.

Sellers, jointly and severally, represent and warrant to Purchaser those matters set-out in this Section 5 as of the date hereof and as of the Closing Date (except as such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be made as of such earlier date), subject to the exceptions specifically disclosed in writing in schedules to be delivered by Sellers to Purchaser prior to the execution of this Agreement and forming a part hereof (the “Schedules”), all such exceptions to be referenced to a specific representation set forth in this Section 5.  For purposes of this Agreement, the “knowledge” of a person shall mean the actual knowledge of such person and, except as otherwise expressly limited to “actual knowledge” herein, the knowledge that a reasonable person in similar circumstances would have after reasonable investigation.

From the date hereof through the Closing Date, Sellers shall promptly disclose to Purchaser any information contained in the representations and warranties of Sellers set forth in Article 5 or in the Schedules to this Agreement which is no longer complete or correct (including furnishing updated financial statements) and Sellers shall update the Schedules and/or add new schedules accordingly.  Such disclosures and updated Schedules shall be deemed to modify, amend or supplement Sellers' representations and warranties accordingly, such that Sellers shall not be deemed to have breached such representations and warranties to the extent that such representations and warranties as modified by the updated Schedules are complete and correct.  Purchaser's sole remedy with respect to (i) any matters disclosed on the updated Schedules, the Completed Financial Statements (defined in Section 7.1.14 hereto) or the April WIP/Backlog Reports (as defined in Section 7.1.15 hereto), in each case, shall be to terminate this Agreement pursuant to Sections 7.1.1 and 11.1.1 so long as the matter disclosed on the updated Schedules, Completed Financial Statements, or April WIP/Backlog Reports, as applicable,  would have an effect that is materially adverse to (i) the business, properties, results of operations, prospects or condition (financial or otherwise) of the Business, (ii) the ability of Sellers to perform their respective obligations under this Agreement or (iii) the ability of Purchaser to conduct the Business after the Closing Date as the Business is being conducted as of the date hereof, provided that a change or effect relating to the economy or financial markets in general shall not constitute a material adverse effect.

5.1.             Organization and Qualification; Subsidiaries.

5.1.1.             Each of Pinnacle and CFT is a New Jersey business corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has all requisite power and authority to own, lease and operate its respective properties and to carry on its respective business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.

5.1.2.             Pinnacle does not own an equity interest in any other business other than its 100% ownership of all of the issued and outstanding capital stock of CFT, and CFT does not own an equity interest in any other business.

5.1.3.             The issued and outstanding capital stock of Pinnacle is owned by Shareholders free and clear of any and all liens, security interests, pledges, encumbrances, charges and restrictions whatsoever other than securities law restrictions of general applicability, and there are no outstanding options, warrants, subscription rights, convertible securities, stock appreciation rights, phantom stock rights, profit participation rights or similar equity interests or rights with respect to the securities of Pinnacle.

5.1.4.             Complete and correct copies of the Articles of Incorporation, Bylaws and all amendments thereto of each Pinnacle and CFT, each certified by an authorized officer of Pinnacle and CFT, as applicable, have been heretofore delivered to Purchaser, and there have been no amendments to such documents since the date of such delivery.  Neither Pinnacle nor CFT is in violation of any of the provisions of its Articles of Incorporation or By-laws.

5.2.              Capitalization.   Hayford owns 26.67%, Walters owns 26.67%, Love owns 26.67%, Rubenstein owns 10% and Medina owns 10% of the issued and outstanding capital stock of Pinnacle.  Pinnacle owns 100% of the issued and outstanding capital stock of CFT. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any of the Sellers are a party or by which any of the Sellers are bound relating to the stock of Pinnacle or CFT or obligating any of the Sellers to issue or sell any stock in Pinnacle or CFT. There are no outstanding contractual obligations of either Pinnacle or CFT to repurchase, redeem or otherwise acquire any of its stock.  All stock of each of Pinnacle and CFT is duly authorized, validly issued, fully paid and nonassessable, and is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

5.3.              Authority Relative to Transaction Documents.  Each Seller has all requisite power and authority to execute and deliver the Transaction Documents, to perform the obligations hereunder and thereunder and to consummate the transactions contemplated by each of the Transaction Documents.  The execution and delivery of the Transaction Documents by Sellers and the consummation by Sellers of the transactions contemplated by each of the Transaction Documents have been duly and validly authorized by all necessary action, and no other proceedings on the part of Sellers are necessary to authorize the Transaction Documents or to consummate such transactions. This Agreement has been duly executed and delivered by Sellers and upon their execution the other Transaction Documents will be duly executed and delivered by the Sellers, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and upon their execution, the other Transaction Documents will constitute, legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

5.4.              No Conflict; Required Filings and Consents.

5.4.1.           The execution and delivery of the Transaction Documents by Sellers does not, and the performance by Sellers of their respective obligations hereunder and thereunder will not: (i) conflict with or violate any provision of Pinnacle’s or CFT’s Articles of Incorporation or Bylaws; (ii) conflict with or violate any Law (as defined below) applicable to any Seller or by which any property or asset of any Seller is bound; or (iii) except as set forth on Schedule 5.4.2, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time of both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of any Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Seller is subject or by which any of its assets are bound.

5.4.2.           Except as set forth on Schedule 5.4.2, the execution and delivery of the Transaction Documents by Sellers does not, and the performance by Sellers of their respective obligations hereunder and thereunder will not, require any consent, approval, authorization, or permit of, or filing by any Seller with or notification by any Seller to, any Governmental Entity (as defined below) or any other individual, partnership, corporation, trust, association, limited liability company, limited liability partnership, joint venture or any other type of entity or organization (collectively “Person”).

5.5.              Permits; Compliance with Laws.  To the best of each Seller’s knowledge and belief, each of Pinnacle and CFT are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals, and orders  necessary for Pinnacle and CFT to own, lease and operate their properties or to produce, store, distribute and market their products and services or otherwise to carry on the Business as it is now being conducted (collectively, the “Permits”) and, as of the Closing Date, no suspension or cancellation of any of the Permits is pending or, to the knowledge of each Seller, threatened, nor to the actual knowledge of each Seller, is there any basis for the suspension or cancellation of any of the Permits.  No Seller is in conflict with, or in default or violation of, (i) any Federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law (“Law”) applicable to it or by which any property or asset of it is bound or affected or (ii) any Permit. Since their respective dates of formation, neither Pinnacle nor CFT has received from any United States federal, state or local or any foreign governmental, regulatory or administrative authority or agency or commission, or any court, tribunal or arbitral body (“Governmental Entity”) any written notification with respect to possible conflicts, defaults or violation of Laws including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices.

5.6.            Financial Statements.

5.6.1.           Except as set forth on Schedule 5.6.1, Sellers have previously delivered to Purchaser the consolidated balance sheets of Pinnacle and CFT as of December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010 and the consolidated statements of operations for Pinnacle and CFT for the years ended December 31, 2007, 2008, 2009 and 2010 and similar internal financial statements (un-reviewed by an independent accountant) for each of the months of January, February and March 2011 (collectively, the “Financial Statements”).  Except as set forth on Schedule 5.6.1, the Financial Statements accurately present, in all material respects, the financial condition and results of operations of Pinnacle and CFT as of the dates and for the periods indicated (subject to normal and recurring year-end adjustments), and are consistent with the books and records of Pinnacle and CFT.  Except as set forth on Schedule 5.6.1, Pinnacle has not made any material changes in the accounting policies that it uses to prepare the Financial Statements for itself and CFT since, as to Pinnacle, its date of formation, and, as to CFT, since Pinnacle’s acquisition of CFT.

5.6.2.           Except as and to the extent set forth or reserved against on the Financial Statements or on Schedule 5.6.2, neither Pinnacle nor CFT has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, applied on a consistent basis, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice.

5.6.3.           Any inventory included in the assets of Pinnacle and CFT reflected on the Financial Statements was determined in accordance with GAAP, applied on a consistent basis, stated at the lower of cost or market value, and consists solely of merchandise usable or salable in the ordinary course of business at not less than gross cost, except as such inventory may have been written down or adequately reserved against on the books of Pinnacle or CFT, as applicable.  Attached hereto as Schedule 5.6.3 is (i) a list of all “work-in-progress” of the Business (“WIP”) as December 31, 2010 and indicating the approximate percentage of completion of each project, giving due regard to retainages, and the cost of goods already obtained for such contract and included in the Assets, and (ii) a list of all “firm, in-hand” projects, with adjustments for all known customer changes and expected changes as of December 31, 2010 (“Backlog”).  Notwithstanding the above, no representation, covenant or guaranty is made that the WIP and Backlog reported in any WIP or Backlog report delivered to Purchaser will ultimately be completed.

5.6.4.           Except as set forth on Schedule 5.6.4, all material accounts payable of Pinnacle and CFT are currently within their respective terms, or if not within terms, are not past due by more than thirty (30) days.

5.7.               Absence of Certain Changes or Events.  Except as set forth on Schedule 5.7, since December 31, 2010, Pinnacle and CFT have conducted the Business only in the ordinary course consistent with past practice and, since such date, there has not been:

5.7.1.           Any adverse changes in the condition (financial or otherwise), assets or liabilities of Pinnacle or CFT;

5.7.2.           Any event that could reasonably be expected to prevent or materially delay the performance of Pinnacle’s or CFT’s obligations pursuant to this Agreement;

5.7.3.           Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Business, assets or properties of Pinnacle or CFT;

5.7.4.           Any sale, assignment, transfer or lease by Pinnacle or CFT of any of its tangible or intangible assets, properties, rights or intellectual properties (including, without limitation, any patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or intellectual property right) other than in the ordinary course business;

5.7.5.           Any mortgage, pledge or grant by Pinnacle or CFT, or any sufferance by Pinnacle or CFT to exist any lien, charge or other encumbrance on any of its assets or properties other than in the ordinary course of business;

5.7.6.           Any incidence of any obligation or liability (absolute or contingent, liquidated or unliquidated, choate or inchoate) by Pinnacle or CFT, except for current obligations and liabilities incurred in the ordinary course of business;

5.7.7.           Any amendment or termination of any contract, commitment, agreement, Permit or transaction related to the Assets or the Business, or entry by Pinnacle or CFT into any lease, contract, commitment, lease, license or agreement (including any employment or consulting agreements), transaction or Permit, or any material amendment thereto, other than in the ordinary course of business, consistent with past practice;

5.7.8.           Any execution of or amendment to any agreement, arrangement or transaction of any nature (including, without limitation, any loan to or any sale, transfer or lease of any property or assets by Pinnacle or CFT, or any payment by Pinnacle or CFT, except for regular (but not increased) compensation paid to officers who are also employees of Pinnacle) between Pinnacle or CFT, on the one hand, and any of its respective shareholders, officers, “Affiliates” or “Associates” (as such terms are defined in the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder (“Securities Act”), or any person in which any of its respective Affiliates or Associates has any direct or indirect interest, on the other hand;

5.7.9.           Any purposeful delay or postponement with the respect to the payment of accounts payable and other liabilities outside the ordinary course of business;

5.7.10.         Any declaration, set aside or payment of any dividend or the making of any distribution with respect to its capital stock (whether in cash or kind) or redemption, purchase or other acquisition of its capital stock;

5.7.11.         Any payment to any third party with respect to any liability (including costs and expenses any of the Sellers have incurred or may incur in connection with this Agreement and the transactions contemplated hereby) that would not constitute an Assumed liability in existence as of the Closing Date; or

5.7.12.         Any loans or advances of money.

5.8.               Employee Benefit Plans; Labor Matters.

5.8.1.           Schedule 5.8.1 sets forth a true and complete list of all pension, profit-sharing, stock bonus, stock option, employment or severance agreements, deferred compensation plans, health, life, accident or disability plans, and any other agreement, arrangement, commitment or other employee benefit plan (including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder (“ERISA”) (the “Benefit Plans”) maintained with respect to Pinnacle, or with respect to which Pinnacle has, or may in the future have, any liability with respect to any current or former employee of Pinnacle or their beneficiaries.  CFT has no Benefit Plans.

5.8.2.           All Benefit Plans which constitute “employee benefit plans” within the meaning of Section 3(3) of ERISA, (the “Plans”) are in substantial compliance with ERISA and the Internal Revenue Code (the “Code”).  Each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and Sellers are not aware of any circumstances likely to result in the revocation or invalidity of any such favorable determination letter.  Pinnacle has not engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Pinnacle to a tax or penalty imposed by either the Code or ERISA.

5.8.3.           No event has occurred, and there exists no condition or set of circumstances in connection with which Pinnacle or any Benefit Plan could be, directly or indirectly, subject to any material liability under ERISA, the Code or any other law, regulation or governmental order. There is no material pending or threatened litigation relating to the Benefit Plans.

5.8.4.           With respect to each Benefit Plan, if applicable, there are no material unfunded benefit obligations that are not accounted for by reserves or otherwise properly footnoted in accordance with GAAP, applied on a consistent basis, on the financial statements of Pinnacle.

5.8.5.           Except as set forth in Schedule 5.8.5, all contributions required to be made under the terms of any of the Benefit Plans have been timely made. No Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or outstanding funding waiver. No security has been required, within the meaning of Section 401(a)(29) of the Code, as a result of the adoption of any Plan amendment resulting in a significant underfunding of such Plan.

5.8.6.           The consummation of the transactions contemplated by this Agreement will not result in any liability of Sellers with respect to any Benefit Plan.

5.8.7.           Neither Pinnacle nor CFT is a party to any representation or labor contract with any trade union or employee representatives.  Neither Pinnacle nor CFT has received any notice or threat of any strike or work interruption by any of its employees. At no time since its respective date of formation has Pinnacle or CFT experienced any threats of strikes, work stoppages or demands for collective bargaining by any union or labor organization or any other or other organization of employees, and grievances, disputes or controversies with any union or any other or any other organization of employees or any pending or threatened court or arbitration proceedings involving an employment grievance, dispute or controversy. Neither Pinnacle nor CFT is delinquent in payments due to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees.  In the event of termination of the employment of any said employees, neither Pinnacle nor CFT will, under any employment contract or other agreement, be liable to any of said employees for so-called “severance pay” or any other payments.  Except as set forth on Schedule 5.8.7, each of Pinnacle and CFT is in compliance with all federal, state, provincial, county, local and foreign laws and regulations respecting labor, employment, or wages and hours (including any record-keeping or other employment-related obligations).  There is no unfair labor practice complaint against Pinnacle or CFT pending before the National Labor Relations Board or any comparable state, local or foreign agency.

5.8.8.           Except as set forth in Schedule 5.8.8, to the best of each Seller’s knowledge and belief, each employee of Pinnacle and CFT working in the United States is either a citizen of the United States or resident alien possessing a valid visa or work permit to be present and working in the United States.  Schedule 5.8.8 sets forth the name of each employee working in the United States or who either Pinnacle or CFT has committed or intends to engage as an employee in the United States who is not a United States citizen and the visa or work permit for each such employee to work or be present in the United States, the expiration date of such visa or work permit, and the status of any pending visa, work permit or “green card.”  Schedule 5.8.8 also sets forth each employee’s current non-discretionary compensation.

5.9.              Contracts.  Schedule 5.9 is a list of all written or oral contracts, commitments, leases (for real or personal property), and other agreements (including, without limitation, employment agreements; severance agreements; loans or other evidence of indebtedness and liabilities; agreements with customers, distributors, suppliers, dealers, vendors and franchisors; sales, commission and consulting agreements; reseller agreements; non-compete and non-solicitation agreements; license agreements (whether as licensee or licensor); service, repair and maintenance agreements; and any other contract material to the conduct of the Business) to which either Pinnacle or CFT is a party or by which either Pinnacle or CFT or its respective properties are bound (the “Contracts”); provided, however, that solely with respect to customer and maintenance contracts, the list at Schedule 5.9 includes only those customer and maintenance contracts pursuant to which the obligations of any party thereto are, or are or may be reasonably contemplated as being, at least $25,000.  Except as indicated on Schedule 5.9, Sellers have heretofore delivered to Purchaser complete and correct copies of the written Contracts (or, in the case of oral Contracts, written summaries thereof), including all amendments, addenda, schedules, exhibits and other attachments thereto of any kind.  Each of such Contracts is in full force and effect and, to the actual knowledge of each Seller, is enforceable against the other parties thereto in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  Except as set forth on Schedule 5.9, Sellers are not, and to the actual knowledge of each Seller no other party thereto is, in breach or default under any of such Contracts, and no claim of default by any party has been made or is now pending.  To the knowledge of each Seller, no event or condition exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default under any of such Contract, or cause acceleration of any obligation thereunder, or would permit the termination or excuse the performance of any such Contracts by any party thereto. Except as set forth on Schedule 5.9, the execution, delivery and performance of the Transaction Documents by Sellers do not and will not conflict with, or result in any breach of, or require the consent of any other Person under, or give rise to any right of termination, modification, cancellation or acceleration under, any of the Contracts.  Sellers have delivered to Purchaser complete and correct copies of all outstanding bids and proposals with customers and prospective customers, as applicable, of each of Pinnacle and CFT.

5.10.            Litigation.  Except as described on Schedule 5.10, no action, suit, claim, arbitration, governmental investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the knowledge of any Seller, threatened, at law or in equity, before or by any court of any jurisdiction, or any federal, state, provincial, county, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, (i) against or directly affecting Pinnacle, CFT or any Shareholder or any of their respective assets or business, operations, financial condition or prospects, or (ii) in which an unfavorable judgment, decree or order would restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful the Transaction Documents or the carrying out of the Transaction Documents or the transactions contemplated thereby; nor does any Seller have any actual knowledge of any basis for any such action, suit, claim, investigation or proceeding.  There is no pending action, suit, investigation or proceeding which has been brought by or on behalf of Pinnacle, CFT or Shareholders in any court, before any governmental agency, arbitration tribunal or mediator.  Neither Pinnacle, CFT nor any Shareholder is subject to, in default with respect to, any order, writ, information or decree of any court of any jurisdiction or any federal, state, provincial, county, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality.  No Seller has actual knowledge of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to any Seller in respect of such suits, claims, actions, proceedings and investigations.

5.11.            Environmental Matters.  To the best of each Seller’s knowledge and belief, each of Pinnacle and CFT are in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by each of Pinnacle and CFT of all Permits required under applicable Environmental Laws and the compliance with the terms and conditions thereof.  Neither Pinnacle nor CFT has received any written notice or written communication from any Governmental Entity or other Person that alleges that Pinnacle or CFT is not in compliance with any Environmental Law.  To the actual knowledge of each Seller, no current or prior owner of any property leased or controlled by Pinnacle or CFT has received any written notice or written communication from any Governmental Entity or other Person that alleges that such current owner or prior owner, or Pinnacle or CFT, is not in compliance with any Environmental Law.  All past noncompliance of each of Pinnacle and CFT with Environmental Laws or environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability.  For purposes of this Agreement, “Environmental Law” means any federal, state, provincial, county, local or foreign legal requirement (whether by statute, law, rule, executive order, or otherwise) (each, a “Legal Requirement”) relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases, manufacture, storage, processing, distribution, use, treatment, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products, or other substances now or hereafter regulated by an Environmental Law or otherwise a danger to health or the environment.

5.12.            Intellectual Property.

5.12.1.         Schedule 5.12.1 lists and briefly describes all patents, patent applications, registered trademarks, trademark applications, trade names, registered service marks, service mark applications, Internet domain names, Internet domain name applications, registered copyrights and copyright registrations and applications, and all other trade secrets, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, created or used by or on behalf of Pinnacle or CFT (collectively, “Proprietary Rights”) owned by or registered in the name of either Pinnacle or CFT.  Sellers have furnished Purchaser with copies of all license agreements to which either Pinnacle or CFT is a party, either as licensee or licensor, with respect to any patents, trademarks, trade names, or copyrights, and such licenses are listed on Schedule 5.9 hereto.  Except as set forth on Schedule 5.12.1, each of Pinnacle and CFT has good and marketable title to or the right to use such assets and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the Business as presently conducted without payment of any royalty or similar payment, and neither Pinnacle nor CFT is infringing on any patent right, trade name, copyright or trademark rights of others, and no Seller is aware of any infringement by others of any Proprietary Rights owned by Pinnacle or CFT.

5.12.2.         Except as set forth on Schedule 5.12.2, all right, title and interest in and to all work product developed by any independent contractor of Pinnacle or CFT has been properly assigned to Pinnacle or CFT, as applicable. Each independent contractor of each of Pinnacle and CFT is subject to an obligation to maintain the confidentiality of such work product, any confidential or proprietary information of Pinnacle or CFT, as applicable, and any third party confidential or proprietary information made available to such independent contractor in the course of its respective performance of work for Pinnacle or CFT, as applicable.

5.12.3.         No Seller is, nor as a result of the execution or delivery of the Transaction Documents, or performance of Sellers’ obligations hereunder and thereunder, will be, in violation of any license, sublicense, agreement or instrument to which any Seller is a party or otherwise bound; nor will execution and delivery of the Transaction Documents, or performance of any Seller’s obligations hereunder and thereunder, cause the diminution, termination or forfeiture of any license, sublicense, agreement or instrument to which any Seller is a party or otherwise bound.

5.13.            Taxes.

5.13.1.         Each of Pinnacle and CFT has filed, or obtained extensions to file, all federal, state, local and foreign tax returns, reports, deposits and forms of any type or nature (“Tax Returns”) that it was required to file.  All such Tax Returns were correct and complete in all material respects.  All taxes of any type, including, but not limited to, income, franchise, sales or use, employment and unemployment, payroll, gross receipts and property taxes, fees, levies, duties, tariffs, imports and other changes of any kind (including interest, penalties and other additions to tax) (“Taxes”) owed by Pinnacle or CFT (whether or not shown on any Tax Return) have been paid.  To the Sellers’ actual knowledge, no claim has ever been made by an authority in a jurisdiction where Pinnacle or CFT does not file Tax Returns that Pinnacle of CFT is or may be subject to taxation by that jurisdiction.  There are no liens on any of the assets of Pinnacle or CFT that arose in connection with any failure (or alleged failure) to pay any Tax.

5.13.2.         Each of Pinnacle and CFT has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, partner, or other third party.

5.13.3.         Neither Pinnacle nor CFT is delinquent with respect to any payroll, sales, use or other similar taxes arising out of its operation.

5.14.            Insurance.  To the best of each Seller’s knowledge and belief, Pinnacle and CFT are presently insured, and during the past calendar year have been insured, against such risks as companies engaged in a similar business to the Business would, in accordance with good business practice, customarily be insured.  Schedule 5.14 lists all insurance policies under which Pinnacle and CFT are insured, together with a brief description (including name of insurer, agent, type of coverage, policy number, annual premium, amount of coverage, expiration date and any pending claims thereunder), including, without limitation, liability, burglary, theft, fidelity, life, fire, product liability, workmen’s compensation, health, officers and directors liability insurance, and other forms of insurance of any kind; each such policy is valid and enforceable, outstanding and in full force and effect; no such policy, or the future proceeds thereof, has been assigned to any other Person; all premiums and other payments due under, or on account of, any such policy have been paid; no Seller has any actual knowledge of any act or fact or failure to act which has or might cause any such policy to be cancelled or terminated; Pinnacle or CFT, as applicable, has given each notice and presented each material claim of Pinnacle or CFT, as applicable, under each such policy and taken any other required or appropriate action with respect thereto in due and timely fashion; and the coverages and amounts of the insurance policies maintained for each of Pinnacle and CFT are consistent with advice obtained by Pinnacle and CFT from insurance brokers as to the coverages and amounts of insurance maintained by businesses similar to the Business.  Complete and correct copies of each policy have been heretofore delivered to Purchaser.  Pinnacle and CFT have taken all action reasonably necessary to insure that it independent contractors obtain and maintain adequate insurance coverage.

5.15.            Properties.

5.15.1.                Schedule 5.15.1 is a list containing a description of all interests in items of personal property having a cost basis on the books of Pinnacle or CFT, as applicable, in excess of $1,000 and utilized by Pinnacle and CFT in the conduct of the Business.  Except as set forth on Schedule 5.15.1, each of Pinnacle and CFT owns outright, or has good and marketable title or rights under license to, all of its assets, free and clear of any mortgage, lien, pledge, charge, claim, conditional sale or other agreement, lease or encumbrance of any sort, and such assets constitute all of the assets required for Pinnacle and CFT to carry on the Business as it has been conducted.

5.15.2.                Pinnacle does not own any real property.  Schedule 5.15.2 lists all premises leased in whole or in part by each Pinnacle and CFT for the Business.  Complete and correct copies of all such leases, guarantees of leases, subleases, licenses and other documents concerning such agreements and the interests of Pinnacle therein have been heretofore delivered to Purchaser, all of which leases, subleases, licenses and other agreements are validly enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors’ rights generally.  No improvement, fixture or equipment of Pinnacle or CFT in or on any such premises, or the occupation or leasehold of Pinnacle or CFT with respect thereto, is in violation of any Law, including, without limitation, any zoning, building, safety, health or Environmental Law.

5.15.3.        The physical properties of Pinnacle and CFT, included leased real property, are in good operating condition and repair, ordinary wear and tear excepted, and are free from defects of a material nature.

5.16.            Product Warranties:  Except as set forth on Schedule 5.16, no Seller has committed any act, and there has been no omission, which may result in, and there has been no occurrence which gives rise to, product liability or breach of warranty (whether covered by insurance or not) on the part of any Seller with respect to any products designed, engineered, manufactured, assembled, repaired, maintained, delivered or installed or services rendered prior to or on the Closing Date.

5.17.           Pinnacle and CFT Employees.  Schedule 5.17 sets forth:  (i) a complete list of all of the employees of Pinnacle and CFT who work in the Business and their rates of pay, (ii) true and correct copies of any and all fringe benefits and personnel policies applicable to such persons; (iii) the employment dates and job titles of such persons, (iv) categorization of each such person as a full time or part time employee of Pinnacle or CFT, and (v) whether such person has an employment agreement.  Except as set forth on Schedule 5.17, neither Pinnacle nor CFT has altered the compensation or benefits of any employee of the Business since December 31, 2010.  Each of Pinnacle and CFT are in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices.  Except as set forth on Schedule 5.17, neither Pinnacle nor CFT has any employment agreement with any employee and all such employees are employed on an “at will” basis.  Schedule 5.17 sets forth all former employees of the Business using or eligible to use COBRA health insurance.  All Persons that either Pinnacle or CFT has engaged as independent contractors to work at the Business are properly classified as independent contractors for Tax purposes.  No Seller is aware of any intention on the part of any employee or sales representative to (i) terminate his or her employment or affiliation with Pinnacle or CFT, (ii) directly or indirectly cause one or more of Pinnacle’s or CFT’s customers to terminate their relationship with Pinnacle or CFT, (iii) divert any of Pinnacle’s or CFT’s business to a competitor of Pinnacle or CFT.

5.18.           Motor Vehicles.  Schedule 5.18 sets forth a complete and accurate list of all vehicles utilized in the Business, whether owned or leased, the type of vehicle and the vehicle identification number.  All such vehicles are properly titled, licensed and registered in accordance with applicable law.

5.19.           Accounts Receivable.  All of the accounts, notes and loans receivable (collectively “Receivables”) that have been recorded on the books of Pinnacle and CFT are bona fide and represent amounts validly due in exchange for good sold, services rendered or other good and valuable consideration  Except as set forth on Schedule 5.19, (i) all of such Receivables are free and clear of any and all security interests, liens, encumbrances and other charges, (ii) none of such Receivables is subject to any offsets or claims of offsets, (iii) none of the obligors of such Receivables has given notice that it will or may refuse to pay the full amount or any portion thereof, and (iv) the Receivables will be collected within no more than the later of 180 days after (i) the Closing Date or (ii) the date such Receivable is first due to be paid under the applicable contract.

5.20.           Books and Records.  The books of account of Pinnacle and CFT as they relate to the Business or the Assets are complete and correct in all material respects, and there have been no transactions involving the Business or the Assets which properly should have been set forth therein and which have not been accurately so set forth in all material respects.

5.21.           Business Relations.  No Seller has received any notice or has any reasonable basis to believe that any customer or supplier of Pinnacle or CFT will cease to do business with either Pinnacle or its Affiliates after consummation of the transactions contemplated hereby in the same manner and at least at the same levels as previously conducted with Pinnacle or CFT.

5.22.           Affiliates.  The only Affiliates of Pinnacle are the Shareholders and CFT.

5.23.           Guaranties.  Neither Pinnacle nor CFT is a guarantor nor otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

5.24.           Brokers.  Except as set forth in Schedule 5.24, no broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of any Seller.

5.25.           Certain Business Practices.  Sellers have not, nor, to the best of each Seller’s knowledge and belief, has any other director, officer, agent or employee of Pinnacle or CFT (in their capacities as such) (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.  No Seller has, nor, to the best of each Seller’s knowledge and belief, has any other director, officer, employee or agent of Pinnacle or CFT (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a  director, officer, employee or agent of Pinnacle or CFT) during the 3-year period immediately preceding the date hereof, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Pinnacle or CFT or assist Pinnacle or CFT in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on Pinnacle or CFT, or which, if not continued in the future, could reasonably be expected to adversely affect the Business or prospects, of Pinnacle or CFT, or which could reasonably be expected to subject Sellers to suit or penalty in any private or governmental litigation or proceeding.

5.26.           Related Parties.  Except as set forth on Schedule 5.26, Neither Pinnacle nor CFT is a party to any contract with or for the benefit of, or have any indebtedness, obligation or liability to (i) any “Affiliate” or “Associate” of any Shareholder, or (ii) any shareholder, director, officer or employee of Pinnacle or CFT or any natural person related by blood, adoption or marriage to any such person (each, a “Related Party”).  To the knowledge of each Seller, no Related Party of Pinnacle or CFT directly or indirectly owns or controls any assets or properties which are used in the Business. To the knowledge of each Seller, no Related Party directly or indirectly engages in, or has any significant interest in or any significant connection with, any business which is a competitor, customer or supplier of Pinnacle or CFT, or which currently sells or provides products or services which are competitive with the products or services sold or provided in connection with the Business.

5.27.           Business Activity Restriction.  There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Sellers are a party or subject that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of Business by Purchaser after the Closing Date.  Neither Pinnacle nor CFT has entered into any agreement under which it is restricted from selling or providing services to customers or potential customers or any class of customers, in any geographic area.

5.28.           No Material Statement or Omission of Material Fact.  Neither the Transaction Documents nor the representations and warranties by Sellers contained herein or therein or in any documents, instruments, certificates or Schedules furnished pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading.

6.      Representations and Warranties regarding UniTek.

UniTek represents and warrants to Sellers that as of the date hereof and as of the Closing Date (except as such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be made as of such earlier date):

6.1.              Organization.  UniTek is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.  UniTek is duly qualified to do business and is in good standing in all jurisdictions in which such qualification is necessary because of the character of the properties owned, leased or operated by it or the nature of its activities, except where the failure to be so qualified or authorized would not have a material adverse effect on UniTek or its business.

6.2.              Power and Authority.  UniTek has all requisite power and authority to enter into the Transaction Documents and the Employment Agreements and to assume and perform its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and the Employment Agreements and the performance by UniTek of its obligations hereunder and thereunder have been duly authorized by all necessary action of UniTek and no further action or approval is required in order to constitute the Transaction Documents and Employment Agreements as valid, binding and enforceable obligations of UniTek.  This Agreement has been duly executed and delivered by UniTek and upon the execution of the other Transaction Documents by UniTek and the Employment Agreements by UniTek, such Transaction Documents and Employment Agreements will be duly executed and delivered by UniTek, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and upon their execution, the other Transaction Documents and Employment Agreements will constitute, legal, valid and binding obligations of UniTek, enforceable against UniTek in accordance with their respective terms.

6.3.              No Conflict, Required Filings and Consents.  The execution and delivery of the Transaction Documents and Employment Agreements by UniTek does not, and the performance by UniTek of its obligations hereunder and thereunder will not: (i) conflict with or violate any provision of UniTek’s Articles of Incorporation or Bylaws; (ii) conflict with or violate any Law (as defined below) applicable to UniTek or by which any property or asset of UniTek is bound; or (iii)  result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time of both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of UniTek pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which UniTek is subject or by which any of its assets are bound. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by, or filing with, any Governmental Entity or any other Person is necessary or required as to UniTek in order to constitute the Transaction Documents and Employment Agreements as valid, binding and enforceable obligations of UniTek in accordance with their respective terms.

6.4.              Brokers.  UniTek has not had any dealings with any broker or finder in connection with this Agreement or the transactions contemplated hereby and no broker, finder or other Person is entitled to receive any broker’s commission or finder’s fee or similar compensation in connection with any such transactions based upon any agreement or commitment made by UniTek.

6.5.              UniTek Common Stock.  The UniTek Common Stock payable at Closing to the Sellers pursuant to Section 4.1.1(c) and the UniTek Common Stock to be delivered to Escrow Agent pursuant to Section 4.1.1(d) shall have been duly authorized and, when issued upon in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares of UniTek Common Stock, will have been issued in compliance with applicable securities laws and will be free and clear of all liens, security interests, pledges, encumbrances, charges and restrictions whatsoever other than securities law restrictions of general applicability.  The issuance and delivery of the shares of UniTek Common Stock is not subject to any preemptive right of shareholders of UniTek that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived.

6.6.              UniTek SEC Documents.  The Electronic Data Gathering, Analysis and Retrieval database of the SEC contains in a publicly available format, accurate and complete copies of all annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, registration statements, prospectuses, proxy statements and other statements, reports, schedules, forms and other documents (and all amendments or supplements thereto) filed or furnished by UniTek with or to the SEC since January 1, 2010 (the “UniTek SEC Documents”). All statements, reports, schedules, forms and other documents required to be filed or furnished by UniTek with the SEC since January 1, 2010 have been so filed or furnished. As of the time it was filed or furnished to the SEC (or, if amended, supplemented or superseded by a subsequent filing, on the date of such filing), (i) each of the UniTek SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and (ii) no UniTek SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The consolidated financial statements (including any related notes thereto) of UniTek included in the UniTek SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (A) as may be indicated in the notes thereto, (B) as permitted by Regulation S-X, (C) as permitted by Form 10-Q or (D) that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount) and (iii) fairly present in all material respects the consolidated financial position of UniTek and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of UniTek and its Subsidiaries as at the dates and for the periods covered thereby (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

6.7             Pre-Closing Covenant.  UniTek covenants and agrees that if on or prior to the Closing Date, UniTek is not the borrower under the primary credit facility for UniTek and its Affiliates (the “UniTek Credit Facility”), prior to or at the Closing, UniTek shall assign this Agreement and all of the rights and obligations of Purchaser hereunder to one of its wholly owned subsidiaries (the “Required Assignee”) and (i) such Required Assignee and the UniTek Borrower Sub (as defined below) shall agree to become parties to this Agreement, and such Required Assignee shall agree to assume the obligations of Purchaser hereunder as part of the formal documentation of assignment and assumption, and (ii) the UniTek wholly owned subsidiary that is the borrower under the UniTek Credit Facility (the “UniTek Borrower Sub”) and UniTek shall execute the Guaranty on the effective date of such assignment.

7.    Conditions of Closing.

7.1.          Conditions Precedent to the Obligations of Purchaser.  The obligations of Purchaser to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver or deferral thereof (other than Section 7.1.3 hereof) by Purchaser:

7.1.1.           The representations and warranties of Sellers contained in this Agreement shall have been true and correct in all material respects when made and on and as of the Closing Date with the same force and effect as if made as of the Closing (subject to the second paragraph of the preamble to Article 5 hereof), other than such representations and warranties as are made of another date, the covenants and agreements contained in this Agreement to be complied with by Sellers on or before Closing shall have been complied with in all material respects and Purchaser shall have received a certificate executed by each Seller to such effect;

7.1.2.           Each Seller shall have executed and delivered the Transaction Documents to which it is a party and each of the agreements and covenants of Sellers to be performed under this Agreement at or prior to the Closing Date shall have been duly performed in all material respects.  Escrow Agent shall have executed and delivered the Escrow Agreement.

7.1.3.           No injunction or restraining order shall be in effect or shall have been instituted or threatened to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents and no federal, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

7.1.4.           There shall have been no damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business or the Assets.

7.1.5.           Purchaser shall have received copies of resolutions duly adopted by Pinnacle’s and CFT’s shareholders and directors authorizing and approving the execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

7.1.6.           Purchaser shall have received bills of sale, endorsements, assignments, drafts, checks, motor vehicle titles and other documents of transfer, conveyance and assignment valid to transfer all right, title and interest in and to the Assets to Purchaser, in form and substance reasonably satisfactory to Purchaser.

7.1.7.           Purchaser shall have received all books of account, records, leases, contracts, agreements, correspondence and other documents of Sellers that pertain to the Business and the Assets.

7.1.8.           Each of Pinnacle and CFT shall have executed non-competition and non-solicitation agreements with Purchaser in the form attached hereto as Exhibit F (the "Non-Competition Agreements").

7.1.9.           Each of Messrs. Hayford, Walters, Love and Medina, Mr. Richard Polulak and Mr. Todd Brown shall have executed Employment Agreements in the form attached hereto as Exhibit G.

7.1.10.         All security interests and any other liens in the Assets shall have been released.

7.1.11.         On or before the Closing Date, the counter-parties of Pinnacle and CFT listed on Schedule 7.1.11 shall have consented (verbally or in writing) to an assignment to Purchaser by Pinnacle or CFT, as applicable, of the existing Contracts between such counter-parties and Pinnacle or CFT, as applicable.

7.1.12.         All employees of Pinnacle who are accepting employment with Purchaser at an annual salary of $50,000 or more shall have executed and delivered to Purchaser an Intellectual Property, Confidentiality, and Non-Solicitation Agreement in the form of Exhibit H attached hereto (“Confidentiality Agreements”).

7.1.13.         Sellers shall have caused payment of all amounts due with respect to the Excluded Liabilities, or shall have made arrangements for payment that are reasonably satisfactory to Purchaser.

7.1.14.         Sellers shall have delivered final versions of the Financial Statements that were not delivered and/or completed as of the date hereof (as disclosed on Schedule 5.6.1) (collectively, the “Completed Financial Statements”).

7.1.15.         Sellers shall have delivered (i) a list of all “work-in-progress” of the Business as April 3, 2011 and indicating the approximate percentage of completion of each project, giving due regard to retainages, and the cost of goods already obtained for such contract and included in the Assets, and (ii) a list of all “firm, in-hand” projects, with adjustments for all known customer changes and expected changes as of April 3, 2011 (collectively, the “April WIP/Backlog Reports”).

7.2.    Conditions Precedent to the Obligations of Sellers.  The obligations of Sellers to close hereunder shall be subject to the fulfillment and satisfaction, prior to or at the Closing, of the following conditions or the written waiver thereof (other than Section 7.2.3 hereof) by Sellers:

7.2.1.    The representations and warranties of Purchaser and UniTek contained in this Agreement shall have been true and correct in all material respects when made and on and as of the Closing Date with the same force and effect as if made as of the Closing, other than such representations and warranties as are made of another date, the covenants and agreements contained in this Agreement to be complied with by Purchaser and UniTek on or before Closing shall have been complied with in all material respects and Sellers' Representative shall have received a certificate of a duly authorized officer of each UniTek Entity to such effect;.

7.2.2.      Purchaser and UniTek shall have executed and delivered each of the Transaction Documents, Employment Agreements and other documents contemplated hereby to which they are a party, and each of the agreements and covenants of Purchaser and UniTek to be performed under this Agreement at or prior to the Closing Date shall have been duly performed in all material respects.  Escrow Agent shall have executed and delivered the Escrow Agreement.

7.2.3.      No injunction or restraining order shall be in effect or shall have been instituted or threatened to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents, the Employment Agreement or the other documents contemplated hereby and no federal, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

7.2.4.      Sellers shall have received a certified copy of resolutions duly adopted by the Board of Directors of Purchaser and UniTek authorizing and approving the execution and delivery of each of the Transaction Documents, the Employment Agreements and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

7.2.5.      On or before the Closing Date, the counter-parties of Pinnacle and CFT listed on Schedule 7.1.11 shall have consented (verbally or in writing) to an assignment to Purchaser by Pinnacle or CFT, as applicable, of the existing contracts between such counter-parties and Pinnacle or CFT, as applicable.

7.2.6.      If prior to or on the Closing Date UniTek is not the borrower under the UniTek Credit Facility, prior to or at the Closing, UniTek shall have assigned this Agreement and all of the rights and obligations of Purchaser hereunder to the Required Assignee and (i) such Required Assignee and the UniTek Borrower Sub shall have agreed to become parties to this Agreement, and such Required Assignee shall have agreed to assume the obligations of Purchaser hereunder as part of the formal documentation of assignment and assumption, and (ii) UniTek Borrower Sub and UniTek shall have executed the Guaranty on the effective date of such assignment.

8.     Covenants of Sellers after Closing.

Sellers covenant and agree that:

8.1.             Taxes.  Sellers shall be liable for all taxes which are imposed on or incurred by Sellers or for which they may be liable relating to the ownership and operation of the Business and the Assets for the taxable periods ending on or prior to the Closing Date and that portion of any taxable period in which the Closing occurs that precedes the Closing.

8.2.             Legal Existence.  Each of Pinnacle and CFT shall continue its respective legal existence for a period of not less than one year after the Closing Date.

8.3.             Employee Benefits.  Except as provided in Section 8.9 below, Pinnacle shall, until Closing, continue to provide all employee benefits currently provided to its employees and the employees of CFT who are accepting employment with Purchaser.

8.4.             Returns.  Sellers shall file all federal income tax returns and any other tax returns due with respect to the ownership and operation of the Business and the Assets for all periods through the Closing Date.

8.5.             Provision of Additional Information.  Sellers shall furnish or cause to be furnished as promptly as practicable to Purchaser at reasonable times and upon the reasonable request of Purchaser, such information (including access to personnel and books and records pertinent solely to the Business) and assistance relating to the Business as is reasonably necessary for Purchaser in connection with the preparation, review, audit and filing of any tax return, the preparation for any tax audit or the defense of any assessment or other similar claim.

8.6.             Information Confidential.  At all times after the Closing Date, Sellers shall hold in a fiduciary capacity for the benefit of Purchaser any information, knowledge and data that Sellers may have relating to the Assets and the Business, and Sellers shall not, at any time after the Closing Date, use, disclose or divulge any such information, knowledge or data to any other Person, except with the written consent of Purchaser or except as otherwise required by law or regulation, provided, however, that before disclosing any such information, knowledge or data to any other Person pursuant to any such requirement of law or regulation, Sellers shall use their commercially reasonable efforts to afford Purchaser an opportunity to seek a court order to prevent such disclosure.

8.7.             Third Parties.  Sellers shall pay all Excluded Liabilities and other liabilities and expenses of any type owed to third parties (other than the Assumed Liabilities), or make appropriate provisions for payment thereof that are satisfactory to Purchaser, before making any distribution of any type to any Shareholder or related party of a Shareholder, other than regular compensation accrued as of the Closing Date.

8.8.             Certain Requirements of Transferred Employees and Independent Contractors.  Sellers shall cause each of the Transferred Employees to, and shall use commercially reasonable effort to cause each of the independent contractors listed on Schedule 8.8 hereto to, within 30 days after Closing (i) in the case of each Transferred Employee, conclude Purchaser’s ordinary course of business drug testing and background check, and (ii) with respect to each above-referenced independent contractor, execute and deliver to Purchaser an independent contractor agreement with Purchaser in a form satisfactory to Purchaser, including the drug testing and background checks required by such independent contractor agreements.

8.9.             Board Resolution Authorizing Merger of 401(k) Plan and Benefit Plans.

8.9.1.       Pinnacle's Board of Directors shall adopt a resolution authorizing the merger of its 401(k) Plan with the UniTek 401(k) Plan and provide evidence reasonably satisfactory to Purchaser that the resolution has been adopted.

8.9.2.       Pinnacle will continue to run its payroll for the Transferred Employees for two (2) pay periods following the Closing Date, and it will supply each such payroll run to Purchaser in a manner timely enough for Purchaser to fund Pinnacle’s payroll disbursement account in accordance with its obligations under Section 9.3 below and prior to required time of delivery of the payroll amounts to the Transferred Employees.

8.9.3.       Pinnacle will maintain its current health Benefit Plans for the Transferred Employees until April 30, 2011, at which time such Plans shall be terminated by Pinnacle and the Transferred Employees that are employed by Purchaser at such time shall transfer to Purchaser’s health benefit plans in accordance with Section 9.3 below.  Purchaser shall reimburse Pinnacle and CFT, as applicable, for any costs and expenses incurred under such health Benefit Plans for the period from April 3, 2011 to April 30, 2011 upon delivery to Purchaser of reasonably satisfactory evidence of the incurrence of such costs and expense.

8.10.           Data.  If requested to do so by Purchaser, Sellers shall, within a reasonable time following Closing, deliver to Purchaser a hard copy of substantially all data existing in or on Pinnacle’s and CFT’s computer software programs, including data related to accounts receivable, accounts payable, inventory, furniture, fixtures and equipment, equipment leases, real property leases, personnel, payroll, and all other data relating to the Assets and the Business

9.       Covenants of Purchaser and UniTek after Closing.

9.1.             Records.  Purchaser covenants and agrees that it shall (i) preserve and keep the records of Pinnacle and CFT delivered to it hereunder for a period of at least four (4) years from the Closing Date (and, if at the end of such four (4) year period, Purchaser intends to destroy such records, Purchaser shall first offer them back to Pinnacle or its successors), and (ii) furnish or cause to be furnished to Sellers, at reasonable times, upon the reasonable request of Sellers as promptly as practicable such information (including access to personnel and books, records and computer data pertinent solely to the Business) and assistance as is reasonably necessary for Sellers in connection with the preparation, review, audit and filing of any tax return, the preparation for any tax audit or the defense of any assessment or other similar claim, any legal proceedings against Sellers, or any governmental investigations of Sellers or other legitimate purposes.

9.2.             Debts after Closing.  Purchaser shall duly pay all of the debts and obligations of the Business accruing after Closing, unless such debts or obligations are Losses (as defined below) for which Purchaser is indemnified by Sellers in accordance with the provisions hereof.

9.3.             Human Resources Matters.  Following the Closing, UniTek or Purchaser shall do the following:  (a) no later than May 1, 2011, migrate the Transferred Employees to the 401(k) Plan of UniTek (or its Affiliate that sponsors such plan into which employees of UniTek and its Affiliates enroll); (b) upon its timely receipt of the payroll runs described in Section 8.9.2 above, fund Pinnacle’s payroll disbursement account prior to required time of delivery of the payroll amounts to the Transferred Employees; and (c)  no later than May 1, 2011, migrate the Transferred Employees to the health benefit plans of UniTek (or its Affiliate that sponsors such plans into which employees of UniTek and its Affiliates enroll) and, promptly upon receipt from Pinnacle of satisfactory evidence of costs and expense incurred under Section 8.9.3 above, reimburse Pinnacle for any such costs and expenses.

9.4.             Pinnacle Division.  Following the Closing and during the Earnout Period, Purchaser shall operate the Assets and the Business as a separate profit center (the “Pinnacle Division”) and shall track the results of the Pinnacle Division separately from its other operations for the periods hereinafter described.  For purposes of this Agreement, “Earnout Period” means the period from the Closing Date to on or about March 30, 2013 (the expected date UniTek will close its books for Q1 - 2013), subject to any Force Majeure extension more fully described in Exhibit C hereto: provided, however, that, in any event the Earnout Period shall terminate on the date on which Sellers receive aggregate Earnout Payments of $30,000,000, in cash or shares of UniTek Common Stock as provided herein.

9.5.             Pinnacle Division Operations.  During each Earnout Period, the customer-facing parts of the Business will continue to be operated in a manner substantially similar in all material respects to the customer-facing operations of the Business prior to the Closing Date, except that Sellers acknowledge that, under Purchaser’s ownership, the Pinnacle Division will, among other things, (i) use the “shared services” organization of Purchaser for the services it renders, including, without limitation, services related to the following:  human resources, accounting and finance (including, without limitation, purchasing, budgeting, bonding, accounting and project pro forma and pricing approval), legal and contract management, fleet, insurance, facilities, information technology and communications, insurance and travel, (ii) be subject to certain senior leadership reporting responsibilities common to other business units of UniTek, and (iii) be subject to the competitive concerns of other business units of UniTek and, as such, the Pinnacle Division will not be able to bind itself to engagements without first complying with the contracting policies and approval procedures of UniTek, including, as applicable, consultation with UniTek executive management so that UniTek executive management (with support from officers of the Pinnacle Division and other business units) can properly manage any resulting or possible conflicts with other business units of UniTek or customers, competitors and/or suppliers of other UniTek business units.

9.6.             Bonding.  Subject to the provisions of Section 9.4 above, during the Earnout Period, UniTek shall use commercially reasonable efforts to assist the Pinnacle Division in obtaining bonds necessary to conduct its Business.

9.7.             No Diversion of Customers of the Business.  During the Earnout Period, no existing customer or customer accounts, or accounts generated by the Business after the Closing, which could otherwise be serviced by the Business shall be diverted to Purchaser, UniTek, or any Affiliate of the Purchaser or UniTek without adequate financial provision, reasonably acceptable to the Sellers, being made to appropriately credit the Business as if it had performed the service.

9.8.             Business Customer Credit.  During the Earnout Period, the relevant portions of any business of new customers generated after the Closing by the Business or the Shareholders who become employees of Purchaser which is serviced by the Pinnacle Division shall be credited, in relevant part, to the Pinnacle Division.

9.9.             Other Customer Credit.  During the Earnout Period, the relevant portions of any business of new customers generated after the Closing by the Purchaser any Affiliate which is managed or serviced by the Business shall be credited, in relevant part, to the Pinnacle Division.

9.10.           Returns.  Purchaser will file all tax returns with respect to the ownership and operation of the Assets and the Business from and after Closing.

9.11.           UniTek Common Stock.  The UniTek Common Stock payable as part of any Earnout Payment shall be duly authorized and, when issued upon in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares of UniTek Common Stock, will have be issued in compliance with applicable securities laws and will be free and clear of all liens, security interests, pledges, encumbrances, charges and restrictions whatsoever other than securities law restrictions of general applicability.  The issuance and delivery of the shares of UniTek Common Stock payable as part of any Earnout Payment will not subject to any preemptive right of shareholders of UniTek that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived.

9.12.           Later-Collected Receivables.  In the event Purchaser suffers an Loss (as defined below) as a result of a Receivable not collected within the applicable period set forth in Section 5.19 and Purchaser is reimbursed for such Loss by Seller in accordance with Section 10 hereof, if such Receivable is later collected by Purchaser, Purchaser shall promptly remit the collected amount to Sellers’ Representative.

10.       Survival of Representations, Warranties, Indemnification, Etc.

10.1.           Survival.  All of the representations, warranties, covenants and agreements made by the parties to the Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby subject to 10.7 hereof.  The parties hereto acknowledge and agree that the only representations and warranties made by Sellers in connection with the transactions contemplated by this Agreement are those that are set forth herein, which representations and warranties supersede any and all information, representations and warranties made by Sellers prior to the date hereof, including during due diligence.

10.2.           Purchaser’s Indemnification of Sellers.  Subject to the provisions of this Section 10, Purchaser shall indemnify, defend and hold Sellers and each of their respective directors, managers, employees, shareholders, agents and Affiliates, and their respective successors, personal representatives, heirs and assigns (the “Sellers Indemnitees”), harmless from and against any and all claims, demands, damages, losses, obligations, liabilities, claims, deficiencies, write-offs, impairments, charges, costs and expenses, including without limitation reasonable attorneys’ fees and expenses and other costs and expenses incident to any action, investigation, claim or proceeding (all hereinafter collectively referred to as “Losses”), suffered, sustained, incurred or required to be paid by any Sellers Indemnitee by reason of (i) any representation or warranty made by Purchaser or UniTek in this Agreement or in any other Transaction Document being untrue or incorrect, (ii) the failure of Purchaser or UniTek to perform any covenant or agreement to be performed by Purchaser and UniTek under this Agreement or under any other Transaction Document and (iii) the ownership, operation or control of the Assets or the Business from and after the Closing Date (including the failure of Purchaser to assume, pay, perform and discharge the Assumed Liabilities).

10.3.           Sellers’ Indemnification of Purchaser and UniTek.  Subject to the provisions of this Section 10, Sellers shall, jointly and severally, indemnify, defend and hold Purchaser and UniTek each of their respective directors, managers, employees, Shareholders, agents and Affiliates, and their respective successors and assigns (the “Purchaser Indemnitees”), harmless from and against any and all Losses suffered, sustained, incurred or required to be paid by any Purchaser Indemnitee by reason of (i) any representation or warranty made by Sellers in this Agreement or in any other Transaction Document being untrue or incorrect, (ii) the failure of Sellers to perform any covenant or agreement to be performed by Sellers under this Agreement or under any other Transaction Document, or (iii) any indebtedness, liabilities or obligations of Sellers of any type whatsoever, including any of the Excluded Liabilities and any liabilities of any nature for Taxes or obligations under Pinnacle’s 401(k) plan or any other benefit plans that are to be terminated pursuant to Section 8.9 above, other than the obligations expressly assumed by Purchaser pursuant to this Agreement as part of the Assumed Liabilities.

10.4.           Indemnification Procedures.

10.4.1  Third Party Claims.  If any party (the “Injured Party”) receives notice of any claim or the commencement of any action or proceeding commenced by a third party with respect to which the other party (or parties) is obligated to provide indemnification (the “Indemnifying Party”) pursuant to this Section 10, the Injured Party shall give the Indemnifying Party written notice thereof promptly following the Injured Party’s receipt of such notice, provided, however, that the failure to give or delay in giving such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations under this Section 10 except to the extent, if any, that such failure or delay resulted in actual prejudice to the Indemnifying Party’s rights hereunder.  Such notice shall describe the claim in reasonable detail and shall indicate, in good faith, the amount (estimated if necessary) of the Losses that have been or may be sustained by the Injured Party. The Indemnifying Party agrees to defend, contest or otherwise protect the Injured Party against any such suit, action, investigation, claim or proceeding at the Indemnifying Party’s own cost and expense, using counsel reasonably acceptable to the Injured Party, provided, that the Injured Party shall not be required to permit the Indemnifying Party to assume the defense or any third party claim or action which if not first paid, discharged or otherwise complied with would result in an interruption or interference with the conduct of the business of the Injured Party.  The Injured Party shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the defense against any such suit, action, investigation, claim or proceeding and shall make available to the Indemnifying Party any books, records or other documents within the control of the Injured Party that are reasonably required for such defense.

           The Injured Party shall have the right, but not the obligation, to participate (but not control) at its own expense in the defense or settlement of any such suit, action, investigation, claim or proceeding; provided, however, that if the Injured Party and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses, and the Injured Party shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party.  The Indemnifying Party shall not be released from any obligation to indemnify the Injured Party hereunder with respect to a claim without the prior written consent of the Injured Party, unless the Indemnifying Party delivers to the Injured Party a binding and enforceable agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Injured Party and with a complete release of the Injured Party with respect thereto.

           If the Indemnifying Party fails to timely defend, contest or otherwise protect the Injured Party against any such suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party, including without limitation reasonable attorneys’ fees and expenses, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

                      10.4.2.  Non-Third Party Claims. If an Injured Party asserts the existence of any claim which does not involve a third party claim, the Injured Party shall notify the Indemnifying Party of the nature and a good faith determination of the amount of the Losses asserted.  If the Indemnifying Party, within a period of 20 days after the giving of such notice by the Injured Party, shall not give written notice to the Injured Party announcing its intention to contest such assertion of the Injured Party (such notice by the Indemnifying Party being hereinafter called the “Contest Notice”), such assertion of the Injured Party shall be deemed accepted and the amount of the Damages shall be deemed established.  If, however, a Contest Notice is given to the Injured Party within said 20-day period, then the contested assertion of a claim and resulting Losses shall be settled in accordance with the provisions of Section 12 hereof.  The Injured Party and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a claim and resulting Losses, and, upon the execution of such agreement, such Losses shall be deemed established.

10.5.           Insurance Proceeds.  Any indemnification obligation of an Indemnifying Party for the Losses incurred or suffered by an Injured Party under this Section 5 shall be decreased by and to the extent of any insurance proceeds actually received by such Injured Party in respect of such Losses.

10.6.           Exclusive Remedy; Additional Limitations.

10.6.1.              Purchaser, UniTek and Sellers acknowledge and agree that (absent securities law violations or other fraud) the sole and exclusive remedy and recourse (at law or in equity) with respect to any Losses relating to or arising out of the subject matter of the Transaction Documents shall be pursuant and subject to the indemnification provision set forth in this Section 10 except for the parties' rights to specific performance set forth in Section 13.12.  In addition, neither the Sellers nor the Purchaser shall otherwise be required to indemnify the other pursuant to this Section 10 unless the aggregate amount of all claims for indemnification against such party or parties exceeds $50,000(the “Threshold Amount”) and in such event, the Sellers Indemnitees or the Purchaser Indemnitees, as applicable, shall be entitled to indemnification from the first dollar.  For the avoidance of doubt, the Threshold Amount shall not apply with respect to any payments owed under Sections 4.1.2 or 4.1.3.   Sellers' maximum liability to Purchaser Indemnitees:  (i) under Section 10.3 above shall not exceed an aggregate of (i) in the case of any claims thereunder other than claims with respect to a breach or breaches of the representations and warranties in Section 5.12, $4,000,000 and (ii) with respect to a breach or breaches of the representations and warranties in Section 5.12, $10,000,000.

10.6.2.        The parties agree that it shall not be a breach of a representation, warranty or covenant hereunder if a party fails to include a disclosure on a part of the Disclosure Schedule attached hereto if such information is provide in full on another part of the Disclosure Schedule attached hereto.

10.6.3.        For the avoidance of doubt, Purchaser shall have no right to make a claim pursuant to this Article 10 with respect to the failure of the Pinnacle Division to meet the EBITDA targets set forth in Sections 4.1.2 and 4.1.3, it being acknowledged that no representation, covenant or guaranty is made that the Pinnacle Division will achieve any amount of EBITDA.

10.6.4.        Any Loss incurred by Purchaser Indemnities or Sellers Indemnities shall be reduced by any reserves on the books and records that are expressly and specifically identified with such particular Loss as well as factoring in the net tax benefit realized (by reason of tax deduction, basis reduction, shifting of income, credits and/or deductions or otherwise) on such Loss.  Further, any such Loss shall not include (i) any claim, assessment or deficiency for Taxes which arise from adjustments which have the effect only of shifting income, credits and/or deductions from one fiscal period to another or (ii) special, incidental, punitive, indirect or consequential damages, loss of profits or earnings, dimunition in value (unless any of the foregoing are part of any direct Loss suffered to a third party), and shall not be determined using any multiple or revenues of earnings.  The Purchaser Indemnitees and the Sellers Indemnitees each agree to use commercially reasonable efforts to mitigate Losses where possible.

10.7.       Survival Periods.  All representations and warranties contained in this Agreement (including the Schedules hereto) shall survive for a period of twenty (20) months from the Closing Date, except for matters involving the title to the Assets, as to which the representations and warranties shall survive until the expiration of any applicable statute of limitations.  All covenants and agreements contained herein which are to be performed after the Closing shall survive until fully performed in accordance with their terms, and all covenants and agreements contained herein which are, in accordance with their terms, to be performed at or prior to the Closing shall terminate on the Closing Date.  Notwithstanding anything to the contrary contained herein, the expiration of any such survival periods shall not preclude any claim for indemnification under this Section 10 based on or arising from a claim asserted or proceeding initiated by a third-party, including, but not limited, to a claim by any Governmental Entity for Taxes in respect to any period beginning prior to Closing.  No claim or cause of action resulting from a breach hereunder may be asserted unless asserted in writing to the party as to which there is alleged a breach prior to the expiration of the applicable survival period; provided, however, that the representations, warranties, covenants, indemnities and agreements contained herein shall survive after the applicable survival period with respect to any claim that a party shall make in writing in accordance with this Agreement  (including claims for which only an estimate of potential losses can be provided) prior to the expiration of such survival period, and shall not expire until such claim or cause of action is finally resolved.

10.8.           Setoff.  In the event Purchaser asserts a claim for indemnification pursuant to this Section 10 at a time when any payment remains due under Section 4 above, a portion of the payments to be made on account of the Holdback Amount (if it has not already been paid) or the Earnout Payments (if it has not already been paid) in the amount equal to Purchaser's good faith determination of its Losses (which amount shall include, without limitation, a good faith determination of the recovery costs associated with such Losses) shall not be paid to Sellers (subject to the terms, conditions and limitation set forth herein), pending the resolution of such claim as set forth in this Section 10 (and in Section 12 below, if applicable).  To the extent Purchaser’s claim is sustained, Purchaser may, at Purchaser’s sole discretion, seek payment of the amount of such claim from the amounts held in escrow pursuant to Section 4.1.3 above or from any Earnout Payments subject to the terms, conditions and limitation set forth herein.  Notwithstanding the foregoing, it is understood that amounts for which Purchaser or any Purchaser Indemnities are entitled to indemnification shall be paid first from either the Holdback Amount or the Earnout Payments, at Purchaser’s sole discretion, to the extent thereof, and thereafter shall be paid by Sellers (subject to the terms, conditions and limitations otherwise set forth herein).  Claims for payment from the Holdback Amount shall be made only in accordance with the terms of the Escrow Agreement.

11.         Termination and Waiver

11.1       Termination.  This Agreement may be terminated at any time prior to the Closing:

11.1.1   by Purchaser if, between the date hereof and the Closing Date: (i) Pinnacle or CFT makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Pinnacle or CFT seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization or (ii) any of the Sellers has violated or breached the Agreement and failed to cure that breach within five business days after the receipt by Sellers of written notice thereof from Purchaser; provided that the right of termination pursuant to this Section 11.1.1 shall not be available to Purchaser if Purchaser’s material violation or breach of the Agreement has prevented Sellers from being able to satisfy such breach or violation; or

11.1.2   by Sellers if, between the date hereof and the Closing Date: (i) Purchaser or UniTek makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Purchaser or UniTek seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization or (ii) Purchaser or UniTek have violated or breached the Agreement (including the failure to satisfy the pre-closing covenant set forth in Section 6.7) and failed to cure that breach within five business days after the receipt by Purchaser of written notice thereof from Sellers; provided that the right of termination pursuant to this Section 11.1.2 shall not be available to Sellers if Sellers'   material violation or breach of the Agreement has prevented Purchaser from being able to satisfy such breach or violation; or

11.1.3   by either Sellers or Purchaser if the Closing shall not have occurred by April 14, 2011; provided, however, that the right to terminate this Agreement under this Section 11.1.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement (other than a failure of Sellers to obtain one or more of the consents of the counter-parties listed on Schedule 7.1.11 to assign the existing Contract(s) between such counter-parties and Pinnacle or CFT, as applicable, to Purchaser, which shall not prohibit the Sellers from terminating this Agreement under Section 11.1.3 if such consents are not obtained by April 14, 2011) shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

11.1.4   by either Purchaser or Sellers in the event that an injunction or restraining order shall be in effect or shall have been instituted to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents or a federal, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or materially delays the consummation hereof; or

11.1.5   by the mutual written consent of Sellers' Representative and Purchaser.

11.2    Effect of Termination  All obligations of the parties hereunder shall cease upon any termination pursuant to Section 11.1, provided, however, that: (a) the provisions of this Section 11, Section 12, and Section 13 hereof shall survive any termination of this Agreement, (b) except as hereinafter provided, nothing herein shall relieve any party from any liability for or a breach or failure to comply with any of its covenants, conditions, or agreements contained herein if this Agreement is terminated pursuant to Sections 11.1.1(ii) or 11.1.2(ii) and (c) the parties hereto shall have the right to proceed as further set forth in Section 11.3 below.  Notwithstanding the above, if this Agreement is terminated prior to Closing as provided in Sections 11.1.1(ii) or 11.1.2(ii) above (except for the failure of Purchaser to satisfy the pre-closing covenant set forth in Section 6.7) due to a material violation or breach of any material representations or warranties of the other party, then, except for the provisions of this Agreement which survive any such termination as provided in Section 11.2(a) above, no party shall have any liability to any other party hereunder.

11.3    Waiver.  Either Purchaser or Sellers' Representative may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

12.  Arbitration.

12.1.         Notice of Dispute.  The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement by negotiations between the parties.  Each party shall promptly give the other party written notice of any dispute not resolved in the normal course business (the “Dispute Notice”).  The parties shall then meet in order to attempt to resolve the dispute.  If the dispute has not been resolved within 20 business days of the Dispute Notice or if the parties fail to meet within 10 business days of the Dispute Notice, either party may proceed in accordance with the provisions of this Section 12.  This Section 12 shall not apply to dispute resolution procedures set forth in Section 4.1.2(c), 4.1.3 and 4.1.4(b), which shall be the exclusive manner to resolve any dispute surrounding the determination of the Earnout Payments and EBITDA calculations.

12.2.          AAA Rules.  Any claim, controversy or dispute arising out of or relating to this Agreement or any interpretation or breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, which cannot be resolved by the procedures set forth in Section 12.1 shall be settled by submission to final, binding and non-appealable arbitration (“Arbitration”) for determination, without any right by any party to a trial de novo in a court of competent jurisdiction.  The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures shall be conducted in accordance with the Commercial Arbitration Rules (the “Commercial Rules”) of the American Arbitration Association (herein referred to as the “Association”) in Philadelphia, Pennsylvania, as supplemented or amended hereby.  In addition to the Commercial Rules, the parties shall also follow the procedures described below:

12.2.1.      The party seeking Arbitration shall give notice of a demand to arbitrate (herein referred to as the “Demand”) to the other party and to the Association.  The Demand shall include (i) the issues to be determined, (ii) a copy of this arbitration provision, and (iii) to the extent the parties cannot agree on a single arbitrator, the designation of one arbitrator, who shall have no prior or existing personal or financial relationship with the designating party.

12.2.2.      Within thirty (30) days after receipt of the Demand, the other party shall give notice (herein referred to as the “Response”) to the party that demanded arbitration and to the Association, of (i) any additional issues to be arbitrated, (ii) its answer to the issues raised by the party that sent the Demand, and (iii) its designation of a second arbitrator, who shall have no prior or existing personal or financial relationship with the designating party.

12.2.3.      If a Response designating a second arbitrator is not received within the above-mentioned thirty (30) day period, the Association shall immediately designate the second arbitrator.

12.2.4.      The two arbitrators as designated pursuant to the foregoing provision shall then designate a third arbitrator within ten (10) days after the designation of the second arbitrator.  If the two arbitrators cannot agree on the designation of the third arbitrator within the ten (10) day period allotted, the Association shall designate the third arbitrator.  The third arbitrator shall have no prior or existing personal or financial relationship with either party.

12.2.5.      The arbitration panel as designated above shall proceed with the Arbitration by giving notice to all parties of its proceedings and hearings in accordance with the Association’s applicable procedures.  Within 15 days after all three arbitrators have been appointed, an initial meeting among the arbitrators and counsel for the parties shall be held for the purpose of defining the issues, setting the dates for filing of detailed statements of claims and pre-hearing memoranda and scheduling the times and places of hearings.  The substantive law of the Commonwealth of Pennsylvania shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement.  The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the parties, and shall issue a written decision explaining the basis for the decision and award.

12.2.6.      The parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification.

12.2.7.      Upon written demand to any party to the Arbitration for the production of documents and things (including computer discs and data) relevant to the issues being arbitrated and for which the requesting party has a substantial demonstrable need, the party upon which such demand is made shall promptly produce, or make available for inspection and copying, such documents or things without the necessity of any action by the arbitrators, provided, however, that no such demand shall be effective if made more than ninety (90) days after the receipt of the Response.

12.2.8.      Subject to the limitations imposed by Section 12.2.6, the arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, that the courts in the Commonwealth of Pennsylvania may grant and such other relief as may be available under the Commercial Rules, other than punitive damages.  Any award of the arbitrators shall include pre-award and post-award interest at a rate or rates considered just under the circumstances by the arbitrators.  The decision of the arbitrators shall be final and as an “award” within the meaning of the Commercial Rules and judgment upon the arbitration award may be entered in the United States District for the Eastern District of Pennsylvania (“Philadelphia District Court”) or any other court having jurisdiction, as if it were a judgment of that court.  The parties to this Agreement expressly consent to the jurisdiction of the Association and the parties waive any objection they may have as to jurisdiction and venue regarding the Philadelphia District Court.

12.2.9.      The party that does not prevail in the Arbitration shall pay all fees and expenses incurred in connection with the Arbitration, including, without limitation, reasonable attorney’s fees, costs and expenses of the other party in connection with the Arbitration.

13.	Miscellaneous.

13.1.   Entire Agreement.  This Agreement and the other Transaction Documents (including the Schedules, exhibits and other attachments which are made a part hereof and thereof) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any other agreement, whether written or oral, that may have been made or entered into by any party hereto or any of their respective affiliates (or by any director, officer or representative hereof) relating to the matters contemplated hereby including, but not limited to, the letter of intent dated February 14, 2011 between Pinnacle and UniTek which is hereby terminated.  Notwithstanding the foregoing, the parties acknowledge and agree that the Confidentiality Agreement dated February 24, 2011 by and amount Pinnacle, CFT, Purchaser and UniTek is not superseded hereby and shall continue in full force and effect in accordance with the terms thereof.  The representations, warranties, covenants and agreements set forth in the Transaction Documents and in any financial statements, schedules or exhibits delivered pursuant hereto and thereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of the Transaction Documents or any part hereof and thereof shall be valid unless in writing and signed by or on behalf of the parties hereto and thereto.

13.2.   Notices.  Any and all notices or other communications or deliveries required or permitted to be given or made shall be in writing and delivered personally, or sent by certified or registered mail, return receipt requested and postage prepaid or sent by overnight courier service as follows with copies being sent via facsimile or e-mail:

If to UniTek:

UniTek Global Services, Inc.
1777 Sentry Parkway West
Gwynedd Hall Suite 302
Blue Bell, PA 19422
Attention: Chief Financial Officer
E-mail:  rlejman@unitekgs.com
Facsimile No.: (267) 464-1733

with a copy to:

Elliott Greenleaf & Siedzikowski, P.C.
925 Harvest Drive
3rd Floor
Blue Bell, PA 19422
Attention:  Kevin S. Anderson, Esquire
e-mail: ksa@elliottgreenleaf.com
Facsimile No.:  (215) 977-1099

If to Sellers:

Pinnacle Wireless, Inc.
80 Commerce Way
Hackensack, NJ 07601
Attention: Michael Hayford, President/CEO
E-mail: mikeh@pinnacle-wireless.com
Facsimile No.: (201) 621-4334

With copies to:

Jeffery L. Clutterbuck, Esquire
P.O. Box 626
171 E. Ridgewood Avenue
E-mail: jclutterbuck@hotmail.com
Facsimile No.: 201-447-0417

and

Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

or at such other address as any party may specify by notice given to such other party in accordance with this Section 13.2.  The date of giving of any such notice shall be the date of hand delivery, three (3) days after the date of the posting of the mail or the date after the date deposited with the overnight courier.

13.3.    Waivers.  No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver.  No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, any of similar or different nature, unless expressly so stated in writing.

13.4.    Applicable Law.  Each of the Transaction Documents shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law of such state.  Except as otherwise expressly provided in Section 12, the parties hereto agree that any suit or proceeding arising out of any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including, but not limited to, any actions brought under Section 13.12, shall be brought only in the Commonwealth of Pennsylvania.  The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such suit or proceeding and the defense of lack of personal jurisdiction.  Should any clause, section or part of the Transaction Documents be held or declared to be void or illegal for any reason, all other clauses, sections or parts of the Transaction Documents which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

13.5.    Fees and Expenses.  Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the Transaction Documents (including without limitation all legal, accounting, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the Transaction Documents and the transactions contemplated hereby) shall be the obligation of the party incurring such fees and expenses.

13.6.    Publicity.  No party to this Agreement shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement.

13.7.    Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns or heirs and personal representatives; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties hereto; except that (i) UniTek must assign this Agreement to the Required Assignee if obligated to do so pursuant to Section 6.7 hereof and (ii) if UniTek is the borrower under UniTek Credit Facility, UniTek may assign this Agreement and the rights and obligations of Purchaser hereunder prior to the Closing Date to one of its wholly owned subsidiaries (the “Permitted Assignee”) without the consent of any of the Sellers, provided that (i) such Permitted Assignee shall have agreed to become a party to this Agreement and assume the obligations of Purchaser hereunder as part of the formal documentation of assignment and assumption, and (ii) UniTek shall have executed the Guaranty on the effective date of such assignment.

13.8.    Additional Documentation.  Each party shall, at the request of another party hereto, execute and deliver such other documents and instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

13.9.    Headings.  The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

13.10.  Counterparts; Facsimiles.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and Sellers and Purchaser may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  Signatures may be exchanged by facsimile or other electronic transmission.

13.11.  Interpretation.  Where necessary or appropriate to the meaning, the singular and plural shall be interchangeable, and words of any gender shall include all genders.

13.12.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

13.13.  No Third Party Beneficiaries.  Nothing herein, express or implied, is intended to or shall confer upon any other person or entity (other than the parties hereto and their respective successors and permitted assigns), any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

13.14.  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.15.  Sellers' Representative.  Each of the Sellers on behalf of himself or itself and any of his, her or its successors, assigns and heirs hereby irrevocably appoints Michael Hayford (the "Sellers’ Representative") as its representative and exclusive agent to act on behalf of such Seller in connection with, and to facilitate, any and all transactions arising from, in connection with and incident to the transactions contemplated hereby, including, but not limited to, entering into and performing all actions on behalf of Sellers in the Escrow Agreement.  In such capacity, the Sellers’ Representative shall have the sole and exclusive power and authority to perform all actions required or permitted to be performed by the Sellers’ Representative on behalf of the Sellers under this Agreement or any other Transaction Document.  A decision, act, consent or instruction of the Sellers’ Representative shall constitute a decision, act, consent or instruction from all of the Sellers and shall be final, binding and conclusive upon each of the Sellers.  Purchaser may rely upon any such decision, act, consent or instruction of the Sellers’ Representative as being the decision, act, consent or instruction of every such Seller.  Purchaser is hereby relieved from any liability to any persons or entities for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers’ Representative.  In furtherance of the foregoing, any reference to a power of the Sellers under this Agreement, to be exercised or otherwise taken, shall be a power vested in the Sellers’ Representative.

13.16.  Attorney-Client Privilege.  Purchaser and UniTek understand and agree that the Sellers will be entitled to retain the services of Buchanan Ingersoll & Rooney PC and/or Jeffery L. Clutterbuck, Esquire as Sellers' attorneys even in the event of any dispute of the Purchaser or UniTek with the Sellers concerning this Agreement or any of the related documents or any of the transactions contemplated hereby and thereby notwithstanding any result of prior representation of the Sellers.  Notwithstanding the sale of the Assets to Purchaser, Purchaser, UniTek and Sellers agree that the Purchaser shall not have the right to assert the attorney/client privilege as to pre-closing and post-closing communications between the Sellers, on one hand, and its counsel, Buchanan Ingersoll & Rooney PC and Jeffery L. Clutterbuck, Esquire, on the other hand, to the extent that the privileged communications relate to this Agreement or any of the related documents or to the transactions contemplated hereby and thereby.  The parties agree that only the Sellers shall be entitled to assert such attorney/client privilege in connections with such communications following the Closing.

The files generated and maintained by Buchanan Ingersoll & Rooney PC and Jeffery L. Clutterbuck, Esquire as a result of their respective representation of the Sellers in connection with this Agreement or any of the related documents or any of the transactions contemplated hereby is and will remain the exclusive property of the Sellers.

[Balance of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the Date and year first above written.

UNITEK/PURCHASER:			SELLERS:

UniTek Global Services, Inc.			Pinnacle Wireless, Inc.:

By:	/s/ C. Scott Hisey	By:	/s/ Michael Hayford
	C. Scott Hisey, Chief Executive Officer		Michael Hayford, President/CEO

Current Flow Technologies Corporation:

		By:	/s/ Michael Hayford
Michael Hayford, President/CEO

/s/ Michael Hayford
Michael Hayford, Individually

/s/ Timothy Walters
Timothy Walters, Individually

/s/ Christopher Love
Christopher Love, Individually

/s/ Michael Rubenstein
Michael Rubenstein, Individually

/s/ Manny Medina
Manny Medina, Individually

LIST OF EXHIBITS

Exhibit A	Guaranty
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Reported EBITDA
Exhibit D	Earnout Payment Examples
Exhibit E	Form of Escrow Agreement
Exhibit F	Form of Non-Competition and Non-Solicitation Agreement for Sellers
Exhibit G	Form of Employment Agreements for Hayford, Walters, Love and Medina
Exhibit H	Form of Confidentiality Agreement

LIST OF SCHEDULES

EXHIBIT A

GUARANTY

GUARANTY dated as of April 15, 2011 by UniTek Global Services, Inc., a Delaware corporation (“Guarantor”), in favor of Pinnacle Wireless, Inc., a New Jersey business corporation (“Pinnacle”), Current Flow Technologies Corporation, a New Jersey corporation (“CFT”), Michael Hayford (“Hayford”), Timothy Walters (“Walters”), Christopher Love (“Love”), Michael Rubenstein, (“Rubenstein”), and Manny Medina (“Medina” and collectively with Hayford, Walters, Love and Rubenstein, Pinnacle and CFT, the “Sellers”).

Reference is made to the Asset Purchase Agreement dated as of March 30, 2011 (as such may be amended, modified, supplemented or restated hereafter, the “Purchase Agreement”) among Sellers and the Purchaser thereunder, after giving effect to the permitted assignment thereof by Guarantor pursuant to Section 13.7 thereof. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.  In order to induce Sellers to enter into the Purchase Agreement with Purchaser, Guarantor hereby agrees as follows:

SECTON 1.  Guaranty.  Guarantor, irrevocably and unconditionally, hereby guarantees to Sellers, as a primary obligor and as a surety, the due and punctual payment when due (whether at the stated maturity, by acceleration or otherwise) and performance by Purchaser of all of the obligations of Purchaser under the Purchase Agreement, the Transaction Documents and all of the other documents executed and delivered in connection therewith, whether liquidated or unliquidated, fixed or contingent, now existing or hereafter arising, of any kind or nature whatsoever (collectively, the “Obligations”).  Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.

Guarantor further agrees that this Guaranty constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Sellers to any collateral or other security for payment of the Obligations or to any other guarantor of all or part of the Obligations. In furtherance of the foregoing and not in limitation of any other right that any of the Sellers has at law or in equity against the Guarantor by virtue hereof, upon the failure of Purchaser to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to and will forthwith pay, or cause to be paid to the applicable Sellers in cash or, as provided in the Purchase Agreement, in UniTek Common Stock, the amount of such unpaid Obligations.

                      SECTION 2.  No Discharge or Diminishment of Guaranty.  The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any of the Sellers to assert any claim or demand or to enforce any remedy under this Guaranty, the Purchase Agreement, any Transaction Document or any other document executed and delivered in connection therewith or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash or, as provided in the Purchase Agreement, in UniTek Common Stock, of all the Obligations).

SECTION 3.  Termination.  This Guaranty (a) shall terminate when all the Obligations have been indefeasibly paid in full in cash or, as provided in the Purchase Agreement, in UniTek Common Stock, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any of the Sellers or Guarantor upon the bankruptcy or reorganization of any or all of the Purchaser, Guarantor or otherwise.  To the fullest extent permitted by law, Guarantor waives presentment to, demand of payment from, and protest to, Purchaser of any of the Obligations, and also waives notice of acceptance of this Guaranty and notice of protest for nonpayment.

SECTION 4.  Successors and Assigns.  Guarantor shall not assign or delegate or attempt to assign or delegate this Guaranty or any of Guarantor’s obligations hereunder without the prior written consent of Sellers' Representative (without any necessary joinder of the other Sellers). Subject to the preceding sentence, this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of and be enforceable by Sellers and their respective heirs, successors and assigns.

SECTION 5.  Amendment and Waiver.  Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between Guarantor and Sellers' Representative (without any necessary joinder of the other Sellers).  No delay or omission by any of the Sellers in exercising or enforcing any of its rights and remedies with respect to this Guaranty shall operate as, or constitute, a waiver thereof.  No waiver of any of rights and remedies hereunder or with respect hereto on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.

SECTION 6.  Governing Law; Dispute Resolution.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW RULES.  GUARANTOR AGREES THAT ANY DISPUTE, SUIT OR PROCEEDING ARISING HEREUNDER WILL BE RESOLVED PURSUANT TO ARTICLE 12 AND SECTION 13.4 OF THE PURCHASE AGREEMENT AND GUARANTOR CONSENTS TO THE VENUES DESCRIBED THEREIN FOR THE RESOLUTION OF ANY DISPUTES, SUITS OR PROCEEDINGS HEREUNDER.

2

SECTION 7.  Remedies.  The remedies provided for in this Guaranty or otherwise with respect to any Obligations are cumulative and not exclusive of any other remedies provided by law.

SECTION 8.  Notices.  All communications and notices hereunder or with respect hereto shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided for notices in the Purchase Agreement.

[Signature page follows.]

3

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

UNITEK:

Unitek Global Services, Inc.

By:
Ronald J. Lejman, Chief Financial Officer

[SIGNATURE PAGE TO GUARANTY]

4

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 15, 2011, is by and among UniTek Global Services, Inc., a Delaware corporation (the “Company”), Michael Hayford (“Hayford”), Timothy Walters (“Walters”), Christopher Love (“Love”), Michael Rubenstein, (“Rubenstein”) and Manny Medina (collectively with Hayford, Walters, Love and Rubenstein, the “Stockholders”).

WITNESSETH

WHEREAS, this is the Registration Rights Agreement referred to in that certain Asset Purchase Agreement, dated as of March 30, 2011 (the “Asset Purchase Agreement”), by and among the Company, Pinnacle Wireless, Inc., a New Jersey corporation (“Pinnacle”), Current Flow Technologies Corporation, a New Jersey corporation (“CFT”), and the Stockholders; and

WHEREAS, all capitalized terms used but not defined in this Agreement will have the respective meanings ascribed thereto in the Asset Purchase Agreement; and

WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser will purchase substantially all of the Assets and Assumed Liabilities in exchange for consideration of cash and shares of the common stock of the Company (the “Company Stock”), all as more particularly set forth in the Asset Purchase Agreement; and

WHEREAS, the Stockholders will receive the shares of Company Stock issued pursuant to the Asset Purchase Agreement; and

WHEREAS, the parties are executing and delivering this Agreement in accordance with and pursuant to the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
Certain Definitions; Restrictions on Transfer

1.1.         For purposes of this Agreement:

(a)           “Affiliate” means, with respect to a specified person or entity, any other person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the specified person or entity.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by agreement or otherwise.

(b)          “Effectiveness Date” means the date that is 90 days after the relevant Filing Deadline.

(c)           “Holder” or “Holders” means a Stockholder or Stockholders (as the case may be), or any transferee or assignee of any Registrable Securities, to whom an Stockholder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement.

(d)          “Prospectus” means the Prospectus included in a Registration Statement, as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(e)           “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(f)           “Registrable Securities” means (i) all shares of Company Stock issued, or to be issued in the future, to the Stockholders pursuant to the Asset Purchase Agreement and (ii) any equity securities of the Company (and any other securities of the Company that are, or may be with the passage of time or the occurrence of one or more events, convertible into equity securities of the Company), issued in respect of the shares described in clause (i), including without limitation, pursuant to any stock dividend, stock split or other distribution, recapitalization of the Company, merger, consolidation, reorganization, exchange or similar event or otherwise; provided, that no share of Company Stock or other equity security shall be considered a Registrable Security once such security becomes eligible for resale without volume restrictions pursuant to Rule 144.

(g)          “Registration Statement” means the initial registration statements required to be filed under the Securities Act in accordance with Article III and any additional registration statement(s) required to be filed under Article III, including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

(h)           “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(i)           “Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

(j)           “SEC” means the United States Securities and Exchange Commission.

2

(k)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(l)           “Selling Stockholder Information” with respect to any Holder, means (i) its name, address, number of shares of Registrable Securities being offered and the number of shares beneficially owned by such Holder (excluding any percentages) which are required to appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Prospectus that is a part of the Registration Statement and (ii) any additional information about or pertaining to such Holder reasonably requested by the Company which the Company believes, in good faith, is needed to satisfy the Company’s disclosure requirements under the Securities Act with respect to the Registration Statement.

(m)           “Transfer” means any offer, sale, assignment, grant of option to purchase, pledge, hypothecation, transfer or other disposition or encumbrance of any Registrable Security, or any beneficial interest therein, or the entry into any binding contract, agreement or arrangement providing for any of the foregoing, provided that, “Transfer” shall not include (i) the tendering of Registrable Securities into any publicly announced tender offer for more than 50% of the issued and outstanding shares of Company Stock, (ii) the exchange or conversion of the Registrable Securities into cash, securities or other consideration in connection with any merger, consolidation or reorganization pursuant to which the holders of the voting shares of Company Stock immediately before such transaction will hold less than 50% of the voting securities of the entity surviving or resulting from such transaction, (iii) the offer, sale, assignment, grant of option to purchase, pledge, hypothecation, transfer or other disposition or encumbrance of any Registrable Security owned by a Holder, or any beneficial interest therein, or the entry into any binding contract, agreement or arrangement providing for any of the foregoing, upon and after such date when (A) a “person” or “group” (within the meanings of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly of securities of the Company representing 50% or more of the voting power of the Company’s then outstanding capital stock or (B) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets, or (iv) subject to compliance with applicable Laws, the offer, sale, assignment, grant of option to purchase, pledge, hypothecation, transfer or other disposition or encumbrance of any Registrable Security owned by a Holder, or any beneficial interest therein, or the entry into any binding contract, agreement or arrangement providing for any of the foregoing, upon the death of a direct or indirect owner (including, but not limited to any person for whom a trust is named) of such individual Holder.

1.2.         Restrictions on Transfer.  No Holder may voluntarily Transfer any Registrable Security unless (a) the requirements of Article II have been satisfied in full or (b) the Transfer is made pursuant to the Registration Statement.

ARTICLE II
Securities Laws Provisions

2.1.         Securities Laws Compliance.  No Holder may voluntarily Transfer Registrable Securities unless (a) a registration statement is then in effect under the Securities Act covering such Transfer and such Transfer is made in accordance with such registration statement, or (b) (i) the Holder notifies the Company of the proposed Transfer and furnishes the Company with a written statement of the circumstances surrounding the Transfer, and (ii) if requested by the Company, the Holder furnishes the Company with an opinion of counsel reasonably satisfactory to the Company, at the Holder’s expense, that such Transfer will not require registration of the subject Registrable Securities under the Securities Act or any filing or registration under applicable state securities and blue sky laws; provided, however, that no opinion of counsel will be required if the Transfer is pursuant to Rule 144 and the written statement furnished to the Company pursuant to clause (i) above contains reasonably sufficient information to enable the Company, in consultation with its counsel, at Company's expense, to determine that the transferor has complied with the applicable requirements of Rule 144.

3

2.2.         Required Legends.  Each certificate representing securities of the Company will bear a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.”

The Company will reissue, without such legend, any certificate representing securities of the Company, at the request of the holder thereof, at such time as all of the securities represented by such certificate become eligible for resale without compliance with the registration or qualification provisions of applicable federal and state securities laws.  For avoidance of doubt, the Company will reissue, without such legend, any certificate representing securities of the Company held by a Holder, that is not an Affiliate of the Company, at the request of the holder thereof, at any time after the one-year anniversary of the date hereof, provided that such Holder furnishes the Company with evidence reasonably satisfactory to the Company’s counsel, at the Company's expense, that such Holder then satisfies the applicable requirements of Rule 144.

ARTICLE III
Registration

3.1.         Registration.

(a)           As soon as reasonably practicable, but in no event later than the date which is sixty (60) days after the Closing Date under the APA (the “Initial Filing Deadline”), the Company shall file with the SEC a Registration Statement on Form S-3 (or any successor to Form S-3) or any similar short form registration statement (or, if the Company is not then eligible to use Form S-3 for such purpose, on Form S-1 or such other form of registration statement the Company is then eligible to use for such purpose) naming the Holders as selling securityholders and containing such information as is required for the Holders to resell (a “Resale”) the Registrable Securities, from time to time, on a continuous or delayed basis, and to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable law.  The Company will use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the Holders are able to sell all of the Registrable Securities covered thereby without volume restrictions pursuant to Rule 144 (the “Initial Effectiveness Period”).  Any sale of the Registrable Securities pursuant to the Registration Statement will not be underwritten.

4

(b)           In the event that the shares of the Company Stock are issued pursuant to Sections 4.1.2 and 4.1.3 of the Asset Purchase Agreement (in each case, a "Share Release") and the shares of Company Stock delivered in the Share Release may not be freely sold without volume restrictions under Rule 144, then, as soon as reasonably practicable, but in no event later than the date which is sixty (60) days after the date of the  Share Release (a “Subsequent Filing Deadline” and together with the Initial Filing Deadline, the "Filing Deadlines"), the Company shall file with the SEC a Registration Statement on Form S-3 (or any successor to Form S-3) or any similar short form registration statement (or, if the Company is not then eligible to use Form S-3 for such purpose, on Form S-1 or such other form of registration statement the Company is then eligible to use for such purpose) for the Resale by the Holders, naming the Holders as selling securityholders and containing such information as is required for the Holders to resell the Registrable Securities, from time to time, on a continuous or delayed basis, and to deliver the Prospectus to purchasers of Registrable Securities in accordance with applicable law.  The Company will use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the Holders are able to sell all of the Registrable Securities covered thereby without volume restrictions pursuant to Rule 144 (the “Subsequent Effectiveness Period” and collectively with the Initial Effectiveness Period, the "Effectiveness Periods").  Any sale of the Registrable Securities pursuant to the Registration Statement will not be underwritten.

3.2.         Registration Procedures.  In connection with the registration obligations of the Company under Section 3.1 hereof, the Company will:

(a)           use its best efforts to cause the Registration Statement to be declared effective by the SEC promptly after the filing thereof but, in any event, no later than the Effectiveness Date;

(b)           as promptly as practicable, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and use its reasonable best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement as so amended or such Prospectus as so supplemented;

(c)           at least three (3) days prior to the filing of the Registration Statement, or any Prospectus, amendment or supplement thereto, furnish a copy thereof to the Holders or their counsel;

(d)           deliver to the Holders, without charge, as many copies of the Prospectus as they may reasonably request (the Company hereby consenting to the use of each such Prospectus by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and a reasonable number of copies of the Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(e)           use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request and keep such registration or qualification effective during the Effectiveness Period, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

5

(f)           notify the Holders, as promptly as practicable, at any time that a Prospectus covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge and as a result of which the Prospectus included in the Registration Statement as then in effect would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Holders, the Company will promptly prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the Holders, such Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)           cause all securities covered by such Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

(h)           provide a transfer agent and registrar for all securities covered by the Registration Statement not later than the effective date of the Registration Statement and thereafter maintain such a transfer agent and registrar;

(i)           cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request;

(j)           take all such other actions as may be reasonably required to expedite or facilitate the disposition of the securities covered by the Registration Statement;

(k)           [Intentionally omitted]

(l)           otherwise use commercially reasonably efforts to comply with the provisions of the Securities Act and all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, covering a period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement;

(m)           upon the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order; and

6

(n)           Except with respect to the material terms and conditions of the transactions contemplated by the Asset Purchase Agreement, the Transaction Documents and the other documents executed and delivered in connection therewith, the Company covenants and agrees that neither it, nor any other person or entity acting on its behalf, will provide any Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Holder shall have executed a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  From and after the date hereof, the Company shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Asset Purchase Agreement, the Transaction Documents or any other document executed and delivered in connection therewith.  The restrictions set forth in this Section 3.2(n) shall not prohibit the Company from disclosing information to Holders who are directors, officers or employees of the Company or its Affiliates.

Each Holder agrees that upon receipt of any notice from the Company of the happening of any event described in Section 3.2(f), it will discontinue its disposition of securities pursuant to the Registration Statement until it receives copies of the supplemented or amended Prospectus contemplated by Section 3.2(f) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus that was in effect at the time of receipt of such notice.

3.3.         Registration Expenses.  The Company will pay the Registration Expenses (as defined below) in connection with the Registration Statement whether or not any Registrable Securities are sold pursuant to a Registration Statement.  All other expenses will be paid by the Holders.  The term “Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with this Article III, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees, expenses of counsel for the Company, Securities Act liability insurance, if the Company so desires such insurance, and all independent certified public accountants and the fees and expenses of any other persons retained by the Company in connection with the registration.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder

3.4.         Indemnification.

(a)           Indemnification by the Company.  With respect to a registration pursuant to this Agreement, the Company agrees to indemnify, to the extent permitted by law, each Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, Prospectus or preliminary Prospectus (or any amendment thereof or supplement thereto) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any one or more Holders for use therein.

(b)           Indemnification by the Holders.  With respect to a registration pursuant to this Agreement, each Holder will furnish to the Company in writing an affidavit containing the Selling Stockholder Information for use in connection with any such registration statement or Prospectus and, to the extent permitted by law, will indemnify the Company, and its directors, officers and controlling persons against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in the registration statement, Prospectus or preliminary Prospectus (or any amendment thereof or supplement thereto) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, but only to the extent that such untrue statement or omission is contained in or caused by any written affidavit provided by such Holder pursuant to this Section 3.4(b).

7

(c)           Notice; Defense of Claims.  Any party entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party shall not settle any claim without the indemnified party's consent, unless such settlement provides solely for the payment of money which is paid by the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           Contribution.  If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Survival.  The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the registration and sale of any securities and the expiration or termination of this Agreement.

ARTICLE IV
Rule 144

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration but excluding Rule 144A promulgated under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time) (“Rule 144”), the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

8

(b)           not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination;

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and such reports and other documents is required for the applicable provisions of Rule 144; and

(d)           furnish to the Holders so long as such Holders owns any Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (iii) such information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

This Article IV will terminate and be of no further force or effect on the date upon which the Holders have sold all of their Registrable Securities.

ARTICLE V
Miscellaneous Provisions.

5.1.         Termination.  Notwithstanding anything to the contrary set forth herein, this Agreement will terminate and be of no further force or effect (except as provided in Section 3.4(e)) upon the earliest to occur of (a) the date on which no Registrable Securities are then held by any Holder, and (b) the one-year anniversary of the date of the last Share Release.

5.2.         Legends on Certificates.  During the term of this Agreement, each certificate or other instrument representing shares of Registrable Securities will bear, in addition to any legend required pursuant to the terms of Section 2.2, a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A STOCK TRANSFER RESTRICTION AND REGISTRATION AGREEMENT, DATED AS OF APRIL __, 2011, BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS.  A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

the Company will reissue, without such legend any certificate representing securities of the Company held by any Holder, at the request of the holder thereof, at any time after the expiration of the applicable restrictions under Section 1.2 hereof.  The Company will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement.  Each Holder agrees and consents to the entry of stop transfer instructions by the Company or any such transfer agent in order to enforce the restrictions on transfer established in this Agreement.

9

5.3.         Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications, to be valid, must be addressed as follows:

If to the Company:	UniTek Global Services, Inc.
1777 Sentry Parkway West
Gwynedd Hall Suite 302
Blue Bell, PA 19422
Attention: Chief Financial Officer
E-mail:  rlejman@unitekgs.com
Facsimile No.: (267) 464-1733

with a copy (which will not constitute notice) to:

Elliott Greenleaf & Siedzikowski, P.C.
925 Harvest Drive
3rd Floor
Blue Bell, PA 19422
Attention:  Kevin S. Anderson, Esquire
e-mail: ksa@elliottgreenleaf.com
Facsimile No.:  (215) 977-1099

If to any Holder:	To the address for such Holder on the books and records of the Company as the same may be changed from time to time by notice from such Holder to the Company in accordance with this Section 5.3.

with a copy (which will not constitute notice) to:

Jeffery L. Clutterbuck, Esquire
P.O. Box 626
171 E. Ridgewood Avenue
E-mail: jclutterbuck@hotmail.com
Facsimile No.: 201-447-0417

and

Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

10

5.4.         No Third Party Beneficiaries.  Nothing in this Agreement will create, confer or be deemed to create or confer any third party beneficiary rights in any person or other legal entity not party to this Agreement.
5.5.         Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Article II hereof.
5.6.         Amendment.  No amendment, modification or supplement of or to this Agreement will be effective unless made in writing and signed by (i) the Company and (ii) the Holders holding a majority of the Registrable Securities then outstanding.

5.7.         Waivers.  No waiver of any provision of this Agreement, or consent to any departure from its terms, will be effective unless made in writing and signed by the party giving such waiver or consent.  No action (other than a waiver) taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver, by the party taking such action, of the other party’s compliance with any covenant or agreement contained in this Agreement.  No delay or omission on the part of any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any other right or remedy.  No waiver by any party of any right or remedy under this Agreement on any one occasion will be deemed a bar to or waiver of the same or any other right or remedy on any future occasion.  No partial exercise of any right or remedy under this Agreement by any party will preclude any further exercise thereof or the exercise of any other right or remedy.

5.8.         Further Assurances.  Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

5.9.         Interpretation.

(a)           The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(b)           The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)           When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise specified.

(d)           The words “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified.

(e)           A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

11

(f)           Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(g)           The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

5.10.      Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.11.      Business Days.  If the last or appointed day for the taking of any action required under this Agreement, or the expiration of any right granted in this Agreement, is a Saturday, Sunday or legal holiday in the Commonwealth of Pennsylvania, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday in the Commonwealth of Pennsylvania.

5.12.      Entire Agreement.  This Agreement (together with the Asset Purchase Agreement) represents, and is intended to be, a complete statement of all of the terms and the arrangements between the Company and the Holders with respect to the matters provided for herein, supersedes any and all previous oral or written and all contemporaneous oral agreements, understandings, negotiations and discussions between the Company and the Holders with respect to those matters.

5.13.       Remedies.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by applicable law.  The parties agree and acknowledge that money damages may not be an adequate remedy for any breach by a party of the provisions of this Agreement and that the any party may in its sole discretion apply to a court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief to enforce or prevent violation of the provisions of this Agreement.

5.14.       Governing Law.  This Agreement and the exhibits and schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

5.15.       Counterparts.  This Agreement may be executed in counterparts, and any party hereto may execute such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument.  This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

* * *   Remainder of Page Intentionally Left Blank   * * *

12

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first written above.

THE COMPANY:
UNITEK GLOGAL SERVICES, INC.

By:
Name:	Ronald J. Lejman
Title:	Chief Financial Officer

STOCKHOLDERS:

MICHAEL HAYFORD

TIMOTHY WALTERS

CHRISTOPHER LOVE

MICHAEL RUBENSTEIN

MANNY MEDINA

Registration Rights Agreement – Signature Page

EXHIBIT C

Reported EBITDA

“Reported EBITDA” of the Pinnacle Division, for any period, shall mean net income of the Pinnacle Division (determined in accordance with GAAP, applied on a consistent basis) for such period plus, without duplication and to the extent reflected as a charge in the statement of such net income for such period, plus the sum of:

(a)           income tax expense;

(b)	interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness;

(c)           depreciation and amortization expense; and

(d)           amortization of intangibles (including, but not limited to, goodwill);

minus:

(a)	to the extent included in the statement of such net income for such period, the sum of:

(i)           interest income;

(ii)
any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such net income for such period, gains on the sales of assets outside of the ordinary course of business);

(iii)	income tax credits (to the extent not netted from income tax expense); and

(iv)         any other non-cash income;

and

(b)  any specific, direct corporate selling, general and administration expenses or other direct expenses related to the operations of the Pinnacle Division including, but not limited to recruiting, insurance, employee benefits, health care, vehicle expenses, surety (bonding), telecommunications equipment and services, computer hardware/software, licensing, compliance or other registration due to the Pinnacle businesses and all other business support costs required to run the business and satisfy the compliance of the going concern. No general allocations will be deducted.

Notwithstanding anything to the contrary herein or in the Asset Purchase Agreement, in the event a project or projects are subject to a Force Majeure (as defined below) (each, an “FM Delayed Projects”), Purchaser and Sellers’ Representative agree to negotiate in good faith a mutually agreed upon day-for-day extension (i.e., mutually agree upon number of days of the Force Majeure event) to the number of days such FM Delayed Projects may be included in the Reported EBITDA for such period to be measured (even if such mutually agreed upon extension extends beyond the end of such period under measure).  As used herein, “Force Majeure” means for any delay or inability to perform, in whole or material part, on a project as a result of causes beyond the control of the Pinnacle Division including, but not limited to, fires, strikes, acts of God, acts of terrorism, insurrections, riots, embargoes, shortages of motor vehicles, delays in transportation, inability to obtain supplies, raw materials or sources of energy, or requirements or regulations of the United States government, any applicable state, municipal or local government of any subdivision, department or representative of any of them or any other civil or military authority.

2

EXHIBIT D

Earnout Payment Examples

Example 1 (reference Section 4.1.2(b)):

For example, if reported EBITDA for such 12-month period is $7,000,000, such amount is 50% of the difference between Base One EBITDA and $10,000,000 ($3,000,000 ($7,000,000 - $4,000,000) / $6,000,000 ($10,000,000 - $4,000,000) = 50%), and the payment under Section 4.1.2(b) would be $15,000,000 (50% x $30mm), less any Six Month Earnout Payment previously paid to Sellers.

Example 2 (reference Section 4.1.2(c)):

For example, (i) if Base Two EBITDA (i.e., reported EBITDA for the first 12-month period) is $7,000,000, and reported EBITDA for the second 12-month period immediately following the Closing Date is $12,000,000, the payment under Section 4.1.2(c) would be $15,000,000 ($5,000,000 ($12,000,000 - $7,000,000) x 3), or (ii) if Base Two EBITDA is $8,000,000 and reported EBITDA for the second 12-month period is $16,000,000, the payment under Section 4.1.2(c) would be $10,000,000, because with payment under Section 4.1.2(b) being $20,000,000 for the $8,000,000 Base Two EBITDA, payment under this Section 4.1.2(c) would be limited to $10,000,000 (i.e., no aggregate Earnout Payments in excess of $30,000,000 under Section 4.1.2).

3

EXHIBIT E
ESCROW AGREEMENT

This ESCROW AGREEMENT (“Escrow Agreement”) dated as of this 15th day of April, 2011, is executed by and among BCI Communications, Inc., a Delaware business corporation (“Purchaser”), Michael Hayford, as Sellers’ representative (“Sellers’ Representative”), on behalf of himself and the other shareholders whose names are set forth on Schedule I hereto (collectively, the “Holders”), and Elliott Greenleaf & Siedzikowski, P.C., a Pennsylvania professional corporation (“Escrow Agent”).
BACKGROUND FACTS:

WHEREAS, UniTek Global Services, Inc., a Delaware corporation (“UniTek”), Holders and the other parties named therein have entered into an Asset Purchase Agreement dated March 30, 2011 (the “Asset Purchase Agreement”); and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement; and

WHEREAS, pursuant to Section 13.7 of the Asset Purchase Agreement, on or prior to the date hereof UniTek assigned its rights and obligations under the Asset Purchase Agreement and certain other related agreements to Purchaser; and

WHEREAS, pursuant to Section 4.1.3 of the Asset Purchase Agreement, Purchaser shall, upon the satisfaction of certain conditions (including, without limitation, the execution and delivery of this Escrow Agreement by and to the parties hereto), deposit with Escrow Agent at Closing 346,821 shares of UniTek Common Stock, valued pursuant to Section 4.1.1(d) of the Asset Purchase Agreement and represented by Escrow Certificates (as defined herein) (the “Escrowed Shares”).  The Escrowed Shares, collectively, comprise the Holdback Amount, as defined under the Asset Purchase Agreement, and the “Escrow Fund” as such term is used herein; and

WHEREAS, the Escrow Fund shall be held and applied by Escrow Agent as provided in this Escrow Agreement; and

WHEREAS, Sellers’ Representative has been authorized by the Holders pursuant to Section 13.15 of the Asset Purchase Agreement to execute, deliver and perform this Agreement for and on behalf of the Holders.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Escrow Fund.  This Agreement has been executed and delivered, and the Escrow Fund has been established, for the purpose of providing a fund for (i) confirming the achievement of certain EBITDA performance targets of the Pinnacle Business after the Closing Date as provided in Sections 4.1.2 and 4.1.3 of the Asset Purchase Agreement, and (ii) providing a fund for one method of satisfaction by Purchaser of Sellers’ indemnification obligations set forth in, and subject to the limitations contained in, Section 10 of the Asset Purchase Agreement.  The Escrow Fund shall be held by Escrow Agent in separate trust accounts maintained on the terms and subject to the conditions of this Agreement.  The Asset Purchase Agreement contains provisions that establish the (i) the requirements for release of the Escrowed Shares based upon whether or not certain EBITDA performance targets of the Pinnacle Business are achieved after the Closing Date, and (ii) notice requirements and mechanics of defense for all claims of indemnification and claims for the return of Escrowed Shares, and such provisions are incorporated by reference herein for the benefit of Purchaser, Holders and Sellers’ Representative.  This Agreement shall not create any rights to indemnification or other payments in addition to those provided in the Asset Purchase Agreement.

2.           Escrowed Shares.  At the Closing, UniTek shall deliver to Escrow Agent, for the account of the Holders, certificates (the “Escrow Certificates”), registered in the name of Escrow Agent on behalf of the Holders, representing a total of 346,821 shares of UniTek Common as provided in Section 4.1.3 of the Asset Purchase Agreement.  The shares of UniTek Common represented by the Escrow Certificates shall be held by Escrow Agent in accordance with the terms of this Agreement, and shall not, except as provided in Section 3, be sold, released or disposed of by Escrow Agent and shall not be available to, and shall not be used by, Escrow Agent to set-off any obligations of UniTek, Purchaser or the Holders owing to Escrow Agent in any capacity.  UniTek shall provide, and Escrow Agent shall maintain, a written record of the name and address of each Holder and the number of Escrowed Shares and/or amount of other property credited to his or her account (each, a “Holder Account”).  Initially, the Escrowed Shares shall be credited to the Holder Accounts in the amounts set forth on Schedule I attached hereto.  Thereafter, the Holder Accounts shall be adjusted as provided in this Agreement.  The interest of a Holder in the Escrow Fund shall not be transferable or assignable (other than pursuant to the laws of descent and distribution).  Upon receipt by UniTek of evidence reasonably satisfactory to it from Escrow Agent of the loss, theft, destruction or mutilation of any of the Escrow Certificates and (i) in the case of loss, theft or destruction, of indemnity from Escrow Agent reasonably satisfactory to UniTek (and without the requirement to post any bond or other security), or (ii) in the case of mutilation, upon surrender and cancellation of the mutilated Escrow Certificates, the UniTek will deliver to Escrow Agent new Escrow Certificates of like tenor without charge to Escrow Agent.

2

3.           Release of Escrowed Shares from Escrow Fund.

(a)           Release of Escrowed Shares.  The Escrowed Shares shall be available (i) for release to Holders pursuant and subject to Section 4.1.3 (and, if applicable, other terms and conditions of the Asset Purchase Agreement concerning the determination of Reported EBITDA) in the event certain Reported EBITDA threshold limits are achieved by the Pinnacle Division after the Closing Date, (ii) for release to Purchaser pursuant and subject to Section 4.1.3 (and, if applicable, other terms and conditions of the Asset Purchase Agreement concerning the determination of Reported EBITDA) in the event certain Reported EBITDA threshold limits are not achieved by the Pinnacle Division after the Closing Date, and (iii) as a source of payment to each Purchaser Indemnitee by the Holders in accordance with the Asset Purchase Agreement for and in respect of Losses for which a Purchaser Indemnitee is entitled to indemnification under and subject to the provisions of Section 10 of the Asset Purchase Agreement.  Escrow Agent shall hold the Escrow Fund in its possession until instructed hereunder to deliver the Escrowed Fund or any specified portion thereof in accordance with a written release notice signed jointly by an authorized officer of Purchaser and Sellers’ Representative.  All instructions from Purchaser and Sellers’ Representative to Escrow Agent authorizing the release of the Escrowed Shares shall specify the exact number of Escrowed Shares to be released.  If the Escrow Fund or any portion thereof is to be disbursed as a result of the Final Determination (as defined below) of a dispute concerning the Escrowed Shares, an authorized officer of Purchaser and Sellers’ Representative shall jointly represent to Escrow Agent in writing that any such preceding dispute is the subject of a Final Determination.  As used herein, “Final Determination” shall mean the settlement of any dispute or the final decision of any court or arbitration panel of competent jurisdiction that has become final and non-appealable.  All instructions from Purchaser and Sellers’ Representative to Escrow Agent authorizing the release of Escrowed Shares shall specify the exact number of Escrowed Shares to be released.

(b)           Delivery of Escrowed Shares.  Any delivery by Escrow Agent of Escrowed Shares pursuant to Section 4(a) shall be effected by surrender to UniTek (or its transfer agent) of the Escrow Certificates representing all of the Escrowed Shares then in Escrow Agent’s possession, whereupon UniTek (or its transfer agent) shall promptly issue to Escrow Agent one or more new certificates representing the number of Escrowed Shares required to be delivered pursuant to Section 4(a), registered in the name of each Person to whom such Escrowed Shares are to be delivered, and Escrow Agent shall promptly deliver such new stock certificates to each such Person.  In the event that less than all of the Escrowed Shares are delivered by Escrow Agent pursuant to Section 4(a), UniTek (or its transfer agent) shall promptly issue to Escrow Agent a new certificate or certificates representing the balance of the Escrowed Shares represented by the surrendered Escrow Certificate(s) remaining in the Escrow Fund and Escrow Agent shall reduce the Holder Accounts pro rata based on the Holders’ respective allocable portion of the UniTek Common Stock, as set forth on Schedule I hereto (the “Allocable Portion”), of the Escrowed Shares represented by such new certificate(s).  On Escrow Agent’s request, Sellers’ Representative shall review and indicate its agreement in writing with Escrow Agent’s revision of Schedule I as provided in the immediately preceding sentence.  Escrow Agent shall bear no responsibility for any delay in the re-registration or issuance of shares by UniTek (or its transfer agent) as provided in this paragraph.

4.           Tax Treatment of Shares.

(a)           Ownership of Escrowed Shares.  Escrowed Shares shall be treated as owned by the Holders for all Tax purposes unless and until released to Purchaser or a Purchaser Indemnitee pursuant to this Agreement, such that all interest and other investment income earned with respect to the Escrow Fund shall be considered for Tax purposes to be income of the Holders, and the Holders shall report such interest or other income consistently therewith.

(b)           Ownership of Certain Dividends.  Any dividends payable in securities or other distributions of any kind made in respect of the Escrowed Shares shall not be deemed to be owned by a Holder and shall be held in escrow by Escrow Agent and shall not be delivered to such Holder unless and until the underlying Escrowed Shares are released to such Holder pursuant to Section 4(a).

3

(c)           Ownership of Earnings.  The parties hereto agree that (i) for all purposes, the Holders will be treated as the owner of any and all cash dividends and income that is earned on assets held in the Escrow Fund (“Earnings”), and (ii) the Holders will report such Earnings, interest and other income as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto, regardless of whether any distributions are made to such parties.

(d)           Tax Filings.  Consistent with the treatment of the parties set forth in this Section 4, the parties hereto agree that Escrow Agent shall file the information returns and other required tax filings with respect to the Escrow Fund that it typically and customarily files for similar escrow accounts, including Form 1099 in the case of a stock split or dividend. Escrow Agent shall be provided with taxpayer identification numbers reasonably requested by it, and shall withhold and remit any taxes required by applicable law to be withheld and remitted.  Escrow Agent shall have no duties or responsibilities with respect to administering tax withholding, payments or reporting for persons receiving distributions relating to wages.

5.           Termination.  This Agreement shall terminate on the date on which all of the Escrow Fund shall have been delivered to either Purchaser or the Holders in accordance herewith.

6.           Delivery and Deposit of Additional Securities.  Any dividends paid in stock declared with respect to the Escrowed Shares in connection with a stock split shall be delivered to, and deposited with, Escrow Agent, who shall hold such securities in the Escrow Fund, subject to all the provisions of this Agreement relating thereto.  Any such securities shall be added to the Holder Accounts in accordance with their respective Allocable Portion.  Escrow Agent shall then adjust the Holder Accounts pro rata based on the Holders’ respective allocable portion of the UniTek Common Stock, as set forth on Schedule I hereto (the “Allocable Portion”), of the dividend.  On Escrow Agent’s request, Sellers’ Representative shall review and indicate its agreement in writing with Escrow Agent’s revision of Schedule I as provided in the immediately preceding sentence.

7.           Voting.  The Holders shall have the right to vote (or to direct Escrow Agent to vote) the Escrowed Shares credited to their Holder Accounts; provided that neither UniTek nor Escrow Agent shall be responsible for delivering proxy or other voting materials to the Holders with respect to such Escrowed Shares.

8.           Representations and Warranties of Sellers’ Representative.  Sellers’ Representative represents and warrants to UniTek, Purchaser and Escrow Agent as follows:

4

(a)           Authority and Enforceability.  It has full power and authority to execute and deliver this Agreement for and on behalf of the Holders and to perform its obligations hereunder for and on behalf of the Holders.  This Agreement constitutes the valid and legally binding obligations of Sellers’ Representative, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) Laws relating to the availability of and/or other equitable remedies.

(b)           No Violation, Breach or Default.  The execution, delivery and performance of this Agreement by Sellers’ Representative for and on behalf of the Holders will not violate, conflict with, result in a breach of, constitute a default under or require any authorization, consent, approval, execution or other action by or notice to any third party under any contract, agreement, or other arrangement by which it is bound or affected, or any Law, order or other restriction to which it is subject.

9.           Representations and Warranties of UniTek and Purchaser.  UniTek and Purchaser, jointly and severally, represent and warrant to Sellers’ Representative, on behalf of the Holders, and to Escrow Agent as follows:

(a)           Authority and Enforceability.  It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of UniTek and Purchaser.  This Agreement has been duly executed and delivered by UniTek and Purchaser and constitutes the valid and legally binding obligation of UniTek and Purchaser, enforceable against UniTek and Purchaser in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) Laws relating to the availability of and/or other equitable remedies.

(b)           No Violation, Breach or Default.  The execution, delivery and performance of this Agreement by UniTek and Purchaser will not violate, conflict with, result in a breach of, constitute a default under or require any authorization, consent, approval, execution or other action by or notice to any third party under any contract, agreement, or other arrangement by which UniTek or Purchaser is bound or affected, or any Law, order or other restriction to which UniTek or Purchaser or any of their respective assets are subject.

10.          Provision of Documents to Escrow Agent.  UniTek, Purchaser and Sellers’ Representative, to the extent within their respective powers, shall provide to Escrow Agent all instruments and documents as are reasonably necessary for Escrow Agent to perform its duties and responsibilities hereunder.

11.          Notice.  Unless written designation of a different address is filed with each of the other parties hereto, all notices required to be given under this Agreement shall be deemed to have been properly given if in writing and delivered, faxed (with non-automated written confirmation of receipt) or mailed by registered or certified mail, postage prepaid.  Mailed notices shall be deemed given when duly mailed and addressed as follows:

5

If to Purchaser or UniTek:

UniTek Global Services, Inc.
1777 Sentry Parkway West
Gwynedd Hall Suite 302
Blue Bell, PA 19422
Attention: Chief Financial Officer
E-mail:  rlejman@unitekgs.com
Facsimile No.: (267) 464-1733
with a copy to:

Elliott Greenleaf & Siedzikowski, P.C.
925 Harvest Drive
3rd Floor
Blue Bell, PA 19422
Attention:  Kevin S. Anderson, Esquire
e-mail: ksa@elliottgreenleaf.com
Facsimile No.:  (215) 977-1099

If to Sellers’ Representative:

Michael Hayford
c/o Pinnacle Wireless, Inc.
80 Commerce Way
Hackensack, NJ 07601
Attention: Michael Hayford, President/CEO
E-mail: mikeh@pinnacle-wireless.com
Facsimile No.: 201-621-4334

With a copies to:

Jeffery L. Clutterbuck, Esquire
P.O. Box 626
171 E. Ridgewood Avenue
E-mail: jclutterbuck@hotmail.com
Facsimile No.: 201-447-0417

and

Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

6

If to Escrow Agent:

Elliott Greenleaf & Siedzikowski, P.C.
925 Harvest Drive
3rd Floor
Blue Bell, PA 19422
Attention:  Kevin S. Anderson, Esquire
e-mail: ksa@elliottgreenleaf.com
Facsimile No.:  (215) 977-1099

12.          Regarding Escrow Agent.

(a)          Reliance.  Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, except for its own bad faith, willful misconduct or gross negligence.   Escrow Agent may conclusively rely upon and shall be protected in acting upon the written (which shall include instructions given by telecopier or other telecommunications device) instructions given jointly by (i) any officer or agent of Purchaser and Sellers’ Representative or (ii) counsel to Purchaser and counsel to Sellers’ Representative with respect to any matter relating to its actions as Escrow Agent hereunder, and Escrow Agent shall be entitled to request that further instructions be given by such persons.  Concurrently with the execution of this Agreement, Purchaser and Sellers’ Representative shall deliver to Escrow Agent authorized signers’ lists substantially in the form of Schedule II to this Agreement.

(b)          Attorneys and Agents.  Escrow Agent may retain counsel (which may be an attorney associated with Escrow Agent) and act with respect to this Agreement and its obligations hereunder on the advice of such counsel.  Escrow Agent shall be, and hereby is, indemnified and saved harmless by Purchaser from all fees and expenses payable pursuant to Section 12.

(c)          Indemnification.  UniTek, Purchaser and Sellers’ Representative, on behalf of Seller, shall jointly and severally indemnify, defend and hold harmless Escrow Agent from all losses, costs and expenses (including reasonable attorneys’ fees) that may be incurred by it as a result of its involvement in any claim or litigation arising from performance of its duties hereunder, provided that such claim, litigation or action in interpleader shall not result from any action taken or omitted by Escrow Agent and for which it shall have been adjudged to have engaged in bad faith, willful misconduct or acted in a grossly negligent manner.

(d)          Tax Reporting.  Subject to the provisions of Section 4(d), UniTek and Sellers’ Representative may give written directions to Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. UniTek and Sellers’ Representative on behalf of Sellers shall jointly and severally indemnify and hold harmless Escrow Agent from and against all liability for tax withholding and/or reporting for any payments made by Escrow Agent pursuant to this Agreement.

7

(e)          Scope of Responsibility.  Escrow Agent shall have no duties or obligations except those ministerial duties and obligations expressly set forth in this Agreement, and no implied duties or obligations, fiduciary or otherwise, shall be read into this Agreement against Escrow Agent.  References in this Agreement to any other agreement, instrument, or document are for the convenience of UniTek and Sellers’ Representative, and Escrow Agent has no duties or obligations with respect thereto.

(f)          No Financial Obligation.  No provision of this Agreement shall require Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.

(g)          Limitation of Liability.  ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM ESCROW AGENT’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(h)          Attachment of Escrow Fund; Compliance with Legal Orders.  In the event that any of the Escrow Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Fund, Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(i)          Force Majeure.  Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

8

13.          Fees and Expenses.  Purchaser shall pay to Escrow Agent its reasonable fees for the services rendered by Escrow Agent pursuant to the provisions of this Agreement with respect to the Escrow Fund.  Purchaser will reimburse Escrow Agent for its reasonable expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the performance by it of such services.  UniTek shall pay any transfer taxes incurred as a result of the issuance of any Escrowed Shares; provided, however, that no shares of UniTek Common Stock that are released from the Escrow Fund to any Holder shall be issued in the name of a person other than the Holder having an interest in such shares hereunder unless such Holder shall pay any transfer or other taxes incurred by reason of the issuance of any share certificates in the name of such other person or shall establish to the satisfaction of Purchaser that such tax has been paid or is not applicable.

14.          Resolution of Disputes.  Disputes between UniTek or Purchaser, on the one hand, and Sellers’ Representative, on the other, arising under this Agreement shall be resolved in the same manner as provided in the Asset Purchase Agreement; provided, however, that if any dispute arises as to any matter arising under this Agreement or there arises any uncertainty as to the meaning or applicability of any of the provisions hereof, or as to Escrow Agent’s duties, rights or responsibilities hereunder, Escrow Agent may, at its option at any time thereafter, deposit the Escrowed Shares then being held by it with a court having appropriate jurisdiction, and Escrow Agent shall thereby be discharged and relieved of all liability hereunder.

15.          Governing Law.  This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflicts of laws provisions.

16.          Binding Effect.  This Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of UniTek, Purchaser, Sellers’ Representative, on behalf of the Holders, and Escrow Agent and their respective heirs, successors and assigns.  No other persons shall have any rights under this Escrow Agreement.

17.          Successor Escrow Agent.  Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to UniTek, Purchaser and Sellers’ Representative and shall be discharged of its duties hereunder upon the appointment of a successor escrow agent as hereinafter provided.  A successor escrow agent shall be appointed by Purchaser with the written consent of Sellers’ Representative, such consent not to be unreasonably conditioned, withheld or delayed; provided, however, that if in the event of any such resignation, the successor escrow agent shall be a bank depository institution or trust company, such bank depository institution or trust company shall be organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $50 million.  Any such successor escrow agent shall deliver to UniTek, Purchaser and Sellers’ Representative a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of Escrow Agent hereunder and shall be entitled to receive the entire Escrow Fund.  If Purchaser has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding.

9

18.       Confirmation of Escrow Agent’s Appointment.  UniTek, Purchaser and Sellers’ Representative hereby confirm the appointment of Escrow Agent under this Agreement, and Escrow Agent hereby accepts such appointment.

19.       Entire Agreement.  This Agreement (including the Asset Purchase Agreement and other documents referred to herein, as they apply to UniTek, Purchaser and Sellers’ Representative only), constitute the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

20.       Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

21.       Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

22.       Construction of Provisions.  Every term and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against any party because such party or its legal counsel drafted this Agreement or such provision.  Time is of the essence with respect to this Agreement.  All pronouns and any variations thereof will be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person may require.  The headings in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  Except as otherwise specifically provided, any reference to any section or schedule will be deemed to refer to such section of or schedule to this Agreement.  Schedules I and II to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

23.        WAIVER OF JURY TRIAL.

(a)           WAIVER.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10

(b)           CERTIFICATION.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 24.

24.       Survival.  The rights of Escrow Agent contained in this Agreement including, without limitation, the right to indemnification, shall survive the resignation of Escrow Agent and the termination of this Agreement.

28.       Counterparts.  This Agreement may be executed in two or more counterparts (including by telecopied signature pages), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

29.        Non-Disqualification of Escrow Agent as Counsel for Purchaser.  The parties hereto acknowledge that Escrow Agent has acted as counsel for Purchaser.  Sellers’ Representative agrees that Escrow Agent shall not be disqualified from representing Purchaser or UniTek or any of their respective affiliates in connection with any matter arising in connection with the Asset Purchase Agreement.

[signatures appear on the following page]

11

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

UNITEK GLOBAL SERVICES, INC.

By:
Name: Ronald J. Lejman
Title: Chief Financial Officer

BCI COMMUNICATIONS, INC.

By:
Name: Ronald J. Lejman
Title: Treasurer

By:
Name: Michael Hayford, as Sellers’ Representative

Elliott Greenleaf & Siedzikowski, P.C., as Escrow Agent

By:
Name:	Kevin S. Anderson
Title:	Authorized Shareholder

EXHIBIT F

Form of Non-Competition and Non-Solicitation Agreement for Pinnacle and CFT

NONCOMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT is made as of this 15th day of April, 2011 between BCI Communications, Inc., a Delaware corporation (“Purchaser”), and (ii) Pinnacle Wireless, Inc., a New Jersey business corporation (“Pinnacle”), Current Flow Technologies Corporation, a New Jersey corporation (“CFT” and together with Pinnacle, the “Restricted Parties”)

WITNESSETH:

WHEREAS, UniTek Global Services, Inc., a Delaware corporation (“UniTek”) , Pinnacle, CFT and the other parties named therein are parties to an Asset Purchase Agreement (“APA”) dated March 30, 2011 pursuant to which Purchaser is acquiring substantially all of the assets (the “Transferred Assets”) of the Restricted Parties’ business of designing, engineering, integrating, maintaining and/or repairing wide-area or in-building systems, broadband wireless networks or two-way radio systems (the “Business”) in the United States (collectively, the “Restricted Territory”); and

WHEREAS, pursuant to Section 13.7 of the APA, on or prior to the date hereof UniTek assigned its rights and obligations under the Asset Purchase Agreement and certain other related agreements to Purchaser; and

WHEREAS, in order to induce Purchaser to execute the APA and complete the transactions contemplated therein, the Restricted Parties, each of them jointly and severally, are willing to enter into this Agreement have agreed to restrict its activities following the Closing as hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Incorporation of Preamble.  The statements set forth in the Preamble to this Agreement are hereby acknowledged and confirmed by the parties hereto.

2.           Effective Date.  This agreement shall be effective as of the date first set forth above (the “Effective Date”).

3.           Confidentiality.  At all times after the Effective Date, the Restricted Parties shall hold in a fiduciary capacity for the benefit of Purchaser any information, knowledge and data that the Restricted Parties may have relating to the Transferred Assets and the Business (collectively, “Confidential Information”), and Restricted Parties shall not, at any time after the date hereof, use, disclose or divulge any such information, knowledge or data to any other Person, except with the written consent of Purchaser or except as otherwise required by law or regulation, provided, however, that (i) before disclosing any Confidential Information to any other Person pursuant to any such requirement of law or regulation, the Restricted Parties shall afford Purchaser an opportunity to seek a court order to prevent such disclosure, and (ii) the Restricted Parties shall have the right to use Confidential Information to enforce and exercise, as applicable, their respective rights and obligations under the APA, the Transaction Documents (as defined in the APA) and the other documents executed and delivered in connection therewith.

Noncompetition Agreement v1

4.           Non-Competition.  For a period ending on two (2) years after the Effective Date, the Restricted Parties shall not, anywhere in the Restricted Territory, directly or indirectly own, manage, operate, control or participate in any other partnership, corporation, trust, association, limited liability company or any other type of entity or organization (collectively “Person”) engaged in or planning to become engaged in a business (a “Competing Business”) substantially similar to the Business, or provide to any such Competing Business any advice or services related to the Business; provided, however, that (i) the Restricted Parties may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities and Exchange Act.

5.           Business Relationships.  For period of three (3) years from the Effective Date, the Restricted Parties shall not directly or indirectly cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor or other business relation of Purchaser who becomes or continues as such as a result of or after the Closing, to cease doing business with Purchaser, to deal with any competitor of Purchaser, or interfere with its relationship with Purchaser.

6.           Non-Solicitation of Employees.  For period of three (3) years after the Effective Date, Restricted Parties shall not directly or indirectly knowingly solicit for hire or attempt to solicit for hire any employee or independent contractor of Purchaser or in any way interfere with the relationship between Purchaser and any of its employees or independent contractors.  Notwithstanding the foregoing, the Restricted Parties or their affiliates may hire a former employee or independent contractor after one (1) year after such person or entities’ termination with Purchaser, or such longer time period contained in any agreement between such person or entity and Purchaser.

7.           Remedy.  The Restricted Parties agree that the remedy at law for any breach or threatened breach of the provisions of Sections 3 – 6 hereof will be inadequate and that any breach or attempted breach would cause immediate and permanent damage to Purchaser which would be impossible to ascertain, and therefore the Restricted Parties agree and consent that, in the event of such breach or threatened breach, Purchaser shall be entitled to injunctive relief to compel the Restricted Parties to refrain from the actions prohibited under such Sections.  Such injunctive relief shall be in addition to any and all other legal and equitable remedies available to Purchasers for such breach or threatened breach, including recovery of damages.

8.           Unenforceable Provisions.  If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Sections 2 – 5 hereof is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Noncompetition Agreement v1

2

9.           Acknowledgment.  The Restricted Parties hereby acknowledge that (i) the provisions of this Agreement are reasonable and necessary to protect and preserve Purchaser’s legitimate business interests and the value of the Transferred Assets and the related portions of the Business associated therewith and to prevent any unfair advantage being conferred on the Restricted Parties, and (ii) the execution of this Agreement is a material inducement to Purchaser to complete the transactions contemplated by the APA.

10.         Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the parties thereto.

11.         Notices.  Any and all notices or other communications or deliveries required or permitted to be given or made shall be in writing and delivered personally, or sent by certified or registered mail, return receipt requested and postage prepaid or sent by overnight courier service as follows:

If to Purchaser:

BCI Communications, Inc.
1777 Sentry Parkway West
Gwynedd Hall Suite 302
Blue Bell, PA 19422
Attention: Chief Financial Officer
E-mail:  rlejman@unitekgs.com
Facsimile No.: (267) 464-1733

with a copy to:

Elliott Greenleaf & Siedzikowski, P.C.
925 Harvest Drive
3rd Floor
Blue Bell, PA 19422
Attention:  Kevin S. Anderson, Esquire
e-mail: ksa@elliottgreenleaf.com
Facsimile No.:  (215) 977-1099

Noncompetition Agreement v1

3

If to Restricted Parties:

Pinnacle Wireless, Inc.
80 Commerce Way
Hackensack, NJ 07601
Attention: Michael Hayford, President/CEO
E-mail: mikeh@pinnacle-wireless.com
Facsimile No.: 201-621-4334

With copies to:

Jeffery L. Clutterbuck, Esquire
P.O. Box 626
171 E. Ridgewood Avenue
E-mail: jclutterbuck@hotmail.com
Facsimile No.: 201-447-0417

and

Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

or at such other address as any party may specify by notice given to such other party in accordance with this Section 11.  The date of giving of any such notice shall be the date of hand delivery, three (3) days after the date of the posting of the mail or the date after the date deposited with the overnight courier.

12.         Waiver.  No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver.  No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, any of similar or different nature, unless expressly so stated in writing.

13.         Applicable Law.  This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law of such state.  The parties hereto agree that any suit or proceeding arising out of this Agreement shall be brought only in the Commonwealth of Pennsylvania.  The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such suit or proceeding and the defense of lack of personal jurisdiction.  Should any clause, section or part of the this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of the this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

Noncompetition Agreement v1

4

14.         Successors.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns or heirs and personal representatives; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto.

15.         Headings.  The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

16.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and Restricted Parties and Purchaser may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

17.         Singular, Plural and Gender.  Where necessary or appropriate to the meaning, the singular and plural shall be interchangeable, and words of any gender shall include all genders.

[balance of page left intentionally blank]

Noncompetition Agreement v1

5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:		RESTRICTED PARTIES:

BCI COMMUNICATIONS, INC.		PINNACLE:

Pinnacle Wireless, Inc.
By:
By:
Name:	Ronald J. Lejman
Name:
Title:	Treasurer
Title:

Current Flow Technologies Corporation

By:

Name:

Title:

Noncompetition Agreement v1

6

EXHIBIT G

Form of Employment Agreements For Hayford, Walters, Love and Medina

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of April 15, 2011 (the “Effective Date”), by and between BCI Communications, Inc., a Delaware corporation (“Company”), and Michael Hayford (“Employee”).

WHEREAS, Company desires to employ Employee in an executive capacity, and Employee desires to be employed by Company in such capacity, under the terms and pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Employee hereby agree as follows:

1.           Definitions.  As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them.

(a)           “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, including such Person’s subsidiaries; provided that for purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Board” means the Board of Directors of UniTek Global Services, Inc. (“UniTek”)

(c)           “Cause” means the occurrence of one or more of the following events:

(i)              Employee has (A) committed willful misconduct or gross negligence in the performance of his duties to Company or any of its Affiliates, (B) willfully disregarded Company’s code of conduct, employee’s manual or any reasonable and lawful policies applicable to all of its senior management or (C) willfully failed to comply with the reasonable and lawful directives of the Board or the Chief Executive Officer of UniTek (the “UniTek CEO”), and, in each case, such action, inaction or failure has had, or could reasonably be expected to have, a materially detrimental effect on Company or any of its Affiliates as determined in good faith by the Board or a committee thereof; or

(ii)             Employee shall have breached any material term or provision of this Agreement, which breach is not cured by Employee within ten (10) business days after receipt of written notice of such breach given by Company; provided, however, that such notice and cure period shall not be required for repeated offenses; or

(iii)            the Board or a committee thereof shall have determined in good faith, after conducting an investigation, that Employee has committed an act of fraud or theft against Company or any of its Affiliates or any wrongful act or omission intended to result in the personal enrichment of Employee or of Employee’s spouse, parents or descendants (whether by blood or adoption and including stepchildren) or the spouses of such individuals in violation of law or of Employee’s duty of loyalty to Company or any of its Affiliates at the expense, directly or indirectly, of Company or any of its Affiliates, and such act or omission was not disclosed to and approved by the Board or a committee thereof prior to taking such act or omission; or

(iv)            Employee shall have been convicted, or entered into a plea of nolo contendere, of any felony or other offense involving fraud or moral turpitude, or convicted, or entered into a plea of nolo contendere, of any other offense that will, in the good faith opinion of the Board or a committee thereof, adversely affect Company’s or any of its Affiliates’ prospects or reputation or Employee’s ability to perform Employee’s obligations or duties to Company or any of its Affiliates.

(d)           “Complete Disability” means the inability of Employee, due to illness or accident or other mental or physical incapacity, as determined in writing by a licensed physician, to perform any of his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of three hundred sixty (360) consecutive calendar days, such “Complete Disability” to become effective upon the expiration of such one hundred eightieth (180th) day.

(e)           “Confidential Information” means any information (i) in any form created by Company’s employees, or any employees of its Affiliates (including such information created by Employee during his course of employment with Company), consultants or agents or otherwise developed or acquired by Company or any of its Affiliates, regardless of the medium or media by which such information is recorded or communicated, that is known by or in the possession of Employee being neither in the public domain nor routinely available to third parties, and (ii) if directly or indirectly disclosed to Company’s or any of its Affiliates’ competitors would (A) assist such competitors in competing against Company or any of its Affiliates, (B) diminish or eliminate any competitive advantage enjoyed by Company or any of its Affiliates, (C) cause financial injury or loss to Company or any of its Affiliates or (D) reveal proprietary information or trade secrets of Company or any of its Affiliates; provided, however, the term “Confidential Information” does not include any information that (i) is publicly available or (ii) becomes publicly available without violation of this Agreement.

(f)           “Good Reason” means the occurrence of one or more of the following, subject to Company’s right to cure the circumstances giving rise to such occurrence within twenty (20) business days of Company’s receipt of written notice in accordance with Section 10:  (i) assignment to Employee of any duties inconsistent, in the aggregate, in any material respect with this Agreement; (ii) a reduction in the Base Salary (as defined below) of Employee (other than a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates); (iii) any material breach of this Agreement by Company, which is not cured by Company within twenty (20) business days after receipt of written notice of such breach given by Employee, and (iv) relocation of Employee’s place of employment to a location more than fifty (50) miles away from Employee’s primary place of employment upon commencement of this Agreement.

(g)           “Person” means any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporate body (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, governmental authority, syndicate or other entity, whether or not having legal status.

(h)      “Section 409A” means Section 409A of the Internal Revenue Code and all rules and regulations promulgated thereunder.

2

2.           Employment.  Subject to the terms and pursuant to the conditions in this Agreement, Company hereby employs Employee during the Term (as defined below) to serve as the Chief Executive Officer of the Pinnacle Division of the Company.

3.           Duties of Employee.  Employee shall have such authority and perform such duties assigned to Employee by the Board or the UniTek CEO and as are generally associated with the duties and authority of the CEO of the Pinnacle Division of the Company, including (i) defining, updating, and implementing policies and strategies and (ii) planning, directing and aligning personnel objectives and programs to enterprise objectives and strategies. In the performance of his duties hereunder, Employee shall report regularly and directly to Chief Operating Officer of UniTek Global Services, Inc..  Employee shall devote all of his business time and effort to Company and its Affiliates and Employee shall not be required to report to any other individual.

4.           Acceptance of Employment.  Employee hereby unconditionally accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement.  Employee hereby covenants and agrees that, during the Term, Employee shall not, without the prior written approval of the Board or a committee thereof, become employed by or engaged in any business activity other than that of Company and its Affiliates.  Notwithstanding the foregoing, Employee may manage personal investments or engage in charitable, civic and community activities that do not substantially interfere with Employee’s obligations under this Agreement.

5.           Term.  Employee’s employment by Company under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years from the Effective Date.  The period of Employee’s employment hereunder shall be referred to herein as the “Term”.

6.           Compensation to Employee.  For and in complete consideration for Employee’s full and faithful performance of his duties under this Agreement, Company hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Company, the following items of compensation:

(a)           Base Salary.  During the Term, Company shall pay Employee an annual base salary of $[*****] (the “Base Salary”), effective as of the Effective Date, payable in equal and regular installments (but not less often than monthly) in accordance with Company’s then current payroll practices.  The Base Salary may be increased, but shall not be decreased (other than in connection with a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates), at any time during the Term in the sole discretion of the Board or a committee thereof.

(b)           Employee Benefit Plans.  During the Term, Employee, if otherwise eligible, shall be included in any pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, bonus plans, stock option plans and/or any and all other benefit or incentive plans which may be placed in effect by Company for other employees at a comparable level of duty, responsibility and/or authority; provided, however, that, as of the date hereof, the parties do not expect Employee to be eligible for, nor included in, any bonus plan or any stock option or other equity incentive plans of the Company until after expiration of Employee’s eligibility to receive earn out payments under the Asset Purchase Agreement, dated March 30, 2011, among Employee, Company (by way of assignment from Company’s ultimate parent, UniTek Global Services, Inc.) and the other parties named therein (the “Asset Purchase Agreement”).  The benefits provided for in this Section 6(b) shall be subject to Company’s policies in effect from time to time, which may be amended by Company in its sole discretion, and in the case of insured benefits, to the applicable contract of insurance.

3

(c)           Expense Reimbursement.  During the Term, Company shall either pay directly or reimburse Employee for Employee’s reasonable and documented expenses incurred for the benefit of Company in accordance with Company’s then current policy regarding expenditures and reimbursement.

(d)           Vacations and Holidays.  During the Term and commencing as of the Effective Date, Employee shall be entitled to annual paid vacation leave in accordance with Company’s standard paid time off policy then in effect for other employees at a comparable level of duty, responsibility and/or authority.

(e)      Termination.  Employee’s employment with Company may be terminated in accordance with the provisions set forth below.

(f)           Death or Disability of Employee.  Employee’s employment with Company shall terminate upon the death or Complete Disability of Employee; provided, however, that in the event of termination due to death or Complete Disability, (A) Company shall pay to Employee or his estate, custodian, conservator or trustee, as applicable, as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to execution and delivery by Employee or his estate, custodian, conservator or trustee, as applicable, of a release in substantially the form attached hereto as Exhibit A (with such changes as may reasonably be required by Company to reflect changes in law or the circumstances surrounding Employee’s release, the “Release”), which Release shall not have been revoked by Employee or his estate, custodian, conservator or trustee, as applicable, pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee or his estate, custodian, conservator or trustee, as applicable, an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable in accordance with Company’s then current payroll practices.

(g)           Cause or Without Good Reason.  Employee’s employment with Company shall terminate upon (i) Company giving written notice to Employee of the termination of such employment for Cause or (ii) Employee giving written notice to Company of the termination of such employment without Good Reason; provided, however, that in the event of termination for Cause or without Good Reason, Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all salary, benefits and other compensation earned through the date of such termination of employment.

4

(h)           Without Cause; For Good Reason.

(i)           Without Cause.  Employee’s employment with Company shall terminate upon Company giving written notice to Employee of the termination of such employment without Cause; provided, however, in the event of termination without Cause, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee (x) an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices, and (y) the full amount of Employee’s share (as set forth in Section 5.2 of the Asset Purchase Agreement) of all Earnout Payments (as defined in the Asset Purchase Agreement) not yet paid to Employee as of the date of such termination of employment (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA (as such terms are defined in the Asset Purchase Agreement) that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement.

(ii)           For Good Reason.  Employee’s employment with Company shall terminate upon Employee giving written notice to Company of the termination of such employment for Good Reason (so long as such notice is given within thirty (30) days of the occurrence of such Good Reason); provided, however, in the event of termination for Good Reason, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices.

(i)           Full Satisfaction.  Employee acknowledges that the payment by Company of the amounts specified in this Section 6 shall constitute full and final satisfaction of any entitlement that Employee may have arising from, or in any way related to, Employee’s employment hereunder, including the termination of such employment.

(j)      Delivery of Release.  Notwithstanding anything to the contrary in this Section 6, in the event that any severance payments or benefits are subject to Employee’s execution and delivery of an effective Release, such Release must be delivered to Company within sixty (60) days following the date of Employee’s termination of employment.

(k)      Additional Earnout Payment Obligation. In addition to the right to receive Employee’s share of his remaining Earnout Payment amounts in the event of his own termination without Cause pursuant to Section 6(h)(i) above, if any one or more of Messrs. Timothy Walters, Christopher Love or Manny Medina are terminated without Cause under (and as defined in) their respective employment agreement with the Company at a time when Earnout Payment amounts  may still be payable to Employee under the Asset Purchase Agreement, the Company shall pay to Employee, as soon as practicable after the date of such termination of such other employee(s) (allowing Company a reasonable period of time to calculate such amounts), the full amount of Employee’s share of all Earnout Payments not yet paid to Employee as of the date of such termination (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement) (i.e., as if Employee had been terminated without Cause hereunder), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement.

5

7.           Confidentiality.

(a)           Employee hereby warrants, covenants and agrees that, without the prior express written approval of Company, Employee shall hold in the strictest confidence and shall not disclose to any Person any Confidential Information.  The provisions of this Section 7 shall not prohibit the disclosure of Confidential Information by Employee to the extent required by any governmental authority or by applicable law.  If Employee receives such a demand for disclosure: (i) Employee shall give written notice thereof to Company as promptly as is reasonably practicable after he learns of any such demand, (ii) Employee agrees to cooperate with Company, at Company’s expense, to prevent or limit such disclosure and (iii) Employee agrees to only disclose that amount of Confidential Information that is expressly required to be disclosed.  The warranty, covenant and agreement set forth in this Section 7 shall not expire and shall survive this Agreement and be binding upon Employee without regard to the passage of time or other events.

(b)           The violation of any of the terms of this Section 7 by Employee would cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 7 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 7 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

8.           Restrictions on Activities of Employee.

(a)           Acknowledgments.  Employee and Company acknowledge and agree that:

(i)           Employee is being employed hereunder in a key capacity with Company and that Company is engaged in a highly competitive business and that the success of Company’s business in the marketplace depends upon its goodwill and reputation for quality and dependability.

(ii)          Employee will have access to Confidential Information in performing his duties for Company under this Agreement.

(iii)         Reasonable limits may be placed on Employee’s ability to compete against Company and its Affiliates that are engaged in the Business (as defined below) to the extent that they protect and preserve the legitimate business interests and goodwill of Company and/or its Affiliates that are engaged in the Business, and that the limits contained herein are in consideration for and as an inducement for, among other things, Employee’s right to receive the compensation set forth in Section 6.

(iv)        The covenants and undertakings by Employee contained in this Section 8 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 8 will cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 8 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 8 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

6

(v)         The rights and remedies provided by this Section 8 are cumulative and in addition to any other rights and remedies which Company may have hereunder or at law or in equity.  The parties hereto agree that, if any arbitrator or court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 8 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such arbitrator or court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(b)           Non-Competition Restrictions.  During the Non-Competition Period (as defined below), Employee will not, anywhere in the Territory (as defined below), directly or indirectly, alone or as principal, agent, employee, officer, director, trustee, employer, consultant, investor or partner, enter the employ of, or render services to, or own any stock or any other ownership interest in, or make any financial investment in, any person, business or entity which is a Competitor (as defined below); provided, however, that the ownership of not more than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system shall not constitute a violation of this Section 8(b).  For purposes of this Agreement, a business or entity shall be considered a “Competitor” as of any point in time during the Non-Competition Period if it engages in the business of providing outsourced services to the telecommunications, satellite, broadband cable, cellular/wireless tower, utility, power, management services, government, security or home services industries (including, without limitation, design, engineering, integration, maintenance and/or repair services with respect to wide-area or in-building systems, broadband wireless networks or two-way radio systems) or that otherwise competes with Company or any of its Affiliates within the Territory (the “Business”).  For purposes of this Agreement, the “Non-Competition Period” shall mean the period commencing on the Effective Date and ending one (1) year after the date Employee’s employment is terminated.  For purposes of this Agreement, “Territory” means anywhere in the United States of America.

(c)           Non-Solicitation Restrictions.  During the Non-Competition Period, Employee will not, directly or indirectly, (i) solicit the employment or services of any individual who upon termination of Employee’s employment with Company or within twelve (12) months prior thereto, was known by Employee to be employed by Company or any of its Affiliates (each such individual, a “Company Affiliate”), except that this clause (i) does not prohibit the placement of advertisements for job openings in newspapers, trade journals or other media of general circulation, (ii) hire any Company Affiliate, except that this clause (ii) does not prohibit Employee from hiring or participating in the hiring of any person if such person’s employment with Company, and any applicable written post-employment restrictions the person had as to Company and of which Employee is aware (after reasonable inquiry), both ended more than one year prior to the date of Employee’s actions, or (iii) solicit any customer or supplier of Company or any of its Affiliates to terminate its arrangement with Company or any of its Affiliates, otherwise change its relationship with Company or any of its Affiliates, or establish any relationship, directly or indirectly, with Employee for any business purpose that is competitive with the Business.

7

9.           Deductions and Withholdings.  All payments made to Employee pursuant to this Agreement shall be subject to all applicable statutory deductions and withholding amounts.

10.         Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

to Company:	BCI Communications, Inc.
1777 Sentry Parkway West, Gwynedd Hall
Suite 302
Blue Bell, PA 19422
Attention: C. Scott Hisey

to Employee:	Michael Hayford
[*****]
[*****]

Attention:
Facsimile:

with copies to:	Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail: steven.smith@bipc.com
Facsimile No.: 215-665-8760

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if delivered by hand or overnight courier and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

11.         Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania applicable therein, without giving effect to the principles of conflict of laws thereof.

12.         Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Employee shall not assign this Agreement or delegate his duties hereunder without the prior written consent of Company.  Any purported assignment in violation of this Section 12 shall be null and void and of no force or effect.

13.         Amendment or Modification.  This Agreement may not be amended, modified, changed or altered except by a writing signed by Company and Employee.

14.         Waiver.  None of the terms of this Agreement, including this Section 14, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

8

15.         Interpretation.  Titles of sections are for convenience only and are not to be considered a part of this Agreement.  Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Agreement they shall be construed as referred to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular “Section” or “paragraph” shall be construed as referred to the indicated section or paragraph of this Agreement unless the context indicates to the contrary.  The use of the term “including” herein shall be construed as meaning “including, without limitation.”  All references to “$” shall be references to legal currency of the United States of America.

16.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

17.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement.

18.         Complete Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior agreements, term sheets and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

19.         Confidential Arbitration of Disputes.  Except as otherwise provided in Section 7 and Section 8 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, relating to the Release or arising out of Employee’s employment or the termination of that employment (including any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be resolved binding confidential arbitration, under the auspices of the American Arbitration Association (“AAA”) in Philadelphia, Pennsylvania, before three neutral and independent arbitrators licensed to practice law and in accordance with the Commercial Rules of the AAA.  In the event that any person or entity other than Employee or Company is a party with regard to any such controversy or claim, such controversy or claim with such third party shall be submitted to confidential arbitration subject to such other person or entity’s agreement.  However, with the exception of Section 7 and Section 8, all disputes between Company and Employee shall be arbitrated.  Any award rendered in any arbitration shall be final and conclusive upon the parties to the arbitration, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration.  This Section 19 shall be specifically enforceable.  Nothing in this Section 19 shall prevent Company from seeking injunctive or equitable relief from any court of appropriate jurisdiction as provided in Section 7 and Section 8.

20.         Employee Representation. Employee acknowledges that he has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose.

9

21.         Section 409A Compliance.  If any payment or other benefit provided to Employee in connection with his termination of employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Company determines that Employee is a “specified employee” as defined in Section 409A, no part of such payments or benefits shall be paid before the day that is six (6) months plus one (1) day after Employee’s termination date (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to Employee during the period between the date of termination and the New Payment Date shall be paid to Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full cost of premiums for such welfare benefits during the six (6) month period and Company shall pay the Employee an amount equal to the amount of such premiums paid by Employee during such six-month period promptly after its conclusion.

22.         Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

23.         Installments as Separate Payments.  If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

[The Remainder of This Page Is Intentionally Left Blank.]

10

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

Company:

BCI COMMUNICATIONS, INC.

By:
Name:
Title:

EMPLOYEE:

Name:

11

EXHIBIT A

SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE  (this “Agreement”) is entered into as of __________, 20__ by and between ____________________________ (the “Company”) and ___________ (“Employee”).

BACKGROUND

           WHEREAS, Employee currently serves as the _______________ of ______________________ (“Company”) pursuant to the terms and conditions set forth in that certain written employment agreement by and between Employee and Company, dated as of _____________, 20__, (the “Employment Agreement”);

WHEREAS, Employee employment with the Company and all its affiliates has terminated effective as of ____________, 20__ (the “Separation Date”), and will cease to serve as the _________________ of Company as of the Separation Date; and

WHEREAS, in connection with termination of Employee’s employment with the Company, Employee and the Company desire to evidence the terms of certain agreements that have been reached between Employee and the Company regarding compensation and payments on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which Employee acknowledges, and intending to be legally bound hereby, Employee and the Company agree as follows:

SEVERANCE

1.           Severance.  Subject in all respects to the terms of this Agreement and Employee’s execution and non-revocation of this Agreement (see Section 6 below), the Company will pay to Employee an amount equal to __________ (__) ________ of Employee’s base salary (based on the current annual rate of $________ per year), less applicable tax withholding, which will be paid ratably, in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date.

Employee hereby acknowledges and agrees that the continued base salary described in this Section 1 (the “Severance Payments”) are being provided to Employee as consideration for Employee’s (a) execution and non-revocation of, and in reliance upon Employee’s representations in, this Agreement and (b) continued compliance with certain surviving provisions of the Employment Agreement.  Employee further acknowledges and agrees that if Employee does not execute or executes and revokes this Agreement, Employee would not otherwise be entitled to the Severance Payments or any other payment, and such Severance Payments are sufficient consideration for Employee’s execution and non-revocation of this Agreement.

12

AGREEMENTS OF EMPLOYEE

2.           Acknowledgements.  Employee agrees and represents that the following are true and correct:

(a)           Employment Termination.  Employee acknowledges his employment with the Company and its affiliates, including the Company’s parent company, Unitek Global Services, Inc., will permanently end on the Separation Date, and, from and after the Separation Date, the Company will have no future obligation to re-employ Employee.

(b)           Accrued Obligations.  On or prior to the Separation Date, the Company will pay to Employee all amounts due from the Company through the Separation Date including but not limited to the following: (a) all wages earned, (b) payment for all accrued but unused paid vacation time as recorded in accordance with the Company’s PTO policy, and (c) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company through the Separation Date.  No other amounts are due to Employee from the Company, except under this Agreement and only if this Agreement becomes effective and enforceable.

(c)           Return of Property.  On or prior to the Separation Date, Employee shall  return to the Company (i) all items of property provided by the Company for Employee’s use during employment with the Company and (ii) all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company, except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, and benefits, (b) any stock options, restricted stock, and documents received as a stockholder and (c) the Employment Agreement.

(d)           Restrictive Covenants.  Employee hereby acknowledges and agrees that his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement are hereby incorporated into this Agreement by reference and made part hereof and that he remains bound by those promises, obligations and covenants following the Separation Date in accordance with the terms of Sections 7 and 8 the Employment Agreement.  Employee further acknowledges and agrees that his right to receive the Severance Payments upon this Agreement becoming effective and enforceable is conditioned upon Employee’s continued compliance with his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement following the Separation Date.  Employee acknowledges and agrees that even if Employee did not sign this Agreement, Employee would still have continuing obligations under Sections 7 and 8 of the Employment Agreement.

13

(e)           Mutual Non-Disparagement.  Employee shall not disparage the Company, its subsidiaries, parents or affiliates, or their respective investors, directors, officers, employees, agents or representatives, or its and their respective successors, assigns, heirs, executors, or administrators (each of the foregoing, a “Covered Entity/Person”), or make any public statement reflecting negatively on and Covered Entity/Person, to third parties including, but not limited to, any matters relating to the operation or management of the Company, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.  The Company shall direct its directors and officers not to disparage Employee or make any public statement reflecting negatively on Employee to third parties, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.

(f)           No Violations.  Employee is not aware of any present violations of the Company’s Code of Conduct or concerns regarding any such violation.

(g)           Unemployment.  Employee understands that with respect to any inquiry by the ________________ Department of Labor and Workforce Development regarding eligibility for unemployment insurance, the Company shall characterize Employee’s termination of employment with the Company as a voluntary resignation.

3.           General Waiver & Release.  Except as described in Sections 3(c) and 3(d) below, Employee waives and releases any and all claims, whether or not now known to Employee, against the Company, its parents, subsidiaries and affiliated companies, and all of their respective past and present investors, directors, officers, employees, agents, representatives, successors and assigns (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Agreement.

(a)           Included Claims.  The claims being waived and released include, without limitation:

(i)           any and all claims arising from or relating to Employee’s recruitment, hire, employment and termination of employment with the Company;

(ii)           any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy;

(iii)           any and all claims of unlawful discrimination, harassment and retaliation under applicable federal, state and local laws and regulations;

(iv)           any and all claims of violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment;

(v)           any and all claims for monetary damages and any other form of personal relief; and

14

(vi)           any and all claims under the federal Age Discrimination in Employment Act, as amended (“ADEA”); and

(vii)           any and all claims under the Conscientious Employee Protection Act (“CEPA”).

(b)           Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means that, if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

(c)           Exceptions.  The only claims that are not being waived and released by Employee under this Section 3 are claims Employee may have for:

(i)            unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(ii)           continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as “COBRA” and/or under an applicable state counterpart law;

(iii)          any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA;”

(iv)          vested shares of common stock and/or vested option shares pursuant to the written terms and conditions of Employee’s stock option grants and agreements existing as of the Separation Date;

(v)           violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(vi)          any wrongful act or omission occurring after the date Employee signs this Agreement; and

(vii)         any right Employee may have to (1) enforce his rights under this Agreement, the Asset Purchase Agreement (as defined in the Employment Agreement) and any other Transaction Document (as defined in the Asset Purchase Agreement) or other document or agreement entered into in connection with the Asset Purchase Agreement, and (2) indemnification as an officer, director or employee of the Company (or any affiliate thereof) pursuant to the articles of incorporation or by-laws (or other governing instruments) (the “Governing Documents”) of the Company (or any affiliate thereof).

15

(d)           Government Agency Claims Exception.  Nothing in this Section 3, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”),  that is responsible for enforcing a law on behalf of the government.  However, Employee understands that, because Employee is waiving and releasing all claims “for monetary damages and any other form of personal relief” (per Section 3(a)(v)), Employee may only seek and receive non-personal forms of relief through any such EECO claim or related claim with a state agency.

4.           Confidentiality of this Agreement.  Employee shall not disclose to others the fact or terms of this Agreement, except Employee may disclose such information to Employee’s spouse and to Employee’s attorney or accountant (in order for such individuals to render professional services to Employee), so long as such individuals agree to keep such information confidential.  Nothing in this Section 4, or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process, or (b) cooperating, participating or assisting in any government entity investigation or proceeding.

AGREEMENTS OF THE COMPANY & EMPLOYEE

5.           Waiver of Notice Period; No Admission.  The Company and Employee acknowledge that Employee voluntarily resigned.  The Company hereby accepts such notice and agrees that Employee’s written letter of resignation satisfies the notice requirements of the Employment Agreement. Nothing about the fact or content of this Agreement shall considered to be or treated by Employee or the Company as an admission of any wrongdoing, liability or violation of law by Employee or by any Releasee.

6.           Consideration & Revocation Periods; Effective Date.  Employee has been given twenty-one (21) calendar days after the date Employee received this Agreement (“21-day Consideration Period”) within which to review and consider this Agreement, to discuss the Agreement with an attorney of Employee’s own choosing, and to decide whether or not to sign this Agreement.  The Company hereby advises Employee to consult with an attorney of Employee’s own choosing during this 21-day Consideration Period.

(a)           Revocation Period.  In addition, for the period of seven (7) calendar days after the date Employee signs this Agreement (“7-day Revocation Period”), Employee may revoke it by delivering written notice of revocation to the Company by hand-delivery or by facsimile or e-mail transmission (and retaining proof of successful transmission) using the street, facsimile or e-mail address for the Company stated in Section 7 below.

(b)           Effective Date. Because of this 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth calendar day after the date Employee signed it, provided that Employee has delivered Employee’s signed Agreement to the Company, and Employee did not revoke the Agreement per Section 6.1 above (“Effective Date”).

16

7.           Delivery to the Company.  Employee should return this Agreement, signed by Employee (and any notice of revocation, if applicable, per Section 6 above) to:

BCI Communications, Inc.
c/o UniTek Global Services Inc.
Gwynedd Hall
1777 Sentry Parkway West, Suite 302
Blue Bell, Pennsylvania 19422
Attn: General Counsel

8.           Judicial Interpretation/Modification; Severability; Governing Law.  In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.  This Release shall be construed, interpreted and enforced in accordance with the laws of the state of Pennsylvania without regard to the conflict of laws provisions thereof.

9.           Changes to Agreement.  No changes to this Agreement can be effective except by another written agreement signed by Employee and by the Company’s Chief Executive Officer.

10.         Complete Agreement.  Except for the agreements (other than the Employment Agreement) and benefit plans noted in Sections 2(c) and 3(c) above, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in-law) between Employee and the Company (including, without limitation, the Employment Agreement, except for provisions thereof that, by the terms thereof, survive termination thereof) regarding all of the subjects covered by this Agreement.  This Agreement is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement, and neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

17

11.         Application of Section 409A of the Internal Revenue Code.

(a)           General.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically, with the separation pay exemption and short-term deferral exemption of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code.  If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on Employee under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs.  To the extent that any provision of the Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall Employee, directly or indirectly, designate the calendar year of payment.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s “separation from service”  with the Company, the Company has securities which are publicly traded on an established securities market and Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any compensation payments or benefits otherwise payable pursuant to this Agreement as a result of such “separation from service” to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such compensation payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following Employee’s “separation of service ” with the Company.  If any payments are postponed due to such requirements, such amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six months following Employee’s “separation of service” with the Company.  If Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of Employee’s estate within 60 days after the date of Employee’s death.

[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee and the Company hereby execute the foregoing Separation of Employment Agreement and General Release as of the dates set forth below.

Dated: __________, 20__
By
Elizabeth Downey
Chief Administrative Officer

I have read this AGREEMENT.  i understand that I am giving up important rights per Section 3 above.   I am aware of my right to consult with an attorney of my own choosing during the 21-Day Consideration Period, and I have undertaken such consultation before signing this Agreement.  I sign this Agreement freely and voluntarily, without duress or coercion.

EMPLOYEE

Dated: __________, 20__
Name:

19

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of April 15, 2011 (the “Effective Date”), by and between BCI Communications, Inc., a Delaware corporation (“Company”), and Timothy Walters (“Employee”).

WHEREAS, Company desires to employ Employee in an executive capacity, and Employee desires to be employed by Company in such capacity, under the terms and pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Employee hereby agree as follows:

1.           Definitions.  As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them.

(a)           “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, including such Person’s subsidiaries; provided that for purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Board” means the Board of Directors of UniTek Global Services, Inc. (“UniTek”)

(c)           “Cause” means the occurrence of one or more of the following events:

(i)                 Employee has (A) committed willful misconduct or gross negligence in the performance of his duties to Company or any of its Affiliates, (B) willfully disregarded Company’s code of conduct, employee’s manual or any reasonable and lawful policies applicable to all of its senior management or (C) willfully failed to comply with the reasonable and lawful directives of the Board or the Chief Executive Officer of UniTek (the “UniTek CEO”), and, in each case, such action, inaction or failure has had, or could reasonably be expected to have, a materially detrimental effect on Company or any of its Affiliates as determined in good faith by the Board or a committee thereof; or

(ii)                Employee shall have breached any material term or provision of this Agreement, which breach is not cured by Employee within ten (10) business days after receipt of written notice of such breach given by Company; provided, however, that such notice and cure period shall not be required for repeated offenses; or

(iii)               the Board or a committee thereof shall have determined in good faith, after conducting an investigation, that Employee has committed an act of fraud or theft against Company or any of its Affiliates or any wrongful act or omission intended to result in the personal enrichment of Employee or of Employee’s spouse, parents or descendants (whether by blood or adoption and including stepchildren) or the spouses of such individuals in violation of law or of Employee’s duty of loyalty to Company or any of its Affiliates at the expense, directly or indirectly, of Company or any of its Affiliates, and such act or omission was not disclosed to and approved by the Board or a committee thereof prior to taking such act or omission; or

(iv)              Employee shall have been convicted, or entered into a plea of nolo contendere, of any felony or other offense involving fraud or moral turpitude, or convicted, or entered into a plea of nolo contendere, of any other offense that will, in the good faith opinion of the Board or a committee thereof, adversely affect Company’s or any of its Affiliates’ prospects or reputation or Employee’s ability to perform Employee’s obligations or duties to Company or any of its Affiliates.

(d)           “Complete Disability” means the inability of Employee, due to illness or accident or other mental or physical incapacity, as determined in writing by a licensed physician, to perform any of his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of three hundred sixty (360) consecutive calendar days, such “Complete Disability” to become effective upon the expiration of such one hundred eightieth (180th) day.

(e)           “Confidential Information” means any information (i) in any form created by Company’s employees, or any employees of its Affiliates (including such information created by Employee during his course of employment with Company), consultants or agents or otherwise developed or acquired by Company or any of its Affiliates, regardless of the medium or media by which such information is recorded or communicated, that is known by or in the possession of Employee being neither in the public domain nor routinely available to third parties, and (ii) if directly or indirectly disclosed to Company’s or any of its Affiliates’ competitors would (A) assist such competitors in competing against Company or any of its Affiliates, (B) diminish or eliminate any competitive advantage enjoyed by Company or any of its Affiliates, (C) cause financial injury or loss to Company or any of its Affiliates or (D) reveal proprietary information or trade secrets of Company or any of its Affiliates; provided, however, the term “Confidential Information” does not include any information that (i) is publicly available or (ii) becomes publicly available without violation of this Agreement.

(f)           “Good Reason” means the occurrence of one or more of the following, subject to Company’s right to cure the circumstances giving rise to such occurrence within twenty (20) business days of Company’s receipt of written notice in accordance with Section 10:  (i) assignment to Employee of any duties inconsistent, in the aggregate, in any material respect with this Agreement; (ii) a reduction in the Base Salary (as defined below) of Employee (other than a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates); (iii) any material breach of this Agreement by Company, which is not cured by Company within twenty (20) business days after receipt of written notice of such breach given by Employee, and (iv) relocation of Employee’s place of employment to a location more than fifty (50) miles away from Employee’s primary place of employment upon commencement of this Agreement.

(g)           “Person” means any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporate body (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, governmental authority, syndicate or other entity, whether or not having legal status.

(h)      “Section 409A” means Section 409A of the Internal Revenue Code and all rules and regulations promulgated thereunder.

2

2.           Employment.  Subject to the terms and pursuant to the conditions in this Agreement, Company hereby employs Employee during the Term (as defined below) to serve as the Vice President, US Market/Channel Development of the Pinnacle Division of the Company.

3.           Duties of Employee.  Employee shall have such authority and perform such duties assigned to Employee by the Board or the UniTek CEO and as are generally associated with the duties and authority of the Vice President, US Market/Channel Development of the Pinnacle Division, including (i) defining, updating, and implementing policies and strategies and (ii) planning, directing and aligning personnel objectives and programs to enterprise objectives and strategies.  In the performance of his duties hereunder, Employee shall report regularly and directly to Chief Executive Officer of the Pinnacle Division of the Company.  Employee shall devote all of his business time and effort to Company and its Affiliates and Employee shall not be required to report to any other individual.

4.           Acceptance of Employment.  Employee hereby unconditionally accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement.  Employee hereby covenants and agrees that, during the Term, Employee shall not, without the prior written approval of the Board or a committee thereof, become employed by or engaged in any business activity other than that of Company and its Affiliates.  Notwithstanding the foregoing, Employee may manage personal investments or engage in charitable, civic and community activities that do not substantially interfere with Employee’s obligations under this Agreement.

5.           Term.  Employee’s employment by Company under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years from the Effective Date.  The period of Employee’s employment hereunder shall be referred to herein as the “Term”.

6.           Compensation to Employee.  For and in complete consideration for Employee’s full and faithful performance of his duties under this Agreement, Company hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Company, the following items of compensation:

(a)           Base Salary.  During the Term, Company shall pay Employee an annual base salary of $[*****] (the “Base Salary”), effective as of the Effective Date, payable in equal and regular installments (but not less often than monthly) in accordance with Company’s then current payroll practices.  The Base Salary may be increased, but shall not be decreased (other than in connection with a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates), at any time during the Term in the sole discretion of the Board or a committee thereof.

(b)           Employee Benefit Plans.  During the Term, Employee, if otherwise eligible, shall be included in any pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, bonus plans, stock option plans and/or any and all other benefit or incentive plans which may be placed in effect by Company for other employees at a comparable level of duty, responsibility and/or authority; provided, however, that, as of the date hereof, the parties do not expect Employee to be eligible for, nor included in, any bonus plan or any stock option or other equity incentive plans of the Company until after expiration of Employee’s eligibility to receive earn out payments under the Asset Purchase Agreement, dated March 30, 2011, among Employee, Company (by way of assignment from Company’s ultimate parent, UniTek Global Services, Inc.) and the other parties named therein (the “Asset Purchase Agreement”).  The benefits provided for in this Section 6(b) shall be subject to Company’s policies in effect from time to time, which may be amended by Company in its sole discretion, and in the case of insured benefits, to the applicable contract of insurance.

3

(c)           Expense Reimbursement.  During the Term, Company shall either pay directly or reimburse Employee for Employee’s reasonable and documented expenses incurred for the benefit of Company in accordance with Company’s then current policy regarding expenditures and reimbursement.

(d)           Vacations and Holidays.  During the Term and commencing as of the Effective Date, Employee shall be entitled to annual paid vacation leave in accordance with Company’s standard paid time off policy then in effect for other employees at a comparable level of duty, responsibility and/or authority.

(e)      Termination.  Employee’s employment with Company may be terminated in accordance with the provisions set forth below.

(f)           Death or Disability of Employee.  Employee’s employment with Company shall terminate upon the death or Complete Disability of Employee; provided, however, that in the event of termination due to death or Complete Disability, (A) Company shall pay to Employee or his estate, custodian, conservator or trustee, as applicable, as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to execution and delivery by Employee or his estate, custodian, conservator or trustee, as applicable, of a release in substantially the form attached hereto as Exhibit A (with such changes as may reasonably be required by Company to reflect changes in law or the circumstances surrounding Employee’s release, the “Release”), which Release shall not have been revoked by Employee or his estate, custodian, conservator or trustee, as applicable, pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee or his estate, custodian, conservator or trustee, as applicable, an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable in accordance with Company’s then current payroll practices.

(g)           Cause or Without Good Reason.  Employee’s employment with Company shall terminate upon (i) Company giving written notice to Employee of the termination of such employment for Cause or (ii) Employee giving written notice to Company of the termination of such employment without Good Reason; provided, however, that in the event of termination for Cause or without Good Reason, Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all salary, benefits and other compensation earned through the date of such termination of employment.

4

(h)           Without Cause; For Good Reason.

(i)           Without Cause.  Employee’s employment with Company shall terminate upon Company giving written notice to Employee of the termination of such employment without Cause; provided, however, in the event of termination without Cause, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee (x) an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices, and (y) the full amount of Employee’s share (as set forth in Section 5.2 of the Asset Purchase Agreement) of all Earnout Payments (as defined in the Asset Purchase Agreement) not yet paid to Employee as of the date of such termination of employment (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA (as such terms are defined in the Asset Purchase Agreement) that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement.

(ii)           For Good Reason.  Employee’s employment with Company shall terminate upon Employee giving written notice to Company of the termination of such employment for Good Reason (so long as such notice is given within thirty (30) days of the occurrence of such Good Reason); provided, however, in the event of termination for Good Reason, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices.

(i)           Full Satisfaction.  Employee acknowledges that the payment by Company of the amounts specified in this Section 6 shall constitute full and final satisfaction of any entitlement that Employee may have arising from, or in any way related to, Employee’s employment hereunder, including the termination of such employment.

(j)      Delivery of Release.  Notwithstanding anything to the contrary in this Section 6, in the event that any severance payments or benefits are subject to Employee’s execution and delivery of an effective Release, such Release must be delivered to Company within sixty (60) days following the date of Employee’s termination of employment.

(k) Additional Earnout Payment Obligation. In addition to the right to receive Employee’s share of his remaining Earnout Payment amounts in the event of his own termination without Cause pursuant to Section 6(h)(i) above, if any one or more of Messrs. Michael Hayford, Christopher Love or Manny Medina are terminated without Cause under (and as defined in) their respective employment agreement with the Company at a time when Earnout Payment amounts  may still be payable to Employee under the Asset Purchase Agreement, the Company shall pay to Employee, as soon as practicable after the date of such termination of such other employee(s) (allowing Company a reasonable period of time to calculate such amounts), the full amount of Employee’s share of all Earnout Payments not yet paid to Employee as of the date of such termination (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement) (i.e., as if Employee had been terminated without Cause hereunder), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement

5

7.           Confidentiality.

(a)           Employee hereby warrants, covenants and agrees that, without the prior express written approval of Company, Employee shall hold in the strictest confidence and shall not disclose to any Person any Confidential Information.  The provisions of this Section 7 shall not prohibit the disclosure of Confidential Information by Employee to the extent required by any governmental authority or by applicable law.  If Employee receives such a demand for disclosure: (i) Employee shall give written notice thereof to Company as promptly as is reasonably practicable after he learns of any such demand, (ii) Employee agrees to cooperate with Company, at Company’s expense, to prevent or limit such disclosure and (iii) Employee agrees to only disclose that amount of Confidential Information that is expressly required to be disclosed.  The warranty, covenant and agreement set forth in this Section 7 shall not expire and shall survive this Agreement and be binding upon Employee without regard to the passage of time or other events.

(b)           The violation of any of the terms of this Section 7 by Employee would cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 7 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 7 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

8.           Restrictions on Activities of Employee.

(a)           Acknowledgments.  Employee and Company acknowledge and agree that:

(i)           Employee is being employed hereunder in a key capacity with Company and that Company is engaged in a highly competitive business and that the success of Company’s business in the marketplace depends upon its goodwill and reputation for quality and dependability.

(ii)         Employee will have access to Confidential Information in performing his duties for Company under this Agreement.

(iii)         Reasonable limits may be placed on Employee’s ability to compete against Company and its Affiliates that are engaged in the Business (as defined below) to the extent that they protect and preserve the legitimate business interests and goodwill of Company and/or its Affiliates that are engaged in the Business, and that the limits contained herein are in consideration for and as an inducement for, among other things, Employee’s right to receive the compensation set forth in Section 6.

6

(iv)           The covenants and undertakings by Employee contained in this Section 8 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 8 will cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 8 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 8 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

(v)           The rights and remedies provided by this Section 8 are cumulative and in addition to any other rights and remedies which Company may have hereunder or at law or in equity.  The parties hereto agree that, if any arbitrator or court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 8 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such arbitrator or court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(b)           Non-Competition Restrictions.  During the Non-Competition Period (as defined below), Employee will not, anywhere in the Territory (as defined below), directly or indirectly, alone or as principal, agent, employee, officer, director, trustee, employer, consultant, investor or partner, enter the employ of, or render services to, or own any stock or any other ownership interest in, or make any financial investment in, any person, business or entity which is a Competitor (as defined below); provided, however, that the ownership of not more than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system shall not constitute a violation of this Section 8(b).  For purposes of this Agreement, a business or entity shall be considered a “Competitor” as of any point in time during the Non-Competition Period if it engages in the business of providing outsourced services to the telecommunications, satellite, broadband cable, cellular/wireless tower, utility, power, management services, government, security or home services industries (including, without limitation, design, engineering, integration, maintenance and/or repair services with respect to wide-area or in-building systems, broadband wireless networks or two-way radio systems) or that otherwise competes with Company or any of its Affiliates within the Territory (the “Business”).  For purposes of this Agreement, the “Non-Competition Period” shall mean the period commencing on the Effective Date and ending one (1) year after the date Employee’s employment is terminated.  For purposes of this Agreement, “Territory” means anywhere in the United States of America.

(c)           Non-Solicitation Restrictions.  During the Non-Competition Period, Employee will not, directly or indirectly, (i) solicit the employment or services of any individual who upon termination of Employee’s employment with Company or within twelve (12) months prior thereto, was known by Employee to be employed by Company or any of its Affiliates (each such individual, a “Company Affiliate”), except that this clause (i) does not prohibit the placement of advertisements for job openings in newspapers, trade journals or other media of general circulation, (ii) hire any Company Affiliate, except that this clause (ii) does not prohibit Employee from hiring or participating in the hiring of any person if such person’s employment with Company, and any applicable written post-employment restrictions the person had as to Company and of which Employee is aware (after reasonable inquiry), both ended more than one year prior to the date of Employee’s actions, or (iii) solicit any customer or supplier of Company or any of its Affiliates to terminate its arrangement with Company or any of its Affiliates, otherwise change its relationship with Company or any of its Affiliates, or establish any relationship, directly or indirectly, with Employee for any business purpose that is competitive with the Business.

7

9.             Deductions and Withholdings.  All payments made to Employee pursuant to this Agreement shall be subject to all applicable statutory deductions and withholding amounts.

10.           Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

to Company:                       BCI Communications, Inc.
1777 Sentry Parkway West, Gwynedd Hall
Suite 302
Blue Bell, PA 19422
Attention: C. Scott Hisey

to Employee:                      Timothy Walters
[*****]
[*****]

Attention:
Facsimile:

with copies to:                   Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if delivered by hand or overnight courier and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

11.           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania applicable therein, without giving effect to the principles of conflict of laws thereof.

12.           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Employee shall not assign this Agreement or delegate his duties hereunder without the prior written consent of Company.  Any purported assignment in violation of this Section 12 shall be null and void and of no force or effect.

13.           Amendment or Modification.  This Agreement may not be amended, modified, changed or altered except by a writing signed by Company and Employee.

14.           Waiver.  None of the terms of this Agreement, including this Section 14, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

8

15.           Interpretation.  Titles of sections are for convenience only and are not to be considered a part of this Agreement.  Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Agreement they shall be construed as referred to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular “Section” or “paragraph” shall be construed as referred to the indicated section or paragraph of this Agreement unless the context indicates to the contrary.  The use of the term “including” herein shall be construed as meaning “including, without limitation.”  All references to “$” shall be references to legal currency of the United States of America.

16.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

17.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement.

18.           Complete Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior agreements, term sheets and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

19.           Confidential Arbitration of Disputes.  Except as otherwise provided in Section 7 and Section 8 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, relating to the Release or arising out of Employee’s employment or the termination of that employment (including any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be resolved binding confidential arbitration, under the auspices of the American Arbitration Association (“AAA”) in Philadelphia, Pennsylvania, before three neutral and independent arbitrators licensed to practice law and in accordance with the Commercial Rules of the AAA.  In the event that any person or entity other than Employee or Company is a party with regard to any such controversy or claim, such controversy or claim with such third party shall be submitted to confidential arbitration subject to such other person or entity’s agreement.  However, with the exception of Section 7 and Section 8, all disputes between Company and Employee shall be arbitrated.  Any award rendered in any arbitration shall be final and conclusive upon the parties to the arbitration, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration.  This Section 19 shall be specifically enforceable.  Nothing in this Section 19 shall prevent Company from seeking injunctive or equitable relief from any court of appropriate jurisdiction as provided in Section 7 and Section 8.

20.           Employee Representation. Employee acknowledges that he has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose.

9

21.         Section 409A Compliance.  If any payment or other benefit provided to Employee in connection with his termination of employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Company determines that Employee is a “specified employee” as defined in Section 409A, no part of such payments or benefits shall be paid before the day that is six (6) months plus one (1) day after Employee’s termination date (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to Employee during the period between the date of termination and the New Payment Date shall be paid to Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full cost of premiums for such welfare benefits during the six (6) month period and Company shall pay the Employee an amount equal to the amount of such premiums paid by Employee during such six-month period promptly after its conclusion.

22.           Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

23.           Installments as Separate Payments.  If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

[The Remainder of This Page Is Intentionally Left Blank.]

10

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

Company:

BCI COMMUNICATIONS, INC.

By:
Name:
Title:

EMPLOYEE:

Name:

11

EXHIBIT A

SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE  (this “Agreement”) is entered into as of __________, 20__ by and between ____________________________ (the “Company”) and ___________ (“Employee”).

BACKGROUND

WHEREAS, Employee currently serves as the _______________ of ______________________ (“Company”) pursuant to the terms and conditions set forth in that certain written employment agreement by and between Employee and Company, dated as of _____________, 20__, (the “Employment Agreement”);

WHEREAS, Employee employment with the Company and all its affiliates has terminated effective as of ____________, 20__ (the “Separation Date”), and will cease to serve as the _________________ of Company as of the Separation Date; and

WHEREAS, in connection with termination of Employee’s employment with the Company, Employee and the Company desire to evidence the terms of certain agreements that have been reached between Employee and the Company regarding compensation and payments on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which Employee acknowledges, and intending to be legally bound hereby, Employee and the Company agree as follows:

SEVERANCE

1.           Severance.  Subject in all respects to the terms of this Agreement and Employee’s execution and non-revocation of this Agreement (see Section 6 below), the Company will pay to Employee an amount equal to __________ (__) ________ of Employee’s base salary (based on the current annual rate of $________ per year), less applicable tax withholding, which will be paid ratably, in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date.

Employee hereby acknowledges and agrees that the continued base salary described in this Section 1 (the “Severance Payments”) are being provided to Employee as consideration for Employee’s (a) execution and non-revocation of, and in reliance upon Employee’s representations in, this Agreement and (b) continued compliance with certain surviving provisions of the Employment Agreement.  Employee further acknowledges and agrees that if Employee does not execute or executes and revokes this Agreement, Employee would not otherwise be entitled to the Severance Payments or any other payment, and such Severance Payments are sufficient consideration for Employee’s execution and non-revocation of this Agreement.

12

AGREEMENTS OF EMPLOYEE

2.           Acknowledgements.  Employee agrees and represents that the following are true and correct:

(a)           Employment Termination.  Employee acknowledges his employment with the Company and its affiliates, including the Company’s parent company, Unitek Global Services, Inc., will permanently end on the Separation Date, and, from and after the Separation Date, the Company will have no future obligation to re-employ Employee.

(b)           Accrued Obligations.  On or prior to the Separation Date, the Company will pay to Employee all amounts due from the Company through the Separation Date including but not limited to the following: (a) all wages earned, (b) payment for all accrued but unused paid vacation time as recorded in accordance with the Company’s PTO policy, and (c) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company through the Separation Date.  No other amounts are due to Employee from the Company, except under this Agreement and only if this Agreement becomes effective and enforceable.

(c)           Return of Property.  On or prior to the Separation Date, Employee shall  return to the Company (i) all items of property provided by the Company for Employee’s use during employment with the Company and (ii) all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company, except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, and benefits, (b) any stock options, restricted stock, and documents received as a stockholder and (c) the Employment Agreement.

(d)           Restrictive Covenants.  Employee hereby acknowledges and agrees that his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement are hereby incorporated into this Agreement by reference and made part hereof and that he remains bound by those promises, obligations and covenants following the Separation Date in accordance with the terms of Sections 7 and 8 the Employment Agreement.  Employee further acknowledges and agrees that his right to receive the Severance Payments upon this Agreement becoming effective and enforceable is conditioned upon Employee’s continued compliance with his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement following the Separation Date.  Employee acknowledges and agrees that even if Employee did not sign this Agreement, Employee would still have continuing obligations under Sections 7 and 8 of the Employment Agreement.

13

(e)           Mutual Non-Disparagement.  Employee shall not disparage the Company, its subsidiaries, parents or affiliates, or their respective investors, directors, officers, employees, agents or representatives, or its and their respective successors, assigns, heirs, executors, or administrators (each of the foregoing, a “Covered Entity/Person”), or make any public statement reflecting negatively on and Covered Entity/Person, to third parties including, but not limited to, any matters relating to the operation or management of the Company, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.  The Company shall direct its directors and officers not to disparage Employee or make any public statement reflecting negatively on Employee to third parties, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.

(f)           No Violations.  Employee is not aware of any present violations of the Company’s Code of Conduct or concerns regarding any such violation.

(g)           Unemployment.  Employee understands that with respect to any inquiry by the ________________ Department of Labor and Workforce Development regarding eligibility for unemployment insurance, the Company shall characterize Employee’s termination of employment with the Company as a voluntary resignation.

3.           General Waiver & Release.  Except as described in Sections 3(c) and 3(d) below, Employee waives and releases any and all claims, whether or not now known to Employee, against the Company, its parents, subsidiaries and affiliated companies, and all of their respective past and present investors, directors, officers, employees, agents, representatives, successors and assigns (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Agreement.

(a)           Included Claims.  The claims being waived and released include, without limitation:

(i)           any and all claims arising from or relating to Employee’s recruitment, hire, employment and termination of employment with the Company;

(ii)           any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy;

(iii)           any and all claims of unlawful discrimination, harassment and retaliation under applicable federal, state and local laws and regulations;

(iv)           any and all claims of violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment;

(v)           any and all claims for monetary damages and any other form of personal relief; and

14

(vi)           any and all claims under the federal Age Discrimination in Employment Act, as amended (“ADEA”); and

(vii)           any and all claims under the Conscientious Employee Protection Act (“CEPA”).

(b)           Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means that, if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

(c)           Exceptions.  The only claims that are not being waived and released by Employee under this Section 3 are claims Employee may have for:

(i)           unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(ii)           continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as “COBRA” and/or under an applicable state counterpart law;

(iii)           any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA;”

(iv)           vested shares of common stock and/or vested option shares pursuant to the written terms and conditions of Employee’s stock option grants and agreements existing as of the Separation Date;

(v)           violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(vi)           any wrongful act or omission occurring after the date Employee signs this Agreement; and

(vii)           any right Employee may have to (1) enforce his rights under this Agreement, the Asset Purchase Agreement (as defined in the Employment Agreement) and any other Transaction Document (as defined in the Asset Purchase Agreement) or other document or agreement entered into in connection with the Asset Purchase Agreement, and (2) indemnification as an officer, director or employee of the Company (or any affiliate thereof) pursuant to the articles of incorporation or by-laws (or other governing instruments) (the “Governing Documents”) of the Company (or any affiliate thereof).

15

(d)           Government Agency Claims Exception.  Nothing in this Section 3, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”),  that is responsible for enforcing a law on behalf of the government.  However, Employee understands that, because Employee is waiving and releasing all claims “for monetary damages and any other form of personal relief” (per Section 3(a)(v)), Employee may only seek and receive non-personal forms of relief through any such EECO claim or related claim with a state agency.

4.           Confidentiality of this Agreement.  Employee shall not disclose to others the fact or terms of this Agreement, except Employee may disclose such information to Employee’s spouse and to Employee’s attorney or accountant (in order for such individuals to render professional services to Employee), so long as such individuals agree to keep such information confidential.  Nothing in this Section 4, or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process, or (b) cooperating, participating or assisting in any government entity investigation or proceeding.

AGREEMENTS OF THE COMPANY & EMPLOYEE

5.           Waiver of Notice Period; No Admission.  The Company and Employee acknowledge that Employee voluntarily resigned.  The Company hereby accepts such notice and agrees that Employee’s written letter of resignation satisfies the notice requirements of the Employment Agreement. Nothing about the fact or content of this Agreement shall considered to be or treated by Employee or the Company as an admission of any wrongdoing, liability or violation of law by Employee or by any Releasee.

6.           Consideration & Revocation Periods; Effective Date.  Employee has been given twenty-one (21) calendar days after the date Employee received this Agreement (“21-day Consideration Period”) within which to review and consider this Agreement, to discuss the Agreement with an attorney of Employee’s own choosing, and to decide whether or not to sign this Agreement.  The Company hereby advises Employee to consult with an attorney of Employee’s own choosing during this 21-day Consideration Period.

(a)           Revocation Period.  In addition, for the period of seven (7) calendar days after the date Employee signs this Agreement (“7-day Revocation Period”), Employee may revoke it by delivering written notice of revocation to the Company by hand-delivery or by facsimile or e-mail transmission (and retaining proof of successful transmission) using the street, facsimile or e-mail address for the Company stated in Section 7 below.

(b)           Effective Date. Because of this 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth calendar day after the date Employee signed it, provided that Employee has delivered Employee’s signed Agreement to the Company, and Employee did not revoke the Agreement per Section 6.1 above (“Effective Date”).

16

7.           Delivery to the Company.  Employee should return this Agreement, signed by Employee (and any notice of revocation, if applicable, per Section 6 above) to:

BCI Communications, Inc.
c/o UniTek Global Services Inc.
Gwynedd Hall
1777 Sentry Parkway West, Suite 302
Blue Bell, Pennsylvania 19422
Attn: General Counsel

8.           Judicial Interpretation/Modification; Severability; Governing Law.  In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.  This Release shall be construed, interpreted and enforced in accordance with the laws of the state of Pennsylvania without regard to the conflict of laws provisions thereof.

9.           Changes to Agreement.  No changes to this Agreement can be effective except by another written agreement signed by Employee and by the Company’s Chief Executive Officer.

10.         Complete Agreement.  Except for the agreements (other than the Employment Agreement) and benefit plans noted in Sections 2(c) and 3(c) above, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in-law) between Employee and the Company (including, without limitation, the Employment Agreement, except for provisions thereof that, by the terms thereof, survive termination thereof) regarding all of the subjects covered by this Agreement.  This Agreement is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement, and neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

17

11.         Application of Section 409A of the Internal Revenue Code.

(a)           General.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically, with the separation pay exemption and short-term deferral exemption of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code.  If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on Employee under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs.  To the extent that any provision of the Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall Employee, directly or indirectly, designate the calendar year of payment.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s “separation from service”  with the Company, the Company has securities which are publicly traded on an established securities market and Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any compensation payments or benefits otherwise payable pursuant to this Agreement as a result of such “separation from service” to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such compensation payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following Employee’s “separation of service ” with the Company.  If any payments are postponed due to such requirements, such amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six months following Employee’s “separation of service” with the Company.  If Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of Employee’s estate within 60 days after the date of Employee’s death.

[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee and the Company hereby execute the foregoing Separation of Employment Agreement and General Release as of the dates set forth below.

Dated: __________, 20__
By
Elizabeth Downey
Chief Administrative Officer

I have read this AGREEMENT.  i understand that I am giving up important rights per Section 3 above.   I am aware of my right to consult with an attorney of my own choosing during the 21-Day Consideration Period, and I have undertaken such consultation before signing this Agreement.  I sign this Agreement freely and voluntarily, without duress or coercion.

EMPLOYEE

Dated: __________, 20__
Name:

19

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of April 15, 2011 (the “Effective Date”), by and between BCI Communications, Inc., a Delaware corporation (“Company”), and Manuel Medina (“Employee”).

WHEREAS, Company desires to employ Employee in an executive capacity, and Employee desires to be employed by Company in such capacity, under the terms and pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Employee hereby agree as follows:

1.           Definitions.  As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them.

(a)           “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, including such Person’s subsidiaries; provided that for purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Board” means the Board of Directors of UniTek Global Services, Inc. (“UniTek”)

(c)           “Cause” means the occurrence of one or more of the following events:

(i)                 Employee has (A) committed willful misconduct or gross negligence in the performance of his duties to Company or any of its Affiliates, (B) willfully disregarded Company’s code of conduct, employee’s manual or any reasonable and lawful policies applicable to all of its senior management or (C) willfully failed to comply with the reasonable and lawful directives of the Board or the Chief Executive Officer of UniTek (the “UniTek CEO”), and, in each case, such action, inaction or failure has had, or could reasonably be expected to have, a materially detrimental effect on Company or any of its Affiliates as determined in good faith by the Board or a committee thereof; or

(ii)                Employee shall have breached any material term or provision of this Agreement, which breach is not cured by Employee within ten (10) business days after receipt of written notice of such breach given by Company; provided, however, that such notice and cure period shall not be required for repeated offenses; or

(iii)               the Board or a committee thereof shall have determined in good faith, after conducting an investigation, that Employee has committed an act of fraud or theft against Company or any of its Affiliates or any wrongful act or omission intended to result in the personal enrichment of Employee or of Employee’s spouse, parents or descendants (whether by blood or adoption and including stepchildren) or the spouses of such individuals in violation of law or of Employee’s duty of loyalty to Company or any of its Affiliates at the expense, directly or indirectly, of Company or any of its Affiliates, and such act or omission was not disclosed to and approved by the Board or a committee thereof prior to taking such act or omission; or

(iv)              Employee shall have been convicted, or entered into a plea of nolo contendere, of any felony or other offense involving fraud or moral turpitude, or convicted, or entered into a plea of nolo contendere, of any other offense that will, in the good faith opinion of the Board or a committee thereof, adversely affect Company’s or any of its Affiliates’ prospects or reputation or Employee’s ability to perform Employee’s obligations or duties to Company or any of its Affiliates.

(d)           “Complete Disability” means the inability of Employee, due to illness or accident or other mental or physical incapacity, as determined in writing by a licensed physician, to perform any of his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of three hundred sixty (360) consecutive calendar days, such “Complete Disability” to become effective upon the expiration of such one hundred eightieth (180th) day.

(e)           “Confidential Information” means any information (i) in any form created by Company’s employees, or any employees of its Affiliates (including such information created by Employee during his course of employment with Company), consultants or agents or otherwise developed or acquired by Company or any of its Affiliates, regardless of the medium or media by which such information is recorded or communicated, that is known by or in the possession of Employee being neither in the public domain nor routinely available to third parties, and (ii) if directly or indirectly disclosed to Company’s or any of its Affiliates’ competitors would (A) assist such competitors in competing against Company or any of its Affiliates, (B) diminish or eliminate any competitive advantage enjoyed by Company or any of its Affiliates, (C) cause financial injury or loss to Company or any of its Affiliates or (D) reveal proprietary information or trade secrets of Company or any of its Affiliates; provided, however, the term “Confidential Information” does not include any information that (i) is publicly available or (ii) becomes publicly available without violation of this Agreement.

(f)           “Good Reason” means the occurrence of one or more of the following, subject to Company’s right to cure the circumstances giving rise to such occurrence within twenty (20) business days of Company’s receipt of written notice in accordance with Section 10:  (i) assignment to Employee of any duties inconsistent, in the aggregate, in any material respect with this Agreement; (ii) a reduction in the Base Salary (as defined below) of Employee (other than a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates); (iii) any material breach of this Agreement by Company, which is not cured by Company within twenty (20) business days after receipt of written notice of such breach given by Employee, and (iv) relocation of Employee’s place of employment to a location more than fifty (50) miles away from Employee’s primary place of employment upon commencement of this Agreement.

(g)           “Person” means any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporate body (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, governmental authority, syndicate or other entity, whether or not having legal status.

(h)      “Section 409A” means Section 409A of the Internal Revenue Code and all rules and regulations promulgated thereunder.

2

2.           Employment.  Subject to the terms and pursuant to the conditions in this Agreement, Company hereby employs Employee during the Term (as defined below) to serve as the Vice President, US Field Implementation of the Pinnacle Division of the Company.

3.           Duties of Employee.  Employee shall have such authority and perform such duties assigned to Employee by the Board or the UniTek CEO and as are generally associated with the duties and authority of the Vice President, US Field Implementation of the Pinnacle Division, including (i) defining, updating, and implementing policies and strategies and (ii) planning, directing and aligning personnel objectives and programs to enterprise objectives and strategies.  In the performance of his duties hereunder, Employee shall report regularly and directly to Chief Executive Officer of the Pinnacle Division of the Company.  Employee shall devote all of his business time and effort to Company and its Affiliates and Employee shall not be required to report to any other individual.

4.           Acceptance of Employment.  Employee hereby unconditionally accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement.  Employee hereby covenants and agrees that, during the Term, Employee shall not, without the prior written approval of the Board or a committee thereof, become employed by or engaged in any business activity other than that of Company and its Affiliates.  Notwithstanding the foregoing, Employee may manage personal investments or engage in charitable, civic and community activities that do not substantially interfere with Employee’s obligations under this Agreement.

5.           Term.  Employee’s employment by Company under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years from the Effective Date.  The period of Employee’s employment hereunder shall be referred to herein as the “Term”.

6.           Compensation to Employee.  For and in complete consideration for Employee’s full and faithful performance of his duties under this Agreement, Company hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Company, the following items of compensation:

(a)           Base Salary.  During the Term, Company shall pay Employee an annual base salary of $[*****] (the “Base Salary”), effective as of the Effective Date, payable in equal and regular installments (but not less often than monthly) in accordance with Company’s then current payroll practices.  The Base Salary may be increased, but shall not be decreased (other than in connection with a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates), at any time during the Term in the sole discretion of the Board or a committee thereof.

(b)           Employee Benefit Plans.  During the Term, Employee, if otherwise eligible, shall be included in any pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, bonus plans, stock option plans and/or any and all other benefit or incentive plans which may be placed in effect by Company for other employees at a comparable level of duty, responsibility and/or authority; provided, however, that, as of the date hereof, the parties do not expect Employee to be eligible for, nor included in, any bonus plan or any stock option or other equity incentive plans of the Company until after expiration of Employee’s eligibility to receive earn out payments under the Asset Purchase Agreement, dated March 30, 2011, among Employee, Company (by way of assignment from Company’s ultimate parent, UniTek Global Services, Inc.) and the other parties named therein (the “Asset Purchase Agreement”).  The benefits provided for in this Section 6(b) shall be subject to Company’s policies in effect from time to time, which may be amended by Company in its sole discretion, and in the case of insured benefits, to the applicable contract of insurance.

3

(c)           Expense Reimbursement.  During the Term, Company shall either pay directly or reimburse Employee for Employee’s reasonable and documented expenses incurred for the benefit of Company in accordance with Company’s then current policy regarding expenditures and reimbursement.

(d)           Vacations and Holidays.  During the Term and commencing as of the Effective Date, Employee shall be entitled to annual paid vacation leave in accordance with Company’s standard paid time off policy then in effect for other employees at a comparable level of duty, responsibility and/or authority.

(e)      Termination.  Employee’s employment with Company may be terminated in accordance with the provisions set forth below.

(f)           Death or Disability of Employee.  Employee’s employment with Company shall terminate upon the death or Complete Disability of Employee; provided, however, that in the event of termination due to death or Complete Disability, (A) Company shall pay to Employee or his estate, custodian, conservator or trustee, as applicable, as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to execution and delivery by Employee or his estate, custodian, conservator or trustee, as applicable, of a release in substantially the form attached hereto as Exhibit A (with such changes as may reasonably be required by Company to reflect changes in law or the circumstances surrounding Employee’s release, the “Release”), which Release shall not have been revoked by Employee or his estate, custodian, conservator or trustee, as applicable, pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee or his estate, custodian, conservator or trustee, as applicable, an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable in accordance with Company’s then current payroll practices.

(g)           Cause or Without Good Reason.  Employee’s employment with Company shall terminate upon (i) Company giving written notice to Employee of the termination of such employment for Cause or (ii) Employee giving written notice to Company of the termination of such employment without Good Reason; provided, however, that in the event of termination for Cause or without Good Reason, Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all salary, benefits and other compensation earned through the date of such termination of employment.

4

(h)           Without Cause; For Good Reason.

(i)           Without Cause.  Employee’s employment with Company shall terminate upon Company giving written notice to Employee of the termination of such employment without Cause; provided, however, in the event of termination without Cause, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee (x) an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices, and (y) the full amount of Employee’s share (as set forth in Section 5.2 of the Asset Purchase Agreement) of all Earnout Payments (as defined in the Asset Purchase Agreement) not yet paid to Employee as of the date of such termination of employment (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA (as such terms are defined in the Asset Purchase Agreement) that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement.

(ii)           For Good Reason.  Employee’s employment with Company shall terminate upon Employee giving written notice to Company of the termination of such employment for Good Reason (so long as such notice is given within thirty (30) days of the occurrence of such Good Reason); provided, however, in the event of termination for Good Reason, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices.

(i)           Full Satisfaction.  Employee acknowledges that the payment by Company of the amounts specified in this Section 6 shall constitute full and final satisfaction of any entitlement that Employee may have arising from, or in any way related to, Employee’s employment hereunder, including the termination of such employment.

(j)      Delivery of Release.  Notwithstanding anything to the contrary in this Section 6, in the event that any severance payments or benefits are subject to Employee’s execution and delivery of an effective Release, such Release must be delivered to Company within sixty (60) days following the date of Employee’s termination of employment.

(k)      Additional Earnout Payment Obligation. In addition to the right to receive Employee’s share of his remaining Earnout Payment amounts in the event of his own termination without Cause pursuant to Section 6(h)(i) above, if any one or more of Messrs. Michael Hayford, Timothy Walters or Christopher Love are terminated without Cause under (and as defined in) their respective employment agreement with the Company at a time when Earnout Payment amounts may still be payable to Employee under the Asset Purchase Agreement, the Company shall pay to Employee, as soon as practicable after the date of such termination of such other employee(s) (allowing Company a reasonable period of time to calculate such amounts), the full amount of Employee’s share of all Earnout Payments not yet paid to Employee as of the date of such termination (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement) (i.e., as if Employee had been terminated without Cause hereunder), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement

5

7.           Confidentiality.

(a)           Employee hereby warrants, covenants and agrees that, without the prior express written approval of Company, Employee shall hold in the strictest confidence and shall not disclose to any Person any Confidential Information.  The provisions of this Section 7 shall not prohibit the disclosure of Confidential Information by Employee to the extent required by any governmental authority or by applicable law.  If Employee receives such a demand for disclosure: (i) Employee shall give written notice thereof to Company as promptly as is reasonably practicable after he learns of any such demand, (ii) Employee agrees to cooperate with Company, at Company’s expense, to prevent or limit such disclosure and (iii) Employee agrees to only disclose that amount of Confidential Information that is expressly required to be disclosed.  The warranty, covenant and agreement set forth in this Section 7 shall not expire and shall survive this Agreement and be binding upon Employee without regard to the passage of time or other events.

(b)           The violation of any of the terms of this Section 7 by Employee would cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 7 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 7 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

8.           Restrictions on Activities of Employee.

(a)           Acknowledgments.  Employee and Company acknowledge and agree that:

(i)           Employee is being employed hereunder in a key capacity with Company and that Company is engaged in a highly competitive business and that the success of Company’s business in the marketplace depends upon its goodwill and reputation for quality and dependability.

(ii)          Employee will have access to Confidential Information in performing his duties for Company under this Agreement.

(iii)         Reasonable limits may be placed on Employee’s ability to compete against Company and its Affiliates that are engaged in the Business (as defined below) to the extent that they protect and preserve the legitimate business interests and goodwill of Company and/or its Affiliates that are engaged in the Business, and that the limits contained herein are in consideration for and as an inducement for, among other things, Employee’s right to receive the compensation set forth in Section 6.

6

(iv)           The covenants and undertakings by Employee contained in this Section 8 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 8 will cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 8 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 8 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

(v)           The rights and remedies provided by this Section 8 are cumulative and in addition to any other rights and remedies which Company may have hereunder or at law or in equity.  The parties hereto agree that, if any arbitrator or court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 8 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such arbitrator or court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(b)           Non-Competition Restrictions.  During the Non-Competition Period (as defined below), Employee will not, anywhere in the Territory (as defined below), directly or indirectly, alone or as principal, agent, employee, officer, director, trustee, employer, consultant, investor or partner, enter the employ of, or render services to, or own any stock or any other ownership interest in, or make any financial investment in, any person, business or entity which is a Competitor (as defined below); provided, however, that the ownership of not more than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system shall not constitute a violation of this Section 8(b).  For purposes of this Agreement, a business or entity shall be considered a “Competitor” as of any point in time during the Non-Competition Period if it engages in the business of providing outsourced services to the telecommunications, satellite, broadband cable, cellular/wireless tower, utility, power, management services, government, security or home services industries (including, without limitation, design, engineering, integration, maintenance and/or repair services with respect to wide-area or in-building systems, broadband wireless networks or two-way radio systems) or that otherwise competes with Company or any of its Affiliates within the Territory (the “Business”).  For purposes of this Agreement, the “Non-Competition Period” shall mean the period commencing on the Effective Date and ending one (1) year after the date Employee’s employment is terminated.  For purposes of this Agreement, “Territory” means anywhere in the United States of America.

(c)           Non-Solicitation Restrictions.  During the Non-Competition Period, Employee will not, directly or indirectly, (i) solicit the employment or services of any individual who upon termination of Employee’s employment with Company or within twelve (12) months prior thereto, was known by Employee to be employed by Company or any of its Affiliates (each such individual, a “Company Affiliate”), except that this clause (i) does not prohibit the placement of advertisements for job openings in newspapers, trade journals or other media of general circulation, (ii) hire any Company Affiliate, except that this clause (ii) does not prohibit Employee from hiring or participating in the hiring of any person if such person’s employment with Company, and any applicable written post-employment restrictions the person had as to Company and of which Employee is aware (after reasonable inquiry), both ended more than one year prior to the date of Employee’s actions, or (iii) solicit any customer or supplier of Company or any of its Affiliates to terminate its arrangement with Company or any of its Affiliates, otherwise change its relationship with Company or any of its Affiliates, or establish any relationship, directly or indirectly, with Employee for any business purpose that is competitive with the Business.

7

9.             Deductions and Withholdings.  All payments made to Employee pursuant to this Agreement shall be subject to all applicable statutory deductions and withholding amounts.

10.           Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

to Company:                      BCI Communications, Inc.
1777 Sentry Parkway West, Gwynedd Hall
Suite 302
Blue Bell, PA 19422
Attention: C. Scott Hisey

to Employee:                     Manuel Medina
[*****]
[*****]

Attention:
Facsimile:

with copies to:                   Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if delivered by hand or overnight courier and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

11.           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania applicable therein, without giving effect to the principles of conflict of laws thereof.

12.           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Employee shall not assign this Agreement or delegate his duties hereunder without the prior written consent of Company.  Any purported assignment in violation of this Section 12 shall be null and void and of no force or effect.

13.           Amendment or Modification.  This Agreement may not be amended, modified, changed or altered except by a writing signed by Company and Employee.

14.           Waiver.  None of the terms of this Agreement, including this Section 14, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

8

15.           Interpretation.  Titles of sections are for convenience only and are not to be considered a part of this Agreement.  Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Agreement they shall be construed as referred to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular “Section” or “paragraph” shall be construed as referred to the indicated section or paragraph of this Agreement unless the context indicates to the contrary.  The use of the term “including” herein shall be construed as meaning “including, without limitation.”  All references to “$” shall be references to legal currency of the United States of America.

16.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

17.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement.

18.           Complete Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior agreements, term sheets and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

19.           Confidential Arbitration of Disputes.  Except as otherwise provided in Section 7 and Section 8 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, relating to the Release or arising out of Employee’s employment or the termination of that employment (including any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be resolved binding confidential arbitration, under the auspices of the American Arbitration Association (“AAA”) in Philadelphia, Pennsylvania, before three neutral and independent arbitrators licensed to practice law and in accordance with the Commercial Rules of the AAA.  In the event that any person or entity other than Employee or Company is a party with regard to any such controversy or claim, such controversy or claim with such third party shall be submitted to confidential arbitration subject to such other person or entity’s agreement.  However, with the exception of Section 7 and Section 8, all disputes between Company and Employee shall be arbitrated.  Any award rendered in any arbitration shall be final and conclusive upon the parties to the arbitration, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration.  This Section 19 shall be specifically enforceable.  Nothing in this Section 19 shall prevent Company from seeking injunctive or equitable relief from any court of appropriate jurisdiction as provided in Section 7 and Section 8.

20.           Employee Representation. Employee acknowledges that he has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose.

9

21.         Section 409A Compliance.  If any payment or other benefit provided to Employee in connection with his termination of employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Company determines that Employee is a “specified employee” as defined in Section 409A, no part of such payments or benefits shall be paid before the day that is six (6) months plus one (1) day after Employee’s termination date (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to Employee during the period between the date of termination and the New Payment Date shall be paid to Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full cost of premiums for such welfare benefits during the six (6) month period and Company shall pay the Employee an amount equal to the amount of such premiums paid by Employee during such six-month period promptly after its conclusion.

22.           Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

23.           Installments as Separate Payments.  If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

[The Remainder of This Page Is Intentionally Left Blank.]

10

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

Company:

BCI COMMUNICATIONS, INC.

By:
Name:
Title:

EMPLOYEE:

Name:

11

EXHIBIT A

SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE  (this “Agreement”) is entered into as of __________, 20__ by and between ____________________________ (the “Company”) and ___________ (“Employee”).

BACKGROUND

           WHEREAS, Employee currently serves as the _______________ of ______________________ (“Company”) pursuant to the terms and conditions set forth in that certain written employment agreement by and between Employee and Company, dated as of _____________, 20__, (the “Employment Agreement”);

WHEREAS, Employee employment with the Company and all its affiliates has terminated effective as of ____________, 20__ (the “Separation Date”), and will cease to serve as the _________________ of Company as of the Separation Date; and

WHEREAS, in connection with termination of Employee’s employment with the Company, Employee and the Company desire to evidence the terms of certain agreements that have been reached between Employee and the Company regarding compensation and payments on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which Employee acknowledges, and intending to be legally bound hereby, Employee and the Company agree as follows:

SEVERANCE

1.           Severance.  Subject in all respects to the terms of this Agreement and Employee’s execution and non-revocation of this Agreement (see Section 6 below), the Company will pay to Employee an amount equal to __________ (__) ________ of Employee’s base salary (based on the current annual rate of $________ per year), less applicable tax withholding, which will be paid ratably, in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date.

Employee hereby acknowledges and agrees that the continued base salary described in this Section 1 (the “Severance Payments”) are being provided to Employee as consideration for Employee’s (a) execution and non-revocation of, and in reliance upon Employee’s representations in, this Agreement and (b) continued compliance with certain surviving provisions of the Employment Agreement.  Employee further acknowledges and agrees that if Employee does not execute or executes and revokes this Agreement, Employee would not otherwise be entitled to the Severance Payments or any other payment, and such Severance Payments are sufficient consideration for Employee’s execution and non-revocation of this Agreement.

12

AGREEMENTS OF EMPLOYEE

2.           Acknowledgements.  Employee agrees and represents that the following are true and correct:

(a)           Employment Termination.  Employee acknowledges his employment with the Company and its affiliates, including the Company’s parent company, Unitek Global Services, Inc., will permanently end on the Separation Date, and, from and after the Separation Date, the Company will have no future obligation to re-employ Employee.

(b)           Accrued Obligations.  On or prior to the Separation Date, the Company will pay to Employee all amounts due from the Company through the Separation Date including but not limited to the following: (a) all wages earned, (b) payment for all accrued but unused paid vacation time as recorded in accordance with the Company’s PTO policy, and (c) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company through the Separation Date.  No other amounts are due to Employee from the Company, except under this Agreement and only if this Agreement becomes effective and enforceable.

(c)           Return of Property.  On or prior to the Separation Date, Employee shall  return to the Company (i) all items of property provided by the Company for Employee’s use during employment with the Company and (ii) all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company, except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, and benefits, (b) any stock options, restricted stock, and documents received as a stockholder and (c) the Employment Agreement.

(d)           Restrictive Covenants.  Employee hereby acknowledges and agrees that his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement are hereby incorporated into this Agreement by reference and made part hereof and that he remains bound by those promises, obligations and covenants following the Separation Date in accordance with the terms of Sections 7 and 8 the Employment Agreement.  Employee further acknowledges and agrees that his right to receive the Severance Payments upon this Agreement becoming effective and enforceable is conditioned upon Employee’s continued compliance with his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement following the Separation Date.  Employee acknowledges and agrees that even if Employee did not sign this Agreement, Employee would still have continuing obligations under Sections 7 and 8 of the Employment Agreement.

13

(e)           Mutual Non-Disparagement.  Employee shall not disparage the Company, its subsidiaries, parents or affiliates, or their respective investors, directors, officers, employees, agents or representatives, or its and their respective successors, assigns, heirs, executors, or administrators (each of the foregoing, a “Covered Entity/Person”), or make any public statement reflecting negatively on and Covered Entity/Person, to third parties including, but not limited to, any matters relating to the operation or management of the Company, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.  The Company shall direct its directors and officers not to disparage Employee or make any public statement reflecting negatively on Employee to third parties, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.

(f)           No Violations.  Employee is not aware of any present violations of the Company’s Code of Conduct or concerns regarding any such violation.

(g)           Unemployment.  Employee understands that with respect to any inquiry by the ________________ Department of Labor and Workforce Development regarding eligibility for unemployment insurance, the Company shall characterize Employee’s termination of employment with the Company as a voluntary resignation.

3.           General Waiver & Release.  Except as described in Sections 3(c) and 3(d) below, Employee waives and releases any and all claims, whether or not now known to Employee, against the Company, its parents, subsidiaries and affiliated companies, and all of their respective past and present investors, directors, officers, employees, agents, representatives, successors and assigns (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Agreement.

(a)           Included Claims.  The claims being waived and released include, without limitation:

(i)           any and all claims arising from or relating to Employee’s recruitment, hire, employment and termination of employment with the Company;

(ii)          any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy;

(iii)         any and all claims of unlawful discrimination, harassment and retaliation under applicable federal, state and local laws and regulations;

(iv)         any and all claims of violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment;

(v)          any and all claims for monetary damages and any other form of personal relief; and

14

(vi)         any and all claims under the federal Age Discrimination in Employment Act, as amended (“ADEA”); and

(vii)        any and all claims under the Conscientious Employee Protection Act (“CEPA”).

(b)           Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means that, if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

(c)           Exceptions.  The only claims that are not being waived and released by Employee under this Section 3 are claims Employee may have for:

(i)           unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(ii)          continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as “COBRA” and/or under an applicable state counterpart law;

(iii)         any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA;”

(iv)         vested shares of common stock and/or vested option shares pursuant to the written terms and conditions of Employee’s stock option grants and agreements existing as of the Separation Date;

(v)          violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(vi)         any wrongful act or omission occurring after the date Employee signs this Agreement; and

(vii)       any right Employee may have to (1) enforce his rights under this Agreement, the Asset Purchase Agreement (as defined in the Employment Agreement) and any other Transaction Document (as defined in the Asset Purchase Agreement) or other document or agreement entered into in connection with the Asset Purchase Agreement, and (2) indemnification as an officer, director or employee of the Company (or any affiliate thereof) pursuant to the articles of incorporation or by-laws (or other governing instruments) (the “Governing Documents”) of the Company (or any affiliate thereof).

15

(d)           Government Agency Claims Exception.  Nothing in this Section 3, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”),  that is responsible for enforcing a law on behalf of the government.  However, Employee understands that, because Employee is waiving and releasing all claims “for monetary damages and any other form of personal relief” (per Section 3(a)(v)), Employee may only seek and receive non-personal forms of relief through any such EECO claim or related claim with a state agency.

4.           Confidentiality of this Agreement.  Employee shall not disclose to others the fact or terms of this Agreement, except Employee may disclose such information to Employee’s spouse and to Employee’s attorney or accountant (in order for such individuals to render professional services to Employee), so long as such individuals agree to keep such information confidential.  Nothing in this Section 4, or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process, or (b) cooperating, participating or assisting in any government entity investigation or proceeding.

AGREEMENTS OF THE COMPANY & EMPLOYEE

5.           Waiver of Notice Period; No Admission.  The Company and Employee acknowledge that Employee voluntarily resigned.  The Company hereby accepts such notice and agrees that Employee’s written letter of resignation satisfies the notice requirements of the Employment Agreement. Nothing about the fact or content of this Agreement shall considered to be or treated by Employee or the Company as an admission of any wrongdoing, liability or violation of law by Employee or by any Releasee.

6.           Consideration & Revocation Periods; Effective Date.  Employee has been given twenty-one (21) calendar days after the date Employee received this Agreement (“21-day Consideration Period”) within which to review and consider this Agreement, to discuss the Agreement with an attorney of Employee’s own choosing, and to decide whether or not to sign this Agreement.  The Company hereby advises Employee to consult with an attorney of Employee’s own choosing during this 21-day Consideration Period.

(a)           Revocation Period.  In addition, for the period of seven (7) calendar days after the date Employee signs this Agreement (“7-day Revocation Period”), Employee may revoke it by delivering written notice of revocation to the Company by hand-delivery or by facsimile or e-mail transmission (and retaining proof of successful transmission) using the street, facsimile or e-mail address for the Company stated in Section 7 below.

(b)           Effective Date. Because of this 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth calendar day after the date Employee signed it, provided that Employee has delivered Employee’s signed Agreement to the Company, and Employee did not revoke the Agreement per Section 6.1 above (“Effective Date”).

16

7.           Delivery to the Company.  Employee should return this Agreement, signed by Employee (and any notice of revocation, if applicable, per Section 6 above) to:

BCI Communications, Inc.
c/o UniTek Global Services Inc.
Gwynedd Hall
1777 Sentry Parkway West, Suite 302
Blue Bell, Pennsylvania 19422
Attn: General Counsel

8.           Judicial Interpretation/Modification; Severability; Governing Law.  In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.  This Release shall be construed, interpreted and enforced in accordance with the laws of the state of Pennsylvania without regard to the conflict of laws provisions thereof.

9.           Changes to Agreement.  No changes to this Agreement can be effective except by another written agreement signed by Employee and by the Company’s Chief Executive Officer.

10.         Complete Agreement.  Except for the agreements (other than the Employment Agreement) and benefit plans noted in Sections 2(c) and 3(c) above, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in-law) between Employee and the Company (including, without limitation, the Employment Agreement, except for provisions thereof that, by the terms thereof, survive termination thereof) regarding all of the subjects covered by this Agreement.  This Agreement is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement, and neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

17

11.         Application of Section 409A of the Internal Revenue Code.

(a)           General.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically, with the separation pay exemption and short-term deferral exemption of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code.  If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on Employee under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs.  To the extent that any provision of the Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall Employee, directly or indirectly, designate the calendar year of payment.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s “separation from service”  with the Company, the Company has securities which are publicly traded on an established securities market and Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any compensation payments or benefits otherwise payable pursuant to this Agreement as a result of such “separation from service” to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such compensation payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following Employee’s “separation of service ” with the Company.  If any payments are postponed due to such requirements, such amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six months following Employee’s “separation of service” with the Company.  If Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of Employee’s estate within 60 days after the date of Employee’s death.

[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee and the Company hereby execute the foregoing Separation of Employment Agreement and General Release as of the dates set forth below.

Dated: __________, 20__
By
Elizabeth Downey
Chief Administrative Officer

I have read this AGREEMENT.  i understand that I am giving up important rights per Section 3 above.   I am aware of my right to consult with an attorney of my own choosing during the 21-Day Consideration Period, and I have undertaken such consultation before signing this Agreement.  I sign this Agreement freely and voluntarily, without duress or coercion.

EMPLOYEE

Dated: __________, 20__
Name:

19

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of April 15, 2011 (the “Effective Date”), by and between BCI Communications, Inc., a Delaware corporation (“Company”), and Christopher Love (“Employee”).

WHEREAS, Company desires to employ Employee in an executive capacity, and Employee desires to be employed by Company in such capacity, under the terms and pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Employee hereby agree as follows:

1.           Definitions.  As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them.

(a)           “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, including such Person’s subsidiaries; provided that for purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Board” means the Board of Directors of UniTek Global Services, Inc. (“UniTek”)

(c)           “Cause” means the occurrence of one or more of the following events:

(i)                 Employee has (A) committed willful misconduct or gross negligence in the performance of his duties to Company or any of its Affiliates, (B) willfully disregarded Company’s code of conduct, employee’s manual or any reasonable and lawful policies applicable to all of its senior management or (C) willfully failed to comply with the reasonable and lawful directives of the Board or the Chief Executive Officer of UniTek (the “UniTek CEO”), and, in each case, such action, inaction or failure has had, or could reasonably be expected to have, a materially detrimental effect on Company or any of its Affiliates as determined in good faith by the Board or a committee thereof; or

(ii)                 Employee shall have breached any material term or provision of this Agreement, which breach is not cured by Employee within ten (10) business days after receipt of written notice of such breach given by Company; provided, however, that such notice and cure period shall not be required for repeated offenses; or

(iii)                the Board or a committee thereof shall have determined in good faith, after conducting an investigation, that Employee has committed an act of fraud or theft against Company or any of its Affiliates or any wrongful act or omission intended to result in the personal enrichment of Employee or of Employee’s spouse, parents or descendants (whether by blood or adoption and including stepchildren) or the spouses of such individuals in violation of law or of Employee’s duty of loyalty to Company or any of its Affiliates at the expense, directly or indirectly, of Company or any of its Affiliates, and such act or omission was not disclosed to and approved by the Board or a committee thereof prior to taking such act or omission; or

(iv)               Employee shall have been convicted, or entered into a plea of nolo contendere, of any felony or other offense involving fraud or moral turpitude, or convicted, or entered into a plea of nolo contendere, of any other offense that will, in the good faith opinion of the Board or a committee thereof, adversely affect Company’s or any of its Affiliates’ prospects or reputation or Employee’s ability to perform Employee’s obligations or duties to Company or any of its Affiliates.

(d)           “Complete Disability” means the inability of Employee, due to illness or accident or other mental or physical incapacity, as determined in writing by a licensed physician, to perform any of his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of three hundred sixty (360) consecutive calendar days, such “Complete Disability” to become effective upon the expiration of such one hundred eightieth (180th) day.

(e)           “Confidential Information” means any information (i) in any form created by Company’s employees, or any employees of its Affiliates (including such information created by Employee during his course of employment with Company), consultants or agents or otherwise developed or acquired by Company or any of its Affiliates, regardless of the medium or media by which such information is recorded or communicated, that is known by or in the possession of Employee being neither in the public domain nor routinely available to third parties, and (ii) if directly or indirectly disclosed to Company’s or any of its Affiliates’ competitors would (A) assist such competitors in competing against Company or any of its Affiliates, (B) diminish or eliminate any competitive advantage enjoyed by Company or any of its Affiliates, (C) cause financial injury or loss to Company or any of its Affiliates or (D) reveal proprietary information or trade secrets of Company or any of its Affiliates; provided, however, the term “Confidential Information” does not include any information that (i) is publicly available or (ii) becomes publicly available without violation of this Agreement.

(f)            “Good Reason” means the occurrence of one or more of the following, subject to Company’s right to cure the circumstances giving rise to such occurrence within twenty (20) business days of Company’s receipt of written notice in accordance with Section 10:  (i) assignment to Employee of any duties inconsistent, in the aggregate, in any material respect with this Agreement; (ii) a reduction in the Base Salary (as defined below) of Employee (other than a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates); (iii) any material breach of this Agreement by Company, which is not cured by Company within twenty (20) business days after receipt of written notice of such breach given by Employee, and (iv) relocation of Employee’s place of employment to a location more than fifty (50) miles away from Employee’s primary place of employment upon commencement of this Agreement.

(g)           “Person” means any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporate body (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, governmental authority, syndicate or other entity, whether or not having legal status.

(h)           “Section 409A” means Section 409A of the Internal Revenue Code and all rules and regulations promulgated thereunder.

2

2.           Employment.  Subject to the terms and pursuant to the conditions in this Agreement, Company hereby employs Employee during the Term (as defined below) to serve as the Vice President, US Product Development/Distribution of the Pinnacle Division of Company.

3.           Duties of Employee.  Employee shall have such authority and perform such duties assigned to Employee by the Board or the UniTek CEO and as are generally associated with the duties and authority of the Vice President, US Product Development/Distribution of the Pinnacle Division, including (i) defining, updating, and implementing policies and strategies and (ii) planning, directing and aligning personnel objectives and programs to enterprise objectives and strategies.  In the performance of his duties hereunder, Employee shall report regularly and directly to Chief Executive Officer of the Pinnacle Division of Company.  Employee shall devote all of his business time and effort to Company and its Affiliates and Employee shall not be required to report to any other individual.

4.           Acceptance of Employment.  Employee hereby unconditionally accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement.  Employee hereby covenants and agrees that, during the Term, Employee shall not, without the prior written approval of the Board or a committee thereof, become employed by or engaged in any business activity other than that of Company and its Affiliates.  Notwithstanding the foregoing, Employee may manage personal investments or engage in charitable, civic and community activities that do not substantially interfere with Employee’s obligations under this Agreement.

5.           Term.  Employee’s employment by Company under this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years from the Effective Date.  The period of Employee’s employment hereunder shall be referred to herein as the “Term”.

6.           Compensation to Employee.  For and in complete consideration for Employee’s full and faithful performance of his duties under this Agreement, Company hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Company, the following items of compensation:

(a)           Base Salary.  During the Term, Company shall pay Employee an annual base salary of $[*****] (the “Base Salary”), effective as of the Effective Date, payable in equal and regular installments (but not less often than monthly) in accordance with Company’s then current payroll practices.  The Base Salary may be increased, but shall not be decreased (other than in connection with a reduction of base salary of all Company senior management due to poor financial performance of Company or any of its Affiliates), at any time during the Term in the sole discretion of the Board or a committee thereof.

(b)           Employee Benefit Plans.  During the Term, Employee, if otherwise eligible, shall be included in any pension plans, retirement plans, company life insurance plans, medical and/or hospitalization plans, bonus plans, stock option plans and/or any and all other benefit or incentive plans which may be placed in effect by Company for other employees at a comparable level of duty, responsibility and/or authority; provided, however, that, as of the date hereof, the parties do not expect Employee to be eligible for, nor included in, any bonus plan or any stock option or other equity incentive plans of the Company until after expiration of Employee’s eligibility to receive earn out payments under the Asset Purchase Agreement, dated March 30, 2011, among Employee, Company (by way of assignment from Company’s ultimate parent, UniTek Global Services, Inc.) and the other parties named therein (the “Asset Purchase Agreement”).  The benefits provided for in this Section 6(b) shall be subject to Company’s policies in effect from time to time, which may be amended by Company in its sole discretion, and in the case of insured benefits, to the applicable contract of insurance.

3

(c)           Expense Reimbursement.  During the Term, Company shall either pay directly or reimburse Employee for Employee’s reasonable and documented expenses incurred for the benefit of Company in accordance with Company’s then current policy regarding expenditures and reimbursement.

(d)           Vacations and Holidays.  During the Term and commencing as of the Effective Date, Employee shall be entitled to annual paid vacation leave in accordance with Company’s standard paid time off policy then in effect for other employees at a comparable level of duty, responsibility and/or authority.

(e)           Termination.  Employee’s employment with Company may be terminated in accordance with the provisions set forth below.

(f)            Death or Disability of Employee.  Employee’s employment with Company shall terminate upon the death or Complete Disability of Employee; provided, however, that in the event of termination due to death or Complete Disability, (A) Company shall pay to Employee or his estate, custodian, conservator or trustee, as applicable, as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to execution and delivery by Employee or his estate, custodian, conservator or trustee, as applicable, of a release in substantially the form attached hereto as Exhibit A (with such changes as may reasonably be required by Company to reflect changes in law or the circumstances surrounding Employee’s release, the “Release”), which Release shall not have been revoked by Employee or his estate, custodian, conservator or trustee, as applicable, pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee or his estate, custodian, conservator or trustee, as applicable, an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable in accordance with Company’s then current payroll practices.

(g)           Cause or Without Good Reason.  Employee’s employment with Company shall terminate upon (i) Company giving written notice to Employee of the termination of such employment for Cause or (ii) Employee giving written notice to Company of the termination of such employment without Good Reason; provided, however, that in the event of termination for Cause or without Good Reason, Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all salary, benefits and other compensation earned through the date of such termination of employment.

4

(h)          Without Cause; For Good Reason.

(i)           Without Cause.  Employee’s employment with Company shall terminate upon Company giving written notice to Employee of the termination of such employment without Cause; provided, however, in the event of termination without Cause, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee (x) an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices, and (y) the full amount of Employee’s share (as set forth in Section 5.2 of the Asset Purchase Agreement) of all Earnout Payments (as defined in the Asset Purchase Agreement) not yet paid to Employee as of the date of such termination of employment (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA (as such terms are defined in the Asset Purchase Agreement) that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement.

(ii)          For Good Reason.  Employee’s employment with Company shall terminate upon Employee giving written notice to Company of the termination of such employment for Good Reason (so long as such notice is given within thirty (30) days of the occurrence of such Good Reason); provided, however, in the event of termination for Good Reason, (A) Company shall pay to Employee as soon as practicable (allowing Company a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Company shall, subject to Employee’s execution and delivery of the Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 7 and Section 8, pay to Employee an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Company’s then current payroll practices.

(i)           Full Satisfaction.  Employee acknowledges that the payment by Company of the amounts specified in this Section 6 shall constitute full and final satisfaction of any entitlement that Employee may have arising from, or in any way related to, Employee’s employment hereunder, including the termination of such employment.

(j)          Delivery of Release.  Notwithstanding anything to the contrary in this Section 6, in the event that any severance payments or benefits are subject to Employee’s execution and delivery of an effective Release, such Release must be delivered to Company within sixty (60) days following the date of Employee’s termination of employment.

(k)          Additional Earnout Payment Obligation. In addition to the right to receive Employee’s share of his remaining Earnout Payment amounts in the event of his own termination without Cause pursuant to Section 6(h)(i) above, if any one or more of Messrs. Michael Hayford, Timothy Walters or Manny Medina are terminated without Cause under (and as defined in) their respective employment agreement with the Company at a time when Earnout Payment amounts  may still be payable to Employee under the Asset Purchase Agreement, the Company shall pay to Employee, as soon as practicable after the date of such termination of such other employee(s) (allowing Company a reasonable period of time to calculate such amounts), the full amount of Employee’s share of all Earnout Payments not yet paid to Employee as of the date of such termination (both in cash and shares of UniTek Common Stock, in accordance with the Asset Purchase Agreement) (i.e., as if Employee had been terminated without Cause hereunder), with Employee’s share of such remaining Earnout Payment amounts being determined, for this purpose, on a basis as if the Pinnacle Division had achieved the level of Reported EBITDA that would require full payment of the total amount of remaining Earnout Payments due under the Asset Purchase Agreement.

5

7.           Confidentiality.

(a)           Employee hereby warrants, covenants and agrees that, without the prior express written approval of Company, Employee shall hold in the strictest confidence and shall not disclose to any Person any Confidential Information.  The provisions of this Section 7 shall not prohibit the disclosure of Confidential Information by Employee to the extent required by any governmental authority or by applicable law.  If Employee receives such a demand for disclosure: (i) Employee shall give written notice thereof to Company as promptly as is reasonably practicable after he learns of any such demand, (ii) Employee agrees to cooperate with Company, at Company’s expense, to prevent or limit such disclosure and (iii) Employee agrees to only disclose that amount of Confidential Information that is expressly required to be disclosed.  The warranty, covenant and agreement set forth in this Section 7 shall not expire and shall survive this Agreement and be binding upon Employee without regard to the passage of time or other events.

(b)           The violation of any of the terms of this Section 7 by Employee would cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 7 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 7 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

8.           Restrictions on Activities of Employee.

(a)           Acknowledgments.  Employee and Company acknowledge and agree that:

(i)           Employee is being employed hereunder in a key capacity with Company and that Company is engaged in a highly competitive business and that the success of Company’s business in the marketplace depends upon its goodwill and reputation for quality and dependability.

(ii)          Employee will have access to Confidential Information in performing his duties for Company under this Agreement.

(iii)         Reasonable limits may be placed on Employee’s ability to compete against Company and its Affiliates that are engaged in the Business (as defined below) to the extent that they protect and preserve the legitimate business interests and goodwill of Company and/or its Affiliates that are engaged in the Business, and that the limits contained herein are in consideration for and as an inducement for, among other things, Employee’s right to receive the compensation set forth in Section 6.

(iv)         The covenants and undertakings by Employee contained in this Section 8 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 8 will cause irreparable injury to Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 8 will be inadequate.  Therefore, notwithstanding Section 19, Company will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 8 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

6

(v)          The rights and remedies provided by this Section 8 are cumulative and in addition to any other rights and remedies which Company may have hereunder or at law or in equity.  The parties hereto agree that, if any arbitrator or court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 8 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such arbitrator or court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(b)           Non-Competition Restrictions.  During the Non-Competition Period (as defined below), Employee will not, anywhere in the Territory (as defined below), directly or indirectly, alone or as principal, agent, employee, officer, director, trustee, employer, consultant, investor or partner, enter the employ of, or render services to, or own any stock or any other ownership interest in, or make any financial investment in, any person, business or entity which is a Competitor (as defined below); provided, however, that the ownership of not more than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system shall not constitute a violation of this Section 8(b).  For purposes of this Agreement, a business or entity shall be considered a “Competitor” as of any point in time during the Non-Competition Period if it engages in the business of providing outsourced services to the telecommunications, satellite, broadband cable, cellular/wireless tower, utility, power, management services, government, security or home services industries (including, without limitation, design, engineering, integration, maintenance and/or repair services with respect to wide-area or in-building systems, broadband wireless networks or two-way radio systems) or that otherwise competes with Company or any of its Affiliates within the Territory (the “Business”).  For purposes of this Agreement, the “Non-Competition Period” shall mean the period commencing on the Effective Date and ending one (1) year after the date Employee’s employment is terminated.  For purposes of this Agreement, “Territory” means anywhere in the United States of America.

(c)           Non-Solicitation Restrictions.  During the Non-Competition Period, Employee will not, directly or indirectly, (i) solicit the employment or services of any individual who upon termination of Employee’s employment with Company or within twelve (12) months prior thereto, was known by Employee to be employed by Company or any of its Affiliates (each such individual, a “Company Affiliate”), except that this clause (i) does not prohibit the placement of advertisements for job openings in newspapers, trade journals or other media of general circulation, (ii) hire any Company Affiliate, except that this clause (ii) does not prohibit Employee from hiring or participating in the hiring of any person if such person’s employment with Company, and any applicable written post-employment restrictions the person had as to Company and of which Employee is aware (after reasonable inquiry), both ended more than one year prior to the date of Employee’s actions, or (iii) solicit any customer or supplier of Company or any of its Affiliates to terminate its arrangement with Company or any of its Affiliates, otherwise change its relationship with Company or any of its Affiliates, or establish any relationship, directly or indirectly, with Employee for any business purpose that is competitive with the Business.

7

9.           Deductions and Withholdings.  All payments made to Employee pursuant to this Agreement shall be subject to all applicable statutory deductions and withholding amounts.

10.         Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

to Company:	BCI Communications, Inc.
1777 Sentry Parkway West, Gwynedd Hall
Suite 302
Blue Bell, PA 19422
Attention: C. Scott Hisey

to Employee:	Christopher Love
[*****]
[*****]

Attention:
Facsimile:

with copies to:	Steven W. Smith, Esquire
Buchanan Ingersoll & Rooney PC
Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102
E-mail:  steven.smith@bipc.com
Facsimile No.:  215-665-8760

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if delivered by hand or overnight courier and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

11.         Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania applicable therein, without giving effect to the principles of conflict of laws thereof.

12.         Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Employee shall not assign this Agreement or delegate his duties hereunder without the prior written consent of Company.  Any purported assignment in violation of this Section 12 shall be null and void and of no force or effect.

13.         Amendment or Modification.  This Agreement may not be amended, modified, changed or altered except by a writing signed by Company and Employee.

14.         Waiver.  None of the terms of this Agreement, including this Section 14, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

8

15.         Interpretation.  Titles of sections are for convenience only and are not to be considered a part of this Agreement.  Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Agreement they shall be construed as referred to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular “Section” or “paragraph” shall be construed as referred to the indicated section or paragraph of this Agreement unless the context indicates to the contrary.  The use of the term “including” herein shall be construed as meaning “including, without limitation.”  All references to “$” shall be references to legal currency of the United States of America.

16.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

17.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement.

18.         Complete Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior agreements, term sheets and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

19.         Confidential Arbitration of Disputes.  Except as otherwise provided in Section 7 and Section 8 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, relating to the Release or arising out of Employee’s employment or the termination of that employment (including any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be resolved binding confidential arbitration, under the auspices of the American Arbitration Association (“AAA”) in Philadelphia, Pennsylvania, before three neutral and independent arbitrators licensed to practice law and in accordance with the Commercial Rules of the AAA.  In the event that any person or entity other than Employee or Company is a party with regard to any such controversy or claim, such controversy or claim with such third party shall be submitted to confidential arbitration subject to such other person or entity’s agreement.  However, with the exception of Section 7 and Section 8, all disputes between Company and Employee shall be arbitrated.  Any award rendered in any arbitration shall be final and conclusive upon the parties to the arbitration, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration.  This Section 19 shall be specifically enforceable.  Nothing in this Section 19 shall prevent Company from seeking injunctive or equitable relief from any court of appropriate jurisdiction as provided in Section 7 and Section 8.

20.         Employee Representation. Employee acknowledges that he has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose.

9

21.         Section 409A Compliance.  If any payment or other benefit provided to Employee in connection with his termination of employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Company determines that Employee is a “specified employee” as defined in Section 409A, no part of such payments or benefits shall be paid before the day that is six (6) months plus one (1) day after Employee’s termination date (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to Employee during the period between the date of termination and the New Payment Date shall be paid to Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full cost of premiums for such welfare benefits during the six (6) month period and Company shall pay the Employee an amount equal to the amount of such premiums paid by Employee during such six-month period promptly after its conclusion.

22.         Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

23.         Installments as Separate Payments.  If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

[The Remainder of This Page Is Intentionally Left Blank.]

10

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

Company:

BCI COMMUNICATIONS, INC.

By:
Name:
Title:

EMPLOYEE:

Name:

EXHIBIT A

SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE  (this “Agreement”) is entered into as of __________, 20__ by and between ____________________________ (the “Company”) and ___________ (“Employee”).

BACKGROUND

           WHEREAS, Employee currently serves as the _______________ of ______________________ (“Company”) pursuant to the terms and conditions set forth in that certain written employment agreement by and between Employee and Company, dated as of _____________, 20__, (the “Employment Agreement”);

WHEREAS, Employee employment with the Company and all its affiliates has terminated effective as of ____________, 20__ (the “Separation Date”), and will cease to serve as the _________________ of Company as of the Separation Date; and

WHEREAS, in connection with termination of Employee’s employment with the Company, Employee and the Company desire to evidence the terms of certain agreements that have been reached between Employee and the Company regarding compensation and payments on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which Employee acknowledges, and intending to be legally bound hereby, Employee and the Company agree as follows:

SEVERANCE

1.           Severance.  Subject in all respects to the terms of this Agreement and Employee’s execution and non-revocation of this Agreement (see Section 6 below), the Company will pay to Employee an amount equal to __________ (__) ________ of Employee’s base salary (based on the current annual rate of $________ per year), less applicable tax withholding, which will be paid ratably, in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date.

Employee hereby acknowledges and agrees that the continued base salary described in this Section 1 (the “Severance Payments”) are being provided to Employee as consideration for Employee’s (a) execution and non-revocation of, and in reliance upon Employee’s representations in, this Agreement and (b) continued compliance with certain surviving provisions of the Employment Agreement.  Employee further acknowledges and agrees that if Employee does not execute or executes and revokes this Agreement, Employee would not otherwise be entitled to the Severance Payments or any other payment, and such Severance Payments are sufficient consideration for Employee’s execution and non-revocation of this Agreement.

AGREEMENTS OF EMPLOYEE

2.           Acknowledgements.  Employee agrees and represents that the following are true and correct:

(a)           Employment Termination.  Employee acknowledges his employment with the Company and its affiliates, including the Company’s parent company, Unitek Global Services, Inc., will permanently end on the Separation Date, and, from and after the Separation Date, the Company will have no future obligation to re-employ Employee.

(b)           Accrued Obligations.  On or prior to the Separation Date, the Company will pay to Employee all amounts due from the Company through the Separation Date including but not limited to the following: (a) all wages earned, (b) payment for all accrued but unused paid vacation time as recorded in accordance with the Company’s PTO policy, and (c) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company through the Separation Date.  No other amounts are due to Employee from the Company, except under this Agreement and only if this Agreement becomes effective and enforceable.

(c)           Return of Property.  On or prior to the Separation Date, Employee shall  return to the Company (i) all items of property provided by the Company for Employee’s use during employment with the Company and (ii) all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company, except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, and benefits, (b) any stock options, restricted stock, and documents received as a stockholder and (c) the Employment Agreement.

(d)           Restrictive Covenants.  Employee hereby acknowledges and agrees that his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement are hereby incorporated into this Agreement by reference and made part hereof and that he remains bound by those promises, obligations and covenants following the Separation Date in accordance with the terms of Sections 7 and 8 the Employment Agreement.  Employee further acknowledges and agrees that his right to receive the Severance Payments upon this Agreement becoming effective and enforceable is conditioned upon Employee’s continued compliance with his promises, obligations and covenants under Sections 7 and 8 of the Employment Agreement following the Separation Date.  Employee acknowledges and agrees that even if Employee did not sign this Agreement, Employee would still have continuing obligations under Sections 7 and 8 of the Employment Agreement.

13

(e)           Mutual Non-Disparagement.  Employee shall not disparage the Company, its subsidiaries, parents or affiliates, or their respective investors, directors, officers, employees, agents or representatives, or its and their respective successors, assigns, heirs, executors, or administrators (each of the foregoing, a “Covered Entity/Person”), or make any public statement reflecting negatively on and Covered Entity/Person, to third parties including, but not limited to, any matters relating to the operation or management of the Company, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.  The Company shall direct its directors and officers not to disparage Employee or make any public statement reflecting negatively on Employee to third parties, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.

(f)            No Violations.  Employee is not aware of any present violations of the Company’s Code of Conduct or concerns regarding any such violation.

(g)           Unemployment.  Employee understands that with respect to any inquiry by the ________________ Department of Labor and Workforce Development regarding eligibility for unemployment insurance, the Company shall characterize Employee’s termination of employment with the Company as a voluntary resignation.

3.           General Waiver & Release.  Except as described in Sections 3(c) and 3(d) below, Employee waives and releases any and all claims, whether or not now known to Employee, against the Company, its parents, subsidiaries and affiliated companies, and all of their respective past and present investors, directors, officers, employees, agents, representatives, successors and assigns (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Agreement.

(a)          Included Claims.  The claims being waived and released include, without limitation:

(i)            any and all claims arising from or relating to Employee’s recruitment, hire, employment and termination of employment with the Company;

(ii)           any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy;

(iii)          any and all claims of unlawful discrimination, harassment and retaliation under applicable federal, state and local laws and regulations;

(iv)          any and all claims of violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment;

(v)           any and all claims for monetary damages and any other form of personal relief; and

14

(vi)          any and all claims under the federal Age Discrimination in Employment Act, as amended (“ADEA”); and

(vii)         any and all claims under the Conscientious Employee Protection Act (“CEPA”).

(b)          Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means that, if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

(c)          Exceptions.  The only claims that are not being waived and released by Employee under this Section 3 are claims Employee may have for:

(i)            unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(ii)           continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as “COBRA” and/or under an applicable state counterpart law;

(iii)          any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA;”

(iv)          vested shares of common stock and/or vested option shares pursuant to the written terms and conditions of Employee’s stock option grants and agreements existing as of the Separation Date;

(v)           violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(vi)          any wrongful act or omission occurring after the date Employee signs this Agreement; and

(vii)         any right Employee may have to (1) enforce his rights under this Agreement, the Asset Purchase Agreement (as defined in the Employment Agreement) and any other Transaction Document (as defined in the Asset Purchase Agreement) or other document or agreement entered into in connection with the Asset Purchase Agreement, and (2) indemnification as an officer, director or employee of the Company (or any affiliate thereof) pursuant to the articles of incorporation or by-laws (or other governing instruments) (the “Governing Documents”) of the Company (or any affiliate thereof).

15

(d)           Government Agency Claims Exception.  Nothing in this Section 3, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”),  that is responsible for enforcing a law on behalf of the government.  However, Employee understands that, because Employee is waiving and releasing all claims “for monetary damages and any other form of personal relief” (per Section 3(a)(v)), Employee may only seek and receive non-personal forms of relief through any such EECO claim or related claim with a state agency.

4.           Confidentiality of this Agreement.  Employee shall not disclose to others the fact or terms of this Agreement, except Employee may disclose such information to Employee’s spouse and to Employee’s attorney or accountant (in order for such individuals to render professional services to Employee), so long as such individuals agree to keep such information confidential.  Nothing in this Section 4, or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process, or (b) cooperating, participating or assisting in any government entity investigation or proceeding.

AGREEMENTS OF THE COMPANY & EMPLOYEE

5.           Waiver of Notice Period; No Admission.  The Company and Employee acknowledge that Employee voluntarily resigned.  The Company hereby accepts such notice and agrees that Employee’s written letter of resignation satisfies the notice requirements of the Employment Agreement. Nothing about the fact or content of this Agreement shall considered to be or treated by Employee or the Company as an admission of any wrongdoing, liability or violation of law by Employee or by any Releasee.

6.           Consideration & Revocation Periods; Effective Date.  Employee has been given twenty-one (21) calendar days after the date Employee received this Agreement (“21-day Consideration Period”) within which to review and consider this Agreement, to discuss the Agreement with an attorney of Employee’s own choosing, and to decide whether or not to sign this Agreement.  The Company hereby advises Employee to consult with an attorney of Employee’s own choosing during this 21-day Consideration Period.

(a)           Revocation Period.  In addition, for the period of seven (7) calendar days after the date Employee signs this Agreement (“7-day Revocation Period”), Employee may revoke it by delivering written notice of revocation to the Company by hand-delivery or by facsimile or e-mail transmission (and retaining proof of successful transmission) using the street, facsimile or e-mail address for the Company stated in Section 7 below.

(b)           Effective Date. Because of this 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth calendar day after the date Employee signed it, provided that Employee has delivered Employee’s signed Agreement to the Company, and Employee did not revoke the Agreement per Section 6.1 above (“Effective Date”).

16

7.           Delivery to the Company.  Employee should return this Agreement, signed by Employee (and any notice of revocation, if applicable, per Section 6 above) to:

BCI Communications, Inc.
c/o UniTek Global Services Inc.
Gwynedd Hall
1777 Sentry Parkway West, Suite 302
Blue Bell, Pennsylvania 19422
Attn: General Counsel

8.           Judicial Interpretation/Modification; Severability; Governing Law.  In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.  This Release shall be construed, interpreted and enforced in accordance with the laws of the state of Pennsylvania without regard to the conflict of laws provisions thereof.

9.           Changes to Agreement.  No changes to this Agreement can be effective except by another written agreement signed by Employee and by the Company’s Chief Executive Officer.

10.         Complete Agreement.  Except for the agreements (other than the Employment Agreement) and benefit plans noted in Sections 2(c) and 3(c) above, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in-law) between Employee and the Company (including, without limitation, the Employment Agreement, except for provisions thereof that, by the terms thereof, survive termination thereof) regarding all of the subjects covered by this Agreement.  This Agreement is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement, and neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

17

11.         Application of Section 409A of the Internal Revenue Code.

(a)           General.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically, with the separation pay exemption and short-term deferral exemption of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code.  If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on Employee under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs.  To the extent that any provision of the Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall Employee, directly or indirectly, designate the calendar year of payment.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s “separation from service”  with the Company, the Company has securities which are publicly traded on an established securities market and Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any compensation payments or benefits otherwise payable pursuant to this Agreement as a result of such “separation from service” to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such compensation payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following Employee’s “separation of service ” with the Company.  If any payments are postponed due to such requirements, such amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six months following Employee’s “separation of service” with the Company.  If Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of Employee’s estate within 60 days after the date of Employee’s death.

[SIGNATURE PAGE FOLLOWS]

18

IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee and the Company hereby execute the foregoing Separation of Employment Agreement and General Release as of the dates set forth below.

Dated: __________, 20__
By
Elizabeth Downey
Chief Administrative Officer

I have read this AGREEMENT.  i understand that I am giving up important rights per Section 3 above.   I am aware of my right to consult with an attorney of my own choosing during the 21-Day Consideration Period, and I have undertaken such consultation before signing this Agreement.  I sign this Agreement freely and voluntarily, without duress or coercion.

EMPLOYEE

Dated: __________, 20__
Name:

19

EXHIBIT H

Form of Confidentiality Agreement

UniTek Global Services, Inc.
1777 Sentry Park West
Gywnedd Hall, Suite 302
Blue Bell, PA 19422

INTELLECTUAL PROPERTY, CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

In connection with my employment by UniTek Global Services, Inc. (“UniTek”) or one of its subsidiaries (together, the “Company”) which commences on the date of this Agreement pursuant to an employment letter between the Company and me dated today, I hereby agree with the Company as follows:

1.
I will not at any time, whether during or after the termination of my employment with the Company, directly or indirectly use, publish or otherwise disclose or divulge to any third party any Confidential Information (defined below) of the Company other than as required by law or in the ordinary course of the Company’s business. I will not, either during or after my employment with the Company, directly or indirectly copy, reproduce or remove from the Company’s premises, except in the ordinary course of Company business, any Confidential Information of the Company (in any medium).  All Confidential Information and all documents, files and records, and all other memoranda, notes, files, records, lists and other documents made, compiled or otherwise acquired by me in the course of my employment by the Company are and shall remain the sole property of the Company and all originals and copies thereof shall be delivered to the Company upon termination of my employment for whatever reason.

The restrictions set forth in the Section 1 will not apply to Confidential Information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by me or my representatives in violation of this Agreement. This exception will not affect the application of any other provisions of this Agreement to such information in accordance with the terms of such provision.

The term “Confidential Information” includes all information of any nature and in any form which at the time or times concerned is not generally known to the public, other than by act or acts of any person not authorized by the Company to disclose such information, and which relates to any one or more of the aspects of the present and past business or finances of the Company or any of its predecessors, including, but not limited to, patents and patent applications, inventions and improvements, whether patentable or not, development projects, policies, processes, formulas, techniques, know-how, technical information, and other facts relating to products, services, sales, advertising, promotions, financial matters, vendors, customers, customer lists, customer purchases or requirements, licenses or trade secrets, including, without limitation, all unpublished information and all information and data which is not generally available to the industry).

2.
During the term of my employment, I will promptly communicate to the Company all ideas, discoveries and inventions made by me which are or may be useful to the Company or its business (collectively, “Developments”).  I acknowledge that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by me and every item of knowledge relating to the Company’s business interests (including potential business interests which are related to or natural extensions of the Company’s business) gained by me during my employment are the property of the Company, and I hereby irrevocably assign all such ideas, discoveries, inventions, improvements, and knowledge to the Company for its sole use and benefit without additional compensation.  The provisions of this paragraph shall apply whether such ideas, discoveries, inventions improvements or knowledge are conceived, made or gained by me alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to the Company’s business interests (including potential business interests), and whether or not within the specific realm of my duties.  It shall be conclusively presumed that ideas, inventions, and improvements relating to the Company’s business interests or potential business interests conceived during the one year period following termination of my employment are, for the purposes of this Agreement, conceived prior to termination of this Agreement.  I will, upon request of the Company, but at no expense to me, at any time during or after my employment by the Company, sign all instruments and documents requested by the Company and otherwise cooperate with the Company to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries and in the event the Company is unable, after reasonable effort, to secure my signature, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and other analogous protection thereon with the same legal force and effect as if executed by me.

1

3.
All Original Works created by me shall, to the fullest extent permitted by law, be a “Work For Hire” as defined in Section 101 of the Copyright Act of 1976, as amended (17 U.S.C. § 101 et seq.) and the copyright in such Original Works shall vest, from the date of the work’s fixation in any tangible medium, solely and exclusively in the Company.  I shall, upon request of the Company, at any time during or after my employment with the Company, execute all instruments and documents (including patent applications) and provide such assistance as the Company may deem necessary to obtain, defend or enforce any United States or foreign or related to any Original Works.  I shall not use for my own benefit any Original Works, nor shall I obtain any ownership or other right in or to any such Original Works, trademarks or servicemarks, or other intellectual property rights of the Company, as a consequence of carrying out his duties hereunder.  The Company shall be free to use, reuse, adapt, encumber, transfer or sell Original Works and its copyright, trademark, and other intellectual property rights therein, without limitation.  For purposes of this paragraph, “Original Works” shall mean works fixed in a tangible medium of expression (including derivative works or supplemental works based thereon as well as plans, specifications, negatives or original copies needed to reproduce the work) conceived or developed by me, alone or in combination with others, during the period of my employment by the Company and generated within the scope of my employment, whether or not conceived or developed during regular working hours, with the use of Company equipment or resources, or otherwise at the Company’s expense.

4.
During the Term of this Agreement and for a period of one year from the date of termination of my employment hereunder for any reason, I shall not directly or indirectly, solicit, hire, or entice any of the following to cease, terminate or reduce any relationship with the Company or to divert any business from the Company:  (a) any person who was an employee of the Company during the one year period immediately preceding the termination of my employment; (b) any consultant, independent contractor or supplier of the Company; (c) any customer or client of the Company; or (d) any prospective customer or client of the Company from whom I solicited business within the last year of my employment.  Further, for a period of two years from the date of my termination, I will not directly or indirectly disclose the names, addresses, telephone numbers, compensation, or arrangements between the Company and any person or entity described in sub-sections (a), (b), (c) or (d).

5.
If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable, it being understood and agreed that by the execution of this Agreement, the parties hereto regard the restrictions herein as reasonable and compatible with their respective rights.

2

6.
I understand that the restrictions set out in this Agreement are intended to protect the Company’s interest in its secret proprietary or confidential information and established customer relationships and goodwill, and agree that such restrictions are reasonable and appropriate for this purpose. In addition, I further acknowledges that the Company and its respective subsidiaries and affiliates will be irrevocably damaged if such covenants are not specifically enforced, that it would be difficult to measure any damages caused to the Company which might result from any breach by me of the promises set forth in this Agreement, and that in any event money damages may be an inadequate remedy for any such breach.  Accordingly, I agree that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining me from an actual or threatened breach of such covenants.

7.	I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment or to exploit any Developments.

8.	Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

9.
My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

10.
The term “Company” shall include UniTek and each of its subsidiaries  divisions and affiliates, and, if UniTek becomes a wholly-owned subsidiary of another entity (“Parent”), the Parent and its subsidiaries, divisions and affiliates.  The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

11.
I acknowledge that the Company has encouraged me to seek the advice of counsel of my choosing to advise me with respect to this Agreement, and that I have had sufficient time to review this Agreement with any such counsel.

12.
This Agreement shall be governed by and construed in accordance with the domestic laws of the State in which I am principally employed by the Company, set forth below my signature, irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.  Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in such State or in any state court in the principal county in which I am so employed, and I hereby waive any objection which I may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submit to the jurisdiction of any such court.  Any and all service of process and any other notice in any such action, suit or proceeding, shall be effective against me if given as provided herein.  Nothing herein contained shall be deemed to affect the right of company to serve process in any other manner permitted by law or to commence legal proceedings in any jurisdiction other than such State.  Nothing contained herein shall prevent or delay the Company from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by me of my obligations hereunder.

13.
If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

3

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Agreement this ______ day of ____________________, 2011.

Address

Employee Name

Principal State and County of Employment

Agreed and Accepted as of the ____ day of
________________, 2011:

UniTek Global Services, Inc.

By:
Name: Elizabeth Downey
Title: Chief Administrative Officer

4